UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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United Natural Foods, Inc.
(Name of Registrant as Specified in its Charter)

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UNITED NATURAL FOODS, INC.
Notice of Annual Meeting of Stockholders
to be held on December 16, 2015
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of United Natural Foods, Inc., which will be held on Wednesday, December 16, 2015 at 4:00 p.m. eastern standard time at the Radnor Hotel, 591 Lancaster Ave., Wayne, PA 19087, and any adjournments or postponements of the annual meeting. For your convenience, we are also offering you the option to attend the annual meeting on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/unfi2015.
We are holding the annual meeting for the following purposes:

1.	To elect eight nominees as directors to serve until the 2016 annual meeting of stockholders.

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 30, 2016.

3.	To approve, on an advisory basis, our executive compensation.

4.	To approve the amendment and restatement of the United Natural Foods, Inc. 2012 Equity Incentive Plan.

5.
To consider a stockholder proposal on a policy regarding limitations on accelerated vesting of equity awards of senior executive officers upon a change in control, if properly presented at the annual meeting.

These matters are more fully described in the accompanying proxy statement, which is made a part of this notice. We are not aware of any other business to be transacted at the annual meeting.
Only stockholders of record on our books at the close of business on Monday, October 19, 2015 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices located at 313 Iron Horse Way, Providence, RI 02908. If you would like to view the stockholder list, please call our Investor Relations Department at (401) 528-8634 to schedule an appointment. The stockholder list will also be available at the annual meeting and on the Internet through the virtual web conference at the beginning of the annual meeting.
In accordance with rules approved by the Securities and Exchange Commission, this year we are again furnishing proxy materials to our stockholders over the Internet. On or about November 6, 2015 we mailed to all stockholders of record as of the close of business on October 19, 2015 a notice containing instructions on how to access our Annual Report to Stockholders, which contains our audited consolidated financial statements for the fiscal year ended August 1, 2015, our proxy statement, proxy card and other items of interest to stockholders on the Internet website indicated in our notice, as well as instructions on how to vote your shares of common stock in connection with the annual meeting. That notice also provided instructions on how you can request a paper copy of our proxy materials and Annual Report to Stockholders if you desire.

If you do not attend the annual meeting, you may vote your shares via the Internet, by telephone or by completing, dating, signing and promptly returning your proxy card to us in the envelope provided, if you received a paper copy of the proxy card by mail. The proxy materials provide you with details on how to vote by these three methods. Whether or not you plan to attend the annual meeting, we encourage you to vote in the method that suits you best so that your shares will be voted at the annual meeting. If you decide to attend the annual meeting in person or virtually through the Internet, you may revoke your proxy and cast your vote during the meeting.
By Order of the Board of Directors,
Michael S. Funk,
Chair of the Board

November 6, 2015
PLEASE VOTE. STOCKHOLDERS MAY VOTE IN PERSON OR BY THE INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO YOUR PROXY CARD OR THE NOTICE OF PROXY AVAILABILITY DISTRIBUTED TO YOU ON NOVEMBER 6, 2015 FOR INFORMATION ON HOW TO VOTE BY THE INTERNET, TELEPHONE OR MAIL.

Grants of Plan-Based Awards in Fiscal 2015	39
Outstanding Equity Awards at Fiscal 2015 Year-End	40
Option Exercises and Stock Vested—Fiscal 2015	41
Pension Benefits	42
Nonqualified Deferred Compensation—Fiscal 2015	42
Potential Payments Upon Termination or Change-in-Control	44

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	47
Fees Paid to KPMG LLP	47
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	47

PROPOSAL 3—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	49

PROPOSAL 4—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE UNITED NATURAL FOODS, INC. 2012 EQUITY INCENTIVE PLAN	50
Background	50
Proposed Amendments to the 2012 Equity Incentive Plan	52
Vote Required and Board Recommendation	57

PROPOSAL 5—STOCKHOLDER PROPOSAL ON POLICY REGARDING LIMITATIONS ON ACCELERATED VESTING OF EQUITY AWARDS OF SENIOR EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL	59
Background	59
The Company's Statement in Opposition to Proposal 5	59

OTHER MATTERS	61
Section 16(a) Beneficial Ownership Reporting Compliance	61
Stockholder Proposals for the 2016 Annual Meeting of Stockholders	61

APPENDIX A—UNITED NATURAL FOODS, INC. AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN	A-1

UNITED NATURAL FOODS, INC.
313 Iron Horse Way
Providence, Rhode Island 02908

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held On December 16, 2015
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of United Natural Foods, Inc., for use at the Annual Meeting of Stockholders to be held on Wednesday, December 16, 2015 at 4:00 p.m. (eastern standard time) at the Radnor Hotel, 591 Lancaster Ave., Wayne, PA 19087, and any adjournments or postponements of the annual meeting, and on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/unfi2015. The Board of Directors (which we sometimes refer to as the Board in this proxy statement) is soliciting proxies for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We will bear the cost of soliciting the proxies.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 16, 2015:
As outlined on the notice we mailed to you on November 6, 2015 (the “Notice of Proxy Availability”), the proxy statement, proxy card and Annual Report to Stockholders for the fiscal year ended August 1, 2015 are available on the Internet at http://www.proxyvote.com.
INFORMATION ABOUT THE MEETING
Record Date and Share Ownership
Only stockholders of record on our books at the close of business on Monday, October 19, 2015 (the “Record Date”) will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. As of the close of business on October 19, 2015, we had 50,195,171 shares of common stock outstanding. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the annual meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended August 1, 2015, were first made available to stockholders of record on or about November 6, 2015. The Board is making these materials available to you on the Internet or, upon your request, is delivering printed versions of these materials to you without charge by mail. On or about November 6, 2015, we mailed to all stockholders of record as of the Record Date the Notice of Proxy Availability, which contains instructions on how to access these materials and vote.
We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended August 1, 2015, as filed with the Securities and Exchange Commission (the “SEC”), without exhibits. Please address all such requests to the attention of Barbara Guyer, Executive Assistant, United Natural Foods, Inc., 313 Iron Horse Way, Providence, Rhode Island 02908. Exhibits will be provided upon written request to Ms. Guyer and payment of an appropriate processing fee.
Submitting and Revoking Your Proxy
If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:
FOR the election of Eric F. Artz, Ann Torre Bates, Denise M. Clark, Michael S. Funk, Gail A. Graham, James P. Heffernan, Peter A. Roy, and Steven L. Spinner as directors to serve until the 2016 annual meeting of stockholders (Proposal 1);
FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 30, 2016 (Proposal 2);
FOR the advisory approval of our executive compensation (Proposal 3);
FOR the approval of the amendment and restatement of the United Natural Foods, Inc. 2012 Equity Incentive Plan (Proposal 4); and

AGAINST the stockholder proposal on a policy regarding limitations on accelerated vesting of equity awards of senior executive officers upon a change in control (Proposal 5).

If other matters come before the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the annual meeting.
You may revoke or revise your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting via the Internet while attending the virtual annual meeting, (3) granting a subsequent proxy through the Internet or telephone, (4) voting in person at the annual meeting; or (5) sending a written revocation to our corporate secretary at 313 Iron Horse Way, Providence, Rhode Island 02908. Attendance at the annual meeting in person or virtually through the Internet will not itself be deemed to revoke your proxy unless you vote in person or via the Internet while attending the virtual annual meeting. Your most current proxy card or telephone or Internet proxy at the time of the meeting is the one that is counted.
If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. You may not vote directly any shares held in street name; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposals 1 and 3 through 5 are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of KPMG LLP) is a discretionary item, and your broker, bank or nominee may vote your shares in their discretion even without voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1 and 3 through 5, but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1 and 3 through 5.
If you participate in our Employee Stock Ownership Plan (the “ESOP”), you will receive a separate voting instructions card which will serve as a voting instruction for Mrs. Lisa N'Chonon, a trustee of the ESOP. If Mrs. N'Chonon does not receive voting instructions for your ESOP shares, she will vote your ESOP shares in the same proportion as other ESOP participants’ shares for which she has received voting instructions. Mrs. N'Chonon will vote unallocated shares of common stock in the ESOP in the same proportion as participants have directed the trustee to vote their allocated shares of common stock.
If you participate in the United Natural Foods, Inc. Stock Fund (the “Stock Fund”) through the United Natural Foods, Inc. Retirement Plan (the “401(k) Plan”), you will receive a separate voting instructions card which will serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the plan. If Fidelity does not receive voting instructions for your shares, it will not vote your shares.
In addition to solicitations by mail and the Internet, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, banks, and nominees to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses, banks and other nominees for their reasonable expenses in connection with this distribution.
How to Vote
For Proposal 1, you may vote “FOR” or “AGAINST” each of the nominees to the Board. You may also abstain from voting “FOR” or “AGAINST” any nominee. For each of Proposals 2 through 5, you may vote “FOR” or “AGAINST” or abstain from voting.
Stockholders of Record: If you are a stockholder of record, there are four ways to vote:

•	by completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•	by written ballot at the annual meeting;

•	by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your Notice of Proxy Availability; or

•
by voting on the Internet. To vote on the Internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card prior to the annual meeting. You will be asked to provide the control number from the Notice of Proxy Availability. You may also vote on the Internet while attending the meeting virtually through the Internet.

If you plan to vote by telephone or Internet in advance of the meeting, your vote must be received by 11:59 p.m., eastern standard time, on December 15, 2015 to be counted. Internet voting during the annual meeting is also permissible through the virtual web meeting hosted at www.virtualshareholdermeeting.com/unfi2015.
Street Name Holders: If you hold your shares in street name, the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the annual meeting in person, you must obtain a legal proxy from your broker and bring that proxy to the meeting. If you wish to vote at the annual meeting while attending through the virtual annual meeting, you must have your 12 digit control number from your Notice of Proxy Availability.
Holders Through the ESOP: If you hold your shares through the ESOP, a voting instructions card was forwarded to you, which will serve as a voting instruction for Mrs. Lisa N'Chonon, the trustee of the ESOP. You must submit your voting instructions to Mrs. N'Chonon by the close of business on December 11, 2015 to allow time to receive your voting instructions. If Mrs. N'Chonon does not receive voting instructions for your ESOP shares, she will vote your ESOP shares in the same proportion as other ESOP participants’ shares for which she has received voting instructions.
Holders Through the 401(k) Plan: If you hold your shares through the 401(k) Plan’s Stock Fund, you will receive a separate voting instructions card which will serve as a voting instruction for Fidelity, the trustee of the 401(k) Plan. You must submit your voting instructions to Fidelity by 5:00 p.m. eastern standard time on December 11, 2015 to allow time to receive your voting instructions. If Fidelity does not receive voting instructions for your shares, it will not vote your shares.
We provide Internet proxy voting to allow you to vote your shares online both before and during the meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Quorum
Presence in person, by attendance through the virtual annual meeting, or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the annual meeting will be required for a quorum. Shares of common stock present in person or by attendance through the virtual annual meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the annual meeting.
Votes Required
Proposal 1 (election of a total of eight nominees as directors) is an uncontested director election. In uncontested elections, our Amended and Restated Bylaws, as amended ("the "Bylaws") require that each nominee be elected by a majority of votes cast with respect to such nominee. Therefore, a director will be elected if the number of shares voted “FOR” the director exceeds the number of shares voted “AGAINST” the director. Since each nominee is already a director, our Bylaws require any nominee who does not receive the affirmative vote of at least a majority of the votes cast to offer to tender his or her resignation to the Board. The Nominating and Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the director’s resignation, or whether other action should be taken. The Board will act on such recommendation within 90 days from the date of the certification of the election results. Abstentions and broker non-votes, if applicable, will have no effect on this item because they are not considered votes cast.
For each of Proposal 2 (ratification of the selection of KPMG LLP), Proposal 3 (advisory approval of our executive compensation), Proposal 4 (the amendment and restatement of the UNFI 2012 Equity Incentive Plan), and Proposal 5 (the stockholder proposal regarding a policy on limitations on accelerated vesting of equity awards of senior executive officers upon a change in control) the affirmative vote of a majority of votes cast on the proposal is necessary for approval. Abstentions and broker non-votes will have no effect on the results of Proposals 2 through 5 because they are not considered votes cast.
Attending the Annual Meeting
We will be hosting the 2015 Annual Meeting of Stockholders at the Radnor Hotel, 591 Lancaster Ave., Wayne, PA 19087, as well as live via the Internet. A summary of the information you need to attend the annual meeting online is provided below:

•	Any stockholder as of the record date can attend the annual meeting in person or virtually through the Internet at www.virtualshareholdermeeting.com/unfi2015.

•	Meeting starts at 4:00 p.m. eastern standard time.

•	If attending the annual meeting virtually through the internet, please have your 12-digit control number to enter the annual meeting.

•	If you hold your shares in street name and wish to vote at the annual meeting in person, you must obtain a legal proxy from your broker, bank or nominee and bring that proxy to the meeting.

•	Stockholders may vote and submit questions while attending the annual meeting in person or through the Internet.

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/unfi2015.

•	Webcast replay of the annual meeting will be available at www.virtualshareholdermeeting.com/unfi2015 until December 16, 2016.
Householding
We have adopted a procedure for stockholders whose shares are held in street name called “householding,” pursuant to which stockholders of record who have the same address and the same last name will receive only one Notice of Proxy Availability each and, as applicable, one set of any additional proxy materials that are delivered, unless one or more of these stockholders notifies us that they wish to continue receiving multiple copies. This procedure provides extra convenience for stockholders and a cost savings for us. Currently, we are not providing householding to stockholders of record.
If at any time you no longer wish to participate in householding and would prefer to receive a separate Notice of Proxy Availability and, as applicable, any additional proxy materials that are delivered, or if your shares are held in street name and you are receiving multiple copies of our Notice of Proxy Availability and, as applicable, any additional proxy materials that are delivered and wish to receive only one, please notify your bank, broker, trust or other holder of record. For more information, please contact our Investor Relations Department at 313 Iron Horse Way, Providence, Rhode Island 02908.
Stockholders who participate in householding will continue to receive separate control numbers for use in voting their shares, and, if requested, separate proxy cards.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
This table includes information regarding the amount of our common stock beneficially owned as of October 19, 2015 by (i) each of our directors, (ii) each of our executive officers named in the EXECUTIVE COMPENSATION TABLES—Summary Compensation Table—Fiscal Years 2013-2015, (iii) all of our directors and current executive officers as a group, (iv) our Employee Stock Ownership Trust (the "ESOT"), and (v) each person or entity known to us to own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned(2)(3)	Percentage Ownership
Directors and Named Executive Officers:
Michael S. Funk	54,469	**
Steven L. Spinner (4)	193,066	**
Eric F. Artz	2,145	**
Ann Torre Bates	7,585	**
Denise M. Clark	8,835	**
Gail A. Graham	20,039	**
James P. Heffernan	48,853	**
Peter A. Roy	45,721	**
Richard J. Schnieders	13,117	**
Sean F. Griffin	28,316	**
Donald P. McIntyre	3,557	**
Mark E. Shamber	100,795	**
Joseph J. Traficanti	31,210	**
All directors and executive officers, as a group (18 persons)	640,499	1.3%
Other Stockholders:
Employee Stock Ownership Trust (5)	1,026,051	2.0%
Baron Capital Group, Inc. and related persons (6)	4,945,645	9.9%
BlackRock, Inc. (7)	3,986,533	8.0%
The Vanguard Group, Inc. (8)	2,987,828	6.0%
** Less than 1%

(1)
The address for each listed director and executive officer is c/o United Natural Foods, Inc., 313 Iron Horse Way, Providence, Rhode Island 02908. The address for the ESOT is c/o Lisa N'Chonon, Trustee, c/o United Natural Foods, Inc., 313 Iron Horse Way, Providence, Rhode Island 02908. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022. The address for Baron Capital Group, Inc. and related persons is 767 Fifth Avenue, 49th Floor, New York, New York 10153. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)
The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days after October 19, 2015 through the vesting and/or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person.

(3)
The shares of common stock shown in the table include the following numbers of shares that are issuable upon the exercise of stock options and that are exercisable within 60 days following October 19, 2015: Mr. Funk—12,625; Mr. Spinner—82,349; Mr. Heffernan—17,290; Mr. Roy—18,630; Mr. Schnieders—2,660; Mr. Griffin—15,433; Mr. McIntyre—3,348; Mr. Shamber—63,711; Mr. Traficanti—11,472; all directors and executive officers as a group—283,292.

The shares of common stock shown in the table do not include any shares issuable pursuant to restricted stock units.
The shares of common stock shown in the table include the following numbers of shares that are issuable pursuant to phantom stock in the Company's Deferred Compensation and Deferred Stock Plans (the "Deferral Plans"): Mr. Spinner

—8,124; Ms. Clark—1,673; Ms. Graham—6,384; Mr. Griffin—1,002; Mr. Heffernan—18,756; Mr. Shamber—25,203; Mr. Traficanti—9,660; all directors and executive officers as a group—70,802.
The shares of common stock shown in the table include the following numbers of shares held in trust by the ESOT and allocated to the individuals under the ESOP: Mr. Funk—4,232; Mr. Spinner—651; Mr. Griffin—317; Mr. McIntyre—58; Mr. Shamber—2,396; Mr. Traficanti—393; all directors and executive officers as a group—11,200.
The shares of common stock shown in the table include the following numbers of shares that are allocated to the individual's account under our 401(k) Plan's Stock Fund: Mr. Griffin—1,391; Mr. Shamber—1,811; Mr. Traficanti—446; all directors and executive officers as a group—4,081.

(4)	Includes 3,470 shares of common stock held by, or by a custodian for, his children.

(5)	The ESOT disclaims beneficial ownership of allocated shares of common stock in the ESOP to the extent that the beneficial ownership of such shares is attributable to participants in the ESOP.

(6)
Beneficial ownership information based on information contained in a Schedule 13G/A filed with the SEC on February 17, 2015 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron. BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. Ronald Baron owns a controlling interest in Baron Capital Group, Inc. Baron Capital Group, Inc. and Ronald Baron have shared voting power with respect to 4,628,004 shares and shared dispositive power with respect to 4,945,645 shares. BAMCO, Inc. has shared voting power with respect to 4,334,244 shares and shared dispositive power with respect to 4,651,885 shares. Baron Capital Management, Inc. has shared voting power and dispositive power with respect to 293,760 shares.

(7)
Beneficial ownership information on information contained in Schedule 13G/A filed with the SEC on January 23, 2015 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 3,875,172 shares and sole dispositive power with respect to 3,986,533 shares.

(8)
Beneficial ownership information based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2015 by The Vanguard Group, Inc. The Vanguard Group, Inc. has sole voting power with respect to 66,130 shares, sole dispositive power with respect to 2,925,698 shares and shared dispositive power with respect to 62,130 shares. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owns 62,130 shares as a result of VFTC's serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. ("VIA"), a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owns 4,000 shares as a result of VIA's serving as investment manager of Australia investment offerings.

CORPORATE GOVERNANCE
Summary
We are committed to maintaining strong corporate governance practices and principles. The Board actively monitors developments relating to the corporate governance of public corporations, and the Board has consulted with our legal counsel to evaluate our current corporate governance and other practices in light of these developments. Our policies and practices reflect our reviews of corporate governance best practices and are compliant with the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the NASDAQ Stock Market ("NASDAQ") listing standards. For example:

•
The Board has adopted clear corporate governance principles, which were most recently revised in September 2014, that outline the roles and responsibilities of the Board and its committees and establish policies regarding governance matters such as Board meetings and communications, performance evaluations of the Board and our Chief Executive Officer, stock ownership guidelines, and director orientation and continuing education;

•
A majority of the members of the Board are independent within the NASDAQ listing standards' definition, and the Board makes an affirmative determination regarding the independence of each director annually;

•
All members of the Board's standing committees—the Audit Committee, the Compensation Committee and the Nominating and Governance Committee—are independent within the NASDAQ listing standards' definition and applicable SEC rules and regulations;

•	The independent members of the Board meet regularly without the presence of management;

•
Our chairman of the Board is not our chief executive officer and we have designated an independent director to serve as our "Lead Independent Director" to coordinate the activities of the other independent members of the Board;

•
We have a clear code of business conduct and ethics that applies to our principal executive officers and all members of our finance department, including our principal financial officer and principal accounting officer;

•	The charters of the Board's committees clearly establish their respective roles and responsibilities;

•
The Compensation Committee has considered whether any of the Compensation Committee's consultants have any relationships with us or our directors or executive officers that would call into question the consultant's independence or constitute a conflict of interest; and

•	The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters.
In addition, our corporate governance principles limit our independent directors to serving on no more than a total of four public company boards and limit our executive officers to serving on no more than a total of two public company boards, in each case, including our Board. Directors and executive officers must notify the chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another corporate board. Directors are also required to notify the Nominating and Governance Committee when their principal occupation or business association changes, at which point the committee will evaluate the propriety of continued service on our Board by the director.
As discussed under PROPOSAL 1—ELECTION OF DIRECTORS—Majority Vote Standard for Election of Directors, our Bylaws provide for a majority voting standard for uncontested elections of directors. The Nominating and Governance Committee's charter sets forth the procedures for the Nominating and Governance Committee's deliberations regarding whether to accept an offer by a nominee for director to resign from the Board if that nominee does not receive more votes cast “FOR” his or her election than votes cast “AGAINST” his or her election.
As a result of the amendments to our Certificate of Incorporation and our Bylaws to declassify the Board that were approved at our 2013 annual meeting of stockholders all directors elected at or after the annual meeting will be elected for one-year terms.
We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives. The corporate governance page can be found at www.unfi.com, by clicking on "Investor Overview" and then on "Corporate Governance" or "Code of Conduct" as applicable. Copies of our corporate governance principles, our code of business conduct and ethics, the charters for each of the Board's committees and the charter of the Lead Independent Director can be found on the investor overview pages of our website. Information contained on our website is not incorporated by reference in this proxy statement or considered to be part of this document.

Director Independence
Our corporate governance principles require a majority of the members of the Board to be independent directors as such term is defined in the NASDAQ listing standards. The Board, upon the recommendation of the Nominating and Governance Committee, has determined that seven of its nine current members are independent. Our seven independent directors are Eric F. Artz, Ann Torre Bates, Denise M. Clark, Gail A. Graham, James P. Heffernan, Peter A. Roy and Richard J. Schnieders. Michael S. Funk and Steven L. Spinner are our employees and therefore are not independent directors.
Our corporate governance principles and the charter for each of the Boards' standing committees—the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee—require all members of such committees to be independent within the meaning of NASDAQ listing standards and the SEC's rules. The charter of the Audit Committee also requires each of its members to meet the definition of independence under Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the SEC's rules thereunder. The charter of the Compensation Committee requires each of its members to be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code").
Lead Independent Director
The Lead Independent Director is elected annually by the independent directors of the Board. Mr. Heffernan currently serves as the Lead Independent Director. In accordance with our corporate governance principles and the charter of the Lead Independent Director, the Lead Independent Director must be independent. The Lead Independent Director is responsible for coordinating the activities of the other independent directors and for performing such other duties and responsibilities as the Board may determine from time to time, including:

•	Serving as a liaison between the Chair of the Board, independent directors, and the President and Chief Executive Officer;

•	Recommending to the Board the membership of the Board's committees, and recommending to the Chair of the Board the retention of advisers and consultants who report directly to the Board;

•	Advising the Chair of the Board as to an appropriate schedule of and agenda for the Board's meetings and ensuring the Board's input into the agenda for the Board's meetings; and

•	Serving as the Chair for executive sessions of the Board's independent directors and acting as Chair of the Board's regular and special meetings when the Chair is unable to preside.
A complete description of the duties of the Lead Independent Director is included in the charter of the Lead Independent Director, a copy of which can be found in the corporate governance section of our website at www.unfi.com.
Board Leadership Structure
The Board is currently led by the Chair of the Board, Mr. Funk, and by the Lead Independent Director, Mr. Heffernan. The Board believes that it is in our best interests for two separate members of the Board to lead the Board. This dual leadership role combines the benefits of Mr. Heffernan's guidance as an independent director and Mr. Funk's prior executive management experience with the Company, and its predecessor company, from 1976 to 2008. Our corporate governance principles do not require the Chair of the Board to be independent and do not specify whether the positions of Chair of the Board and Chief Executive Officer must be separated. Furthermore, the Board believes that having a Lead Independent Director vested with key duties and responsibilities (as discussed above) and the Board's standing committees comprised of and chaired by independent directors (as discussed below) provides a formal structure for strong independent oversight of our management team.
Risk Oversight
The Board has overall responsibility for risk oversight. The Board exercises its oversight responsibilities with respect to strategic, operational and competitive risks, as well as risks related to the planning for succession of our Chief Executive Officer and other members of senior management. The Board has delegated responsibility for the oversight of specific risks to the Board's committees as follows: the Audit Committee discusses with management and the independent auditor significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures; and the Compensation Committee is responsible for ensuring that compensation policies and programs do not encourage our executives to take unnecessary and excessive risks that could threaten our long-term value. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our company.

Compensation Risk
We performed a comprehensive assessment for the Compensation and Audit Committees to determine whether the risks arising from any of our compensation policies or practices are reasonably likely to have a material adverse effect on us. Our assessment covered each material element of executive and non-executive employee compensation and any risk mitigating factors as discussed below. We believe that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. In addition, the structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. In addition, performance-based cash incentive awards and long-term equity-based incentive awards made in fiscal 2015 have the following risk-limiting characteristics:

•	Our overall compensation levels are competitive with the market.

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Our compensation mix for fiscal 2015 was balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward total Company financial performance and individual performance, and (iii) a portfolio approach for stock awards with a balance among stock options, performance share units and time-based vesting restricted stock units.

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Time-based vesting equity awards for the Named Executive Officers were granted with a grant date fair value equal to the sum of approximately one-half of the total grant date fair value of the core long-term equity based compensation awarded in fiscal 2015.

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Equity awards in the form of stock options were limited to approximately 40% of the time-based vesting award value, which reduces the incentive to take unnecessary or excessive risks to increase our stock price. The remaining approximately 60% of the time-based vesting award value was delivered in the form of time-based vesting restricted stock units, which aligns the interests of our executive officers to long-term stockholder interests.

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A significant portion of our executive compensation is tied to how our stock performs over multiple years. Time-based vesting equity awards to employees generally have graded vesting with 25% of the grant vesting on each anniversary of the grant date. This minimizes the benefit of a temporary increase in stock price.

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Our incentive programs are based on a sliding scale with amounts interpolated between threshold, target and stretch. These awards can vest at a value of up to 200% of the grant date value if the stretch performance targets are achieved.

•	The Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our stockholders.

•	Payouts for awards under our Annual Cash Incentive Plan and the vesting of performance shares and units are based on results included in the audited consolidated financial statements.

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Executive officers are subject to our executive stock ownership guidelines as described in EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Other Programs, Policies and Considerations and all non-employee directors are subject to stock ownership requirements as described in DIRECTOR COMPENSATION—Stock Ownership Requirement.

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Members of the Compensation Committee approve the final incentive compensation pool based on the minimum performance hurdle as described in EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Minimum Performance Hurdle after reviewing corporate performance.

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Equity awards and cash-based incentive plan awards are subject to our Recoupment Policy as described in EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Other Programs, Policies and Considerations.

Committees of the Board of Directors
The Board currently has three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Governance Committee. Upon recommendation of the Nominating and Governance Committee, the full Board appoints members of each committee. Each committee is responsible for appointing its chair.
Compensation Committee. The Compensation Committee establishes or approves all policies and procedures related to our human resources function, including employee compensation, incentive programs, and our 401(k) plan, and administers our stock incentive plans, including the United Natural Foods, Inc. Amended and Restated 1996 Stock Option Plan (the "1996 Equity Plan"), the United Natural Foods, Inc. 2002 Stock Incentive Plan (the "2002 Equity Plan"), the United Natural Foods, Inc. Amended and Restated 2004 Equity Incentive Plan (the "2004 Equity Plan") and the United Natural Foods, Inc. 2012 Equity Incentive Plan (the "2012 Equity Plan"). Additionally, this committee evaluates and establishes the compensation of our executive officers whose compensation is described below in EXECUTIVE COMPENSATION TABLES—Summary Compensation Table—Fiscal Years

2013-2015, including our Chief Executive Officer and Chief Financial Officer. The Compensation Committee also reviews the compensation of the other members of our senior management team and recommends to the Board the compensation for our non-employee directors. For a description of the role of the Compensation Committee, its consultants and management in setting executive compensation, please see EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—How We Make Decisions Regarding Executive Pay. The Compensation Committee also approves our annual compensation discussion and analysis included in our annual proxy statements.
The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of our Chief Executive Officer, Chief Financial Officer, Chief Human Resources and Sustainability Officer and Secretary and General Counsel. Compensation Committee meetings are regularly attended by the Chair of the Board, the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the Chief Human Resources and Sustainability Officer. At certain meetings during fiscal 2015, the Compensation Committee met in executive session. The Compensation Committee's Chair reports the committee's recommendations on executive compensation to the Board. Independent advisors and the Company's finance, human resources, benefits and legal departments support the Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate a compensation consultant, legal counsel or other advisor as it deems necessary to assist in the fulfillment of its responsibilities. Moreover, the Compensation Committee annually evaluates the independence of its consultants.
The Compensation Committee's charter is available on our website, www.unfi.com. The Compensation Committee held four meetings during fiscal 2015. The current members of the Compensation Committee are Messrs. Heffernan (chair) and Artz, and Mmes. Bates and Clark, each of whom is an independent director.
Audit Committee. The Board has an Audit Committee that is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; monitoring the independence of our independent registered public accounting firm; and monitoring the performance of our independent registered public accounting firm, management and our internal audit department. Among the Audit Committee's duties are to review the results and scope of the audit and other services provided by our independent registered public accounting firm.
The Audit Committee's charter is available on our website, www.unfi.com. The Audit Committee held seven meetings during fiscal 2015. The current members of the Audit Committee are Ms. Bates (chair) and Messrs. Artz, Heffernan and Schnieders, each of whom is an independent director. The Board has determined that Ms. Bates and Messrs. Artz and Heffernan are audit committee financial experts, as defined by the rules and regulations of the SEC.
Nominating and Governance Committee. The Nominating and Governance Committee is responsible for developing, reviewing and recommending to the Board for adoption our corporate governance principles; identifying and nominating candidates for election to the Board; assessing and making recommendations to the Board regarding the size and composition of the Board and the size, composition, scope of authority, responsibilities and reporting obligations of each of the Board's committees; and assisting the Board in conducting performance reviews of the Board and its committees and members. For additional information regarding the director nomination process undertaken by the Nominating and Governance Committee, please refer to PROPOSAL 1—ELECTION OF DIRECTORS—Nomination of Directors.
The Nominating and Governance Committee's charter is available on our website, www.unfi.com. The Nominating and Governance Committee held five meetings during fiscal 2015. The current members of the Nominating and Governance Committee are Messrs. Roy (chair) and Schnieders, and Ms. Graham, each of whom is an independent director.
Board Meetings
During fiscal 2015, the Board met ten times and following each of the Board's meetings, the independent directors met in executive session without the presence of management (in each case, including by telephone conference). All directors attended at least 85% of the meetings of the Board and of the committees on which they served. We encourage each member of the Board to attend our annual meetings of stockholders. Seven of our current directors (all current directors, except for Ms. Bates and Mr. Artz who was appointed effective October 1, 2015) attended the annual meeting held in December 2014 either in person or through the virtual annual meeting.

PROPOSAL 1—ELECTION OF DIRECTORS
Directors and Nominees for Director
The Board is comprised of nine directors. As a result of the amendment to our Certificate of Incorporation and Bylaws to declassify the Board that was approved at our 2013 annual meeting of stockholders, all directors elected at the annual meeting will be elected for one-year terms.
The term of each director will expire at the 2016 annual meeting, unless elected to a new term by our stockholders. Mmes. Bates, Clark and Graham and Messrs. Artz, Funk, Heffernan, Roy, and Spinner have been nominated to stand for election as a director at the 2015 annual meeting to hold office until the annual meeting of stockholders to be held in 2016 and until their successors are elected and qualified. Each nominee has indicated his or her willingness to continue to serve if elected by our stockholders. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.
Mr. Schnieders was not nominated to stand for re-election at the annual meeting. In connection with Mr. Schnieders' term expiring at the annual meeting, we will be reducing the size of the Board to eight members.
We have described below information concerning the business experience and qualification of each of our director nominees.
The Board unanimously recommends that stockholders vote “FOR” each of the director nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary choice is specified in the proxy.

NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM EXPIRING IN 2016
Eric F. Artz, age 47, has served as a member of the Board since October 2015. Mr. Artz is a member of the Audit Committee and Compensation Committee. Mr. Artz has served as Executive Vice President, Chief Financial Officer and Treasurer of Recreational Equipment, Inc. since May 2012 and as Chief Operating Officer since August 2014. Prior to that role, Mr. Artz served as Chief Financial Officer for Urban Outfitters, Inc. from February 2010 to April 2012. From August 1992 until January 2010, Mr. Artz served in various positions of increasing responsibility at VF Corporation.
Mr. Artz's professional experience brings valuable knowledge and insight to our Board. The Board values his experience as a Chief Financial Officer, which provides him with valuable knowledge and insight regarding operations of retailers as well as the background and experience in overseeing the audits of financial statements, communicating with independent auditors and assisting with the general oversight of accounting and financial reporting processes.
Ann Torre Bates, age 57, has served as a member of the Board since October 2013. Ms. Bates serves as the chair of the Audit Committee and is a member of the Compensation Committee. Ms. Bates has served as a member of the board of directors of Navient Corporation since April 30, 2014. She served on the board of directors of Navient's predecessor, SLM Corporation, since 1997. Ms. Bates has also served as a member of the board of Ares Capital Corporation since 2010, and held a directorship at Allied Capital Corporation until it was acquired by Ares Capital Corporation in 2010.
    Ms. Bates also serves as director or trustee of 17 investment companies in the Franklin Templeton Group of Mutual Funds. Ms. Bates was a strategic and financial consultant from 1997 to 2012. From 1995 to 1997, Ms. Bates served as Executive Vice President, Chief Financial Officer and Treasurer of NHP, Inc., a national real estate services firm.
Ms. Bates' professional experience and service on other boards brings valuable knowledge and insight to our Board. The Board values her experience serving on audit committees, which provide her with the background and experience in overseeing the audits of financial statements, communicating with independent auditors and assisting with the general oversight of accounting and financial reporting processes.
Denise M. Clark, age 57, has served as a member of the Board since February 2013. Ms. Clark is a member of the Compensation Committee. Ms. Clark has served as Senior Vice President and Global Chief Information Officer for The Estée Lauder Companies Inc. since November 2012. Prior to that role, Ms. Clark served as Senior Vice President and Chief Information Officer for Hasbro Inc. from October 2007 to November 2012. Ms. Clark also served at Mattel, Inc., where she was Global Chief Technology Officer and later Chief Information Officer for the Fisher Price brand between January 2000 and February 2007. Ms. Clark's previous experience includes two other consumer goods companies, Warner Music Group, formerly a division of Time Warner Inc., and Apple Inc. Ms. Clark has over 20 years of experience in the delivery of ERP, digital platforms, and innovative business transformation initiatives.
Ms. Clark's extensive background, particularly her expertise involving information technology, allows her to provide the Board valuable guidance on our strategic path, especially as it relates to information technology solutions.

Michael S. Funk, age 61, has served as Chair of the Board since September 2008, a position which he also held from January 2003 to December 2003, and has been a member of the Board since February 1996. Mr. Funk served as our President and Chief Executive Officer from October 2005 to September 2008. Mr. Funk also served as Vice Chair of the Board from February 1996 until December 2002, as our Chief Executive Officer from December 1999 until December 2002 and as our President from October 1996 until December 1999. From its inception in July 1976 until April 2001, Mr. Funk served as President of Mountain People's Warehouse, Inc., now known as United Natural Foods West, Inc., one of our wholly-owned subsidiaries.
Mr. Funk's extensive knowledge of our industry and our historical operations as well as his past service as our Chief Executive Officer brings to the Board valuable insight into the day-to-day operations of our company and a deep understanding of the natural and organic products distribution business. His institutional knowledge of all operational aspects of our business resulting from his long-time involvement with our Company is also valuable to the Board.
Gail A. Graham, age 64, has served as a member of the Board since October 2002. Ms. Graham is a member of the Nominating and Governance Committee. Ms. Graham has served as the General Manager of Mississippi Market Natural Foods Cooperative, a consumer owned and controlled cooperative in St. Paul, Minnesota, since October 1999. Ms. Graham served as Vice Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1994 until October 1998 and from November 2000 until October 2002. Ms. Graham served as the Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1998 until October 2000. Ms. Graham resigned from the Board of Directors of Blooming Prairie Cooperative Warehouse in October 2002, concurrent with our purchase of the cooperative and her appointment to the Board.
Ms. Graham's active involvement in the natural products industry for over 30 years, including her experience in managing natural food cooperatives and her deep understanding of the issues facing our industry bring to the Board a unique perspective on the issues facing our company and industry generally.
James P. Heffernan, age 69, has served as a member of the Board since March 2000. Mr. Heffernan serves as Lead Independent Director, Chair of the Compensation Committee and is a member of the Audit Committee. Mr. Heffernan has served as a Director of Command Security Corp. since October 2010 and as a Director of Quinpario Acquisition Corp. since August 2013. Mr. Heffernan previously served as Vice Chairman and Trustee of the New York Racing Association from November 1998 until 2012, a member of the Board of Directors of Solutia, Inc. from February 2008 until July 2012, and a member of the Board of Directors of Columbia Gas System, Inc. from January 1993 until November 2000.
The totality of Mr. Heffernan's professional experience, together with his other board service has provided him with the background and experience of board processes, function, compensation practices and oversight of management which is valuable to the Board.
Peter A. Roy, age 59, has served as a member of the Board since June 2007. Mr. Roy serves as Chair of the Nominating and Governance Committee. Mr. Roy is an entrepreneur and since 1999 has been a strategic advisor to North Castle Partners. In connection with his role as a strategic advisor to North Castle Partners, Mr. Roy served on the boards of Avalon Natural Products, Inc. and Naked Juice Company. From 1993 to 1998, Mr. Roy served as President of Whole Foods Market, Inc. and, for five years prior to that, served as President of that company's West Coast Region.
Mr. Roy's experience as the President of Whole Foods Market, Inc. allows him to provide the Board essential insight and guidance into the day-to-day operations of natural and organic products retailers, including a key customer of ours. In addition, his experience in the healthy lifestyle industry helps the Board maintain its focus on our core values, including our sustainability goals.
Steven L. Spinner, age 55, has served as our President and Chief Executive Officer and as a member of the Board since September 2008. Mr. Spinner also served as our Interim President of the Eastern Region from September 2010 to December 2010. Prior to joining the Company in September 2008, Mr. Spinner served as a director and as Chief Executive Officer of Performance Food Group Company ("PFG") from October 2006 to May 2008, when PFG was acquired by affiliates of The Blackstone Group and Wellspring Capital Management. Mr. Spinner previously had served as PFG's President and Chief Operating Officer beginning in May 2005. Mr. Spinner served as PFG's Senior Vice President and Chief Executive Officer—Broadline Division from February 2002 to May 2005 and as PFG's Broadline Division President from August 2001 to February 2002. Mr. Spinner has served as a Director of Arkansas Best Corporation since July 2011.
Mr. Spinner's extensive experience in the wholesale food distribution business, including most recently having served as the president and chief executive officer of one of the largest publicly traded foodservice distribution businesses in the United States, brings valuable insight to the Board beyond the knowledge and insight he brings from being our president and chief executive officer.
Majority Vote Standard for Election of Directors
We adopted a majority voting standard for the election of directors as an amendment to our bylaws in 2007. If the number of nominees exceeds the number of directors to be elected in an election (a contested election), directors will be elected by a plurality standard. However, when the number of nominees does not exceed the number of directors to be elected (an uncontested election) as is the case at this year's annual meeting, our bylaws require each of the directors to be elected by a majority of the votes cast (that is, the number of shares voted “for” a director must exceed the number of shares voted “against” that director). If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a "holdover director." However, under our bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board. The Nominating and Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who offers to tender his or her resignation will not participate in the Board's decision or the Nominating and Governance Committee's deliberations (if the director is a member of that committee). If a nominee who was not already serving as a director is not elected at the annual meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a "holdover director." All nominees for election as directors at the 2015 annual meeting are currently serving on the Board.
Nomination of Directors
The Nominating and Governance Committee reviews the qualifications of every person recommended as a nominee to the Board to determine whether the recommended nominees are qualified to serve on the Board. The Nominating and Governance Committee has adopted qualitative standards by which it determines if nominees are qualified to serve on the Board. The Nominating and Governance Committee evaluates recommended nominees in accordance with the following criteria:

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Personal characteristics. The Nominating and Governance Committee considers the personal characteristics of each nominee, including the nominee's integrity, accountability, ability to make informed judgments, financial literacy, professionalism and willingness to meaningfully contribute to the Board (including by possessing the ability to communicate persuasively and address difficult issues). In addition, the Nominating and Governance Committee evaluates whether the nominee's previous experience reflects a willingness to establish and meet high standards of performance, both for him or herself and for others.

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Core Competencies. The Nominating and Governance Committee considers whether the nominee's knowledge and experience would contribute to the Board's achievement of certain core competencies. The Nominating and Governance Committee believes that the Board, as a whole, should possess competencies in accounting and finance, business judgment, management best practices, crisis response, industry knowledge, leadership, strategy and vision.

•	Board Independence. The Nominating and Governance Committee considers whether the nominee would qualify as "independent" under SEC rules and NASDAQ listing standards.

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Director Commitment. The Nominating and Governance Committee expects that each of our directors will prepare for and actively participate in meetings of the Board and its committees, provide advice and counsel to our management, develop a broad knowledge of our business and industry and, with respect to an incumbent director, maintain the expertise that led the Nominating and Governance Committee to initially select the director as a nominee. The Nominating and Governance Committee evaluates each nominee on his or her ability to provide this level of commitment if elected to the Board.

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Additional Considerations. Each nominee also is evaluated based on the overall needs of the Board and the diversity of experience he or she can bring to the Board, whether in terms of specialized knowledge, skills or expertise. Although we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our businesses.

Following this evaluation, the Nominating and Governance Committee will make recommendations for membership on the Board and review such recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.
Director Nominees Recommended by Stockholders
The Nominating and Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources, including making a determination whether the candidate is qualified to serve on the Board based on the qualitative standards described above. To be considered by the Nominating and Governance Committee, a stockholder who wishes to recommend a director nominee must deliver or send by first class U.S. mail a written notice addressed to Joseph J. Traficanti, Corporate Secretary, United Natural Foods, Inc., 313 Iron Horse Way, Providence, RI 02908. Generally, to be timely, the written notice must be received by our Corporate Secretary within the following time periods:

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in the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is not within 30 days before or after such anniversary date, or (B) no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no later than the tenth day after the day on which notice of the date of the meeting was mailed or public disclosure of the date of such meeting is first made, whichever occurs first; and

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in the case of a nomination of a person or persons for election to the Board of Directors at a special meeting of the stockholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than 90 days before such special meeting or, if later, the tenth day after the day on which public disclosure of the date of such meeting is first made.

We recently adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of the Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our bylaws. Under our bylaws, to be considered timely, compliant notice of proxy access director nominations must be submitted to the Corporate Secretary at the address specified above no earlier than 150 days and no later than 120 days prior to the first anniversary of the date the Company mailed its proxy statement for the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is not within 30 days before or after such anniversary date, or (B) no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no later than 90 days prior to such annual meeting or, if later, the tenth day after the day on which notice of the date of the meeting was mailed or public disclosure of the date of such meeting is first made, whichever occurs first.

The foregoing is a summary of the requirements for stockholders to nominate persons for election to our Board of Directors, which requirements are set out fully in our bylaws and the foregoing description is qualified by reference to the full text of our bylaws. You should consult our bylaws for more detailed information regarding the processes by which stockholders may nominate directors, including the specific requirements regarding the content of the written notices and other related requirements.
Communication with the Board of Directors
Our stockholders may communicate directly with the Board. All communications should be in written form and directed to Joseph J. Traficanti, Corporate Secretary, United Natural Foods, Inc., 313 Iron Horse Way, Providence, RI 02908. Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Board. Each communication intended for the Board and received by the corporate secretary that is related to our operation and is relevant to a specific director's service on the Board will be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

DIRECTOR COMPENSATION
The Board and the Compensation Committee review and determine compensation for our non-employee directors, in part, based on a review of the annual Director Compensation Survey prepared by the National Association of Corporate Directors. The Compensation Committee and the Board believe that we should fairly compensate non-employee directors for work required in a company of our size and scope and that compensation should align the non-employee directors' interests with the long-term interest of our stockholders. Our non-employee director stock ownership guidelines, which are discussed in greater detail below, are also designed to align the interests of our non-employee directors with those of our stockholders. Mr. Spinner, our President and Chief Executive Officer, does not receive compensation for his service on the Board. Mr. Funk does not receive cash compensation for his service as a director and our Chair of the Board. He receives equity-based compensation for his service as Chair of the Board and cash compensation for his service as an executive advisor.
Non-Employee Director Compensation
The components of our non-employee director compensation are cash fees and awards of restricted stock units. Each non-employee director is also reimbursed for direct expenses incurred in connection with his or her attendance at meetings of the Board and its committees.
Each non-employee director who served during fiscal 2015 received the following compensation (as applicable):

•	Annual cash retainer of:

•	$52,000 for serving as the Lead Independent Director;

•	$30,000 for serving as a director;

•	$15,000 for serving as the chair of the Audit Committee;

•	$8,000 for serving as chair of the Compensation Committee; and

•	$8,000 for serving as chair of the Nominating and Governance Committee.

•	Meeting attendance fees of:

•	$2,200 for each in-person meeting of the Board;

•	$1,100 for each telephonic meeting of the Board;

•	$1,700 for each meeting of the Audit Committee; and

•	$1,100 for each meeting of the Compensation Committee and the Nominating and Governance Committee.

•	Annual equity grants of restricted stock units having a value, based on the stock price on the date of grant, of (without duplication):

•	$162,000 for serving as a director;

•	$190,000 for serving as chair of the Audit Committee; and

•	$236,000 for serving as Lead Independent Director
With respect to equity awards to non-employee directors in fiscal 2015, in connection with the declassification of the board, directors that were elected at the 2013 and 2014 annual meetings had one half of the annual grant vest immediately and the remaining half vest on the six month anniversary of the date of grant. For those directors elected at the annual meeting of stockholders held in December 2012, one-third of the annual grants vested immediately, and the remaining two-thirds vest in equal annual installments beginning on the first anniversary of the date of grant.
Fiscal 2016 Changes to Non-Employee Director Compensation
On September 10, 2015, the Board modified the cash compensation to be received by non-employee directors effective for fiscal 2016. Beginning in 2016, the Company's non-employee directors will be paid $26,000 cash retainers in addition to the annual retainer they are paid under the Company's existing compensation arrangements. These retainers, which will be paid in quarterly pro rata increments, replacing the Company's existing meeting fees, and a non-employee director will no longer receive cash compensation for each meeting he or she attends. In addition, all awards of restricted stock units granted to all non-employee directors, now vest one-half on the grant date and one-half on the six month anniversary of the grant date. The annual cash retainers payable to the directors, in addition to the new quarterly cash retainers, are unchanged from fiscal 2015.

Compensation of Mr. Funk
Mr. Funk, our current Chair of the Board and our former President and Chief Executive Officer, serves as an executive advisor to us and makes himself generally available to our executive officers. We pay him a base salary and provide him with the health and welfare benefits and other employee benefits generally available to our executives. Mr. Funk's base salary during fiscal 2015 was $134,100. Mr. Funk does not receive fees for attending meetings of the Board or its committees. During fiscal 2015, Mr. Funk received an award of 6,000 restricted stock units, of which one half vested immediately and the remaining half vested on the six month anniversary of the date of grant.
We are currently a party to a severance agreement with Mr. Funk. The severance agreement includes confidentiality, non-competition and intellectual property assignment provisions. For a period of one year following either his termination for a reason other than Cause, death or disability, or his resignation for Good Reason, the agreement requires us to pay to Mr. Funk his base salary in effect as of the termination date of his employment and provide certain medical benefits. In the event of either Mr. Funk's termination for a reason other than Cause, death or disability or his resignation for Good Reason within one year of a Change in Control, he will be entitled to the severance payments and medical benefits provided in the previous sentence, acceleration and full vesting of all unvested stock options, restricted stock units, and the full vesting of his account under the ESOP. When used in regard to Mr. Funk's severance arrangement, the terms "Cause", "Good Reason" and "Change in Control" have the meanings described below in EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Other Programs, Policies and Considerations—Severance Agreements and Change in Control Agreements.
Deferred Compensation
Our non-employee directors are eligible to participate in the United Natural Foods, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") and the United Natural Foods, Inc. Deferred Stock Plan (the "Deferred Stock Plan", collectively, the "Deferral Plans"). For a description of the Deferral Plans, please see EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation—Fiscal 2015.
Director Compensation Table—Fiscal 2015
The following table summarizes compensation provided to our Chair of the Board and each individual who served as a non-employee director during fiscal 2015.
DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Eric P. Artz (6)	—	—	—	—	—	—
Ann Torre Bates	72,200	190,000	—	—	—	262,200
Denise M. Clark	49,800	162,000	—	—	—	211,800
Michael S. Funk	—	387,000	—	—	134,100	521,100
Gail A. Graham	50,900	162,000	—	—	—	212,900
James P. Heffernan	88,300	236,000	—	—	—	324,300
Peter A. Roy	58,900	162,000	—	—	—	220,900
Richard J. Schnieders	56,600	162,000	—	—	—	218,600

(1)	This column shows the amount of cash compensation earned in fiscal 2015 for service on the Board and its committees.

(2)
The amounts contained in this column represent the grant date fair value for the restricted stock units (including those which are not yet vested) granted in fiscal 2015 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation ("ASC 718"). The grant date fair value for restricted stock units is calculated using the intrinsic value method based on the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. At August 1, 2015, the directors had restricted stock units representing the right to acquire the following number of shares of common stock: Mr. Artz—none; Ms. Bates—none; Ms. Clark—2,473; Mr. Funk—2,000 shares; Ms. Graham—none; Mr. Heffernan—1,167 shares; Mr. Roy—2,473 shares; and Mr. Schnieders—2,473 shares.

(3)
At August 1, 2015, the directors had options (including those which are not yet vested) to purchase the following number of shares of common stock: Mr. Artz—none; Ms. Bates—none; Ms. Clark—none; Mr. Funk—12,625 shares; Ms. Graham—none; Mr. Heffernan—17,290 shares; Mr. Roy—18,630 shares; and Mr. Schnieders—2,660 shares.

(4)
As of August 1, 2015, three of our non-employee directors, Mmes. Clark and Graham and Mr. Heffernan have elected to defer restricted stock units under the Deferred Compensation Plan. Deferred shares are valued at the current market price of our common stock, and therefore have no above market or preferential earnings. As of August 1, 2015, Ms. Clark is the only director to defer a portion of their director fees paid in cash under the Deferred Compensation Plan.

(5)
The amount in this column represents the amount of cash compensation that Mr. Funk earned in fiscal 2015 in his capacity as our executive advisor. Mr. Funk does not receive fees for attending meetings of the Board or its committees.

(6)	Eric F. Artz was appointed to the Board effective October 1, 2015. He did not receive any compensation in fiscal 2015.
Stock Ownership Requirement
All non-employee directors are required to hold shares of our stock in an amount that is determined in accordance with a formula based upon the compensation expense recorded by us in connection with annual equity grants to our non-employee directors. The minimum share ownership level for each non-employee director is equal to 50% of the number of shares that would have been covered by a stock option grant having an equal compensation expense to that of the director's combined equity grants for the prior fiscal year. Our corporate governance principles recommend that non-employee directors who are elected or appointed to the Board are required to attain this level of stock ownership within four years following their election or appointment to the Board. Once attained, each non-employee director is required to maintain this level of stock ownership for as long as the director serves on the Board. All our directors with more than one full year of service own our stock.
Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are Mmes. Bates and Clark and Messrs. Artz and Heffernan. All members of the Compensation Committee are independent within the meaning of the NASDAQ listing standards and no member is an employee or former employee of the Company. During fiscal 2015, no member of the Compensation Committee had any relationship requiring disclosure under Certain Relationships and Related Transactions. During fiscal 2015, none of our executive officers served as a director or a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee.
Certain Relationships and Related Transactions
Review and Approval of Related Person Transactions
We review all relationships and transactions in which the Company and our directors, nominees for director, executive officers, greater than 5% beneficial owners or any of their immediate family members are participants (or any entity in which they have an interest is a participant), to determine whether such persons have a direct or indirect material interest in the relationships or transactions. Our legal department, in conjunction with the corporate finance department and outside legal counsel, is primarily responsible for the development and implementation of processes and controls to obtain information from these "related persons" regarding such transactions and relationships and for determining, based on the facts and circumstances and SEC regulations, whether we or a related person has a direct or indirect material interest in the transaction. The Nominating and Governance Committee also reviews this information. Our policies and procedures for the review, approval or ratification of transactions that are required by SEC rules to be reported under Transactions with Related Persons are not in writing, rather, they fall under the general responsibilities of our corporate finance department and Nominating and Governance Committee. We require any related party transactions to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. As required under SEC regulations, transactions between us and any related person in which the amount involved exceeds $120,000 and a related person has a direct or indirect material interest are disclosed in this proxy statement.
Each of our executive officers, directors and nominees for director is required to complete and deliver to us an annual questionnaire that includes, among other things, a request for information relating to any transactions in which both the executive officer, director, nominee, beneficial owner or any of their respective immediate family members, on the one hand, and the Company, on the other hand, participates, and in which the executive officer, director, nominee, beneficial owner or immediate family member, has a material interest. We review the responses to these questionnaires as part of our process for determining whether disclosure is required to be made under the SEC's related person disclosure rules.
Transactions with Related Persons
One of our non-employee directors, Ms. Graham, has been the General Manager of one of our customers, Mississippi Market Natural Foods Cooperative, a consumer owned and controlled cooperative in St. Paul, Minnesota since October 1999. Mississippi Market Natural Foods Cooperative purchased approximately $6.7 million of products from us during fiscal 2015. We do not believe that Ms. Graham has a material direct or indirect financial interest in this commercial relationship. Terms provided to this customer are the same as other customers with similar volumes and purchasing patterns.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is comprised solely of independent directors, as defined by NASDAQ listing standards and Section 10A of the Exchange Act and SEC rules thereunder, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the Audit Committee's current charter can be found in the Investors section of our website, www.unfi.com. The Board has made a determination that the Audit Committee has at least one member, Ms. Bates, the Chair of the Audit Committee, who qualifies as an "audit committee financial expert" within the meaning of SEC regulations, and that she has accounting and related financial management expertise in accordance with NASDAQ listing standards. All committee members are financially literate.
The Audit Committee has prepared the following report on its activities with respect to the audited consolidated financial statements for the fiscal year ended August 1, 2015 (for purposes of this report, the "audited financial statements"). The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference in the specified filing.
As part of its specific duties, the Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors; reviews the financial information issued to stockholders and others, including a discussion of the quality, and not only the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of discussions in the financial statements; and monitors our systems of internal control over financial reporting and the audit process. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Management also is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our own systems of internal control over financial reporting. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent integrated audit of the consolidated financial statements and the effectiveness of internal control over financial reporting and expressing an opinion as to whether the consolidated financial statements conform with accounting principles generally accepted in the United States of America and as to whether the Company maintained effective internal control over financial reporting.
The Audit Committee has met and held discussions with management and our independent registered public accounting firm. In our discussions, management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP, our independent registered public accounting firm. The Audit Committee meets with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.
The Audit Committee held seven formal meetings in fiscal 2015. These meetings included quarterly pre-earnings release telephone conference calls. The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed in accordance with auditing standards, including the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1 AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Company's independent registered public accounting firm has also provided to the Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has considered and discussed with KPMG LLP the firm's independence and the compatibility of any non-audit services provided by the firm with its independence.
Based on the Audit Committee's review of the audited financial statements and the review and discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended August 1, 2015, for filing with the SEC. The Board has approved this recommendation.

Ann Torre Bates, Chair
James P. Heffernan
Richard J. Schnieders

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
In this section, we describe the principles, policies and practices that formed the basis for our executive compensation program in fiscal 2015 and explain how they were applied to the Named Executive Officers. This Compensation Discussion and Analysis presents historical and current information and analysis related to the compensation programs for the Named Executive Officers and is not necessarily indicative of the compensation that the Named Executive Officers will receive from us in the future. For purposes of this Compensation Discussion and Analysis, the following individuals were our Named Executive Officers for fiscal 2015:

•	President and Chief Executive Officer (Steven L. Spinner);

•	Senior Vice President, Chief Financial Officer and Treasurer (Mark E. Shamber);

•	Chief Operating Officer (Sean F. Griffin);

•	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary (Joseph J. Traficanti); and

•	Senior Vice President, National Supply Chain and Strategy (Donald P. McIntyre).
Executive Compensation Program Highlights
Our executive compensation program incorporates the following best practices:

•
For fiscal 2015, approximately 60% of total target compensation for our President and Chief Executive Officer and approximately 30-40% of total target compensation for the other Named Executive Officers was performance-based and could be earned only upon the achievement of challenging corporate and divisional or individual goals selected to motivate executives to achieve our corporate objectives and enhance stockholder value. None of our Named Executive Officers earned any performance-based compensation for fiscal 2015.

•	The compensation of our executives differs based on individual experience, role and responsibility and performance.

•	We are not a party to any currently effective employment agreements with any of our Named Executive Officers.

•
Portions of Named Executive Officers' incentive compensation are earned over different and overlapping time periods, ensuring that performance is not maximized during one period at the expense of other periods.

•
A significant portion of each Named Executive Officer's compensation is at risk of forfeiture in the event of conduct detrimental to us, termination of employment prior to vesting or a material negative restatement of our financial condition or operating results.

•
We have a recoupment (clawback) policy applicable to our executive officers, including the Named Executive Officers, which provides that if we restate all or a portion of our financial statements within two years of filing the financial statements, all or a portion of any bonus or incentive compensation paid or granted after May 28, 2009 may be recouped by us in the sole discretion of the Board.

•	We have stock ownership guidelines for Named Executive Officers and our other executive officers.

•
We have a formal policy under which we may not enter into new or amended agreements which provide for "gross ups" for excise tax obligations payable by our executives upon termination of employment following a change in control.

•
Any benefits to be paid upon a change in control under the change in control agreements with our Named Executive Officers are "double trigger," which requires both a Change in Control and a termination of a Named Executive Officer by us for a reason other than Cause, death or disability or a resignation by the executive for Good Reason within one year of the date of the Change in Control.

•	Our Named Executive Officers participate in the same retirement, health, welfare and other benefits programs as all of our other executive officers.

•
We conduct periodic reviews and assessments of potential compensation-related risks in our programs. Based on these assessments, we have concluded that our executive compensation program as it is currently designed does not encourage behaviors that would create risks reasonably likely to have a material adverse effect on us.

•	We have not repriced equity awards.

•	The Compensation Committee is comprised solely of independent directors.

•
The Compensation Committee was advised by Semler Brossy Consulting Group LLC ("Semler Brossy"), an independent compensation consultant, in fiscal 2015. The consultant was retained directly by the Compensation Committee and performed no other consulting or other services for us.

Fiscal 2014 Stockholder Advisory Vote on Executive Compensation
At our annual meeting of stockholders in December 2014, we submitted a proposal to our stockholders to approve on an advisory basis our executive compensation for our Named Executive Officers for fiscal 2014. Our stockholders approved our fiscal 2014 compensation to our Named Executive Officers with more than 98% of the votes cast being cast in favor of the proposal.
When discussing our executive compensation program, the Compensation Committee considered the positive outcomes of the advisory vote on executive compensation at last year's annual meeting and other earlier positive votes and viewed the stockholders' prior votes in favor of our executive compensation as a signal that our stockholders are generally supportive of our compensation approach. As a result of these discussions, the Compensation Committee reaffirmed for the most part our existing executive compensation program philosophy described below. We value the opinions of our stockholders and will continue to consider the outcome of future advisory votes on the compensation of our Named Executive Officers when making compensation decisions for our Named Executive Officers.
Executive Compensation Program Philosophy
Our executive compensation program is designed to:

•	Attract individuals with the skills and culture necessary for us to achieve our business plan;

•	Motivate our executive talent;

•	Reward our executives fairly over time for performance that enhances stockholder value;

•	Retain those individuals who continue to ensure our success and culture; and

•	Instill a pay for performance work environment.
Our executive compensation program is also designed to reinforce a sense of ownership in the Company, urgency with respect to meeting deadlines and overall entrepreneurial spirit. The program links rewards, including both short- and long-term awards, as well as cash and non-cash awards, to measurable corporate and individual performance metrics established by the Compensation Committee.
The program measures achievement of corporate and business unit financial goals and individual goals tied to the executive’s specific areas of concentration. These goals support our short- and long-term business strategies and are aligned with the interests of our stockholders. In addition, our executive compensation program is designed to balance our growth strategies with a managed approach to risk tolerance.
In applying these principles, we seek to integrate compensation with our short- and long-term strategic plans and to align the interests of our executives with the long-term interests of our stockholders through equity-based opportunities.
How We Make Decisions Regarding Executive Pay
The Compensation Committee, management and the Compensation Committee's independent compensation consultant each play a role in designing our executive compensation program and determining performance levels and associated payouts. The roles of the Compensation Committee, management and the independent compensation consultant are carefully determined to reflect best corporate governance practices and to comply with rules and regulations applicable to the setting of our Named Executive Officers' compensation.
Role of the Compensation Committee
The Compensation Committee is responsible for establishing, implementing and monitoring our executive compensation program and its adherence to our compensation philosophy. The Compensation Committee approves the minimum performance thresholds applicable to our annual cash incentive plan as described in Components of our Executive Compensation Program—Minimum Performance Hurdle and sets performance metrics applicable to the performance-based component of our long-term equity incentive plan as described in Long Term Equity-Based Incentive Program. The Compensation Committee also evaluates actual corporate and individual performance against the established goals and determines appropriate levels of compensation for our executives. The Compensation Committee makes all decisions with respect to the compensation of our Chief Executive Officer and other executive officers.
As part of the compensation approval process for our executive officers, other than our Chief Executive Officer, the Compensation Committee considers the views and recommendations of management, particularly our Chief Executive Officer, and in setting the compensation for all of our executive officers the Compensation Committee considered the recommendation of its independent compensation consultant as described in greater detail below.

Role of Management
Our President and Chief Executive Officer, Chief Human Resources and Sustainability Officer and Chief Financial Officer provide the Compensation Committee with an assessment of our corporate performance and the performance of our other executive officers, and make recommendations for the compensation of our other executive officers based on this assessment. Additionally, our President and Chief Executive Officer, Chief Human Resources and Sustainability Officer, and Chief Financial Officer discuss with the Compensation Committee management's internal projections with respect to a variety of performance metrics and operations goals for future fiscal years on which performance-based compensation will be based. Other members of management assist the Compensation Committee on an as needed basis.
No executive officer makes any decision on any element of his or her own compensation, and our President and Chief Executive Officer does not participate in deliberations regarding his compensation.
Role of Independent Compensation Consultant
The Compensation Committee selected and directly retained Semler Brossy as its compensation consultant during fiscal 2015 to provide independent, third-party advice and expertise on all aspects of executive compensation and related corporate governance matters, including designing and establishing our executive compensation program for fiscal 2015 and fiscal 2016. Semler Brossy provided input and guidance related to our fiscal 2015 and fiscal 2016 incentive plan design, reviewed our Compensation Discussion and Analysis and associated disclosures, and summarized and provided perspective on market developments related to executive compensation, including regulatory requirements and related disclosures. Semler Brossy does not provide any other services to us. The Compensation Committee assessed the independence of Semler Brossy pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Semler Brossy from serving as an independent consultant to the Compensation Committee. In the future, the Compensation Committee may retain other similar consultants.
Competitive Marketplace Assessment
In making compensation decisions, the Compensation Committee has in the past periodically reviewed the compensation packages for officers in like positions with similar responsibilities at organizations similar to ours. In addition to compensation levels, the Compensation Committee also has historically reviewed program designs, including an assessment of pay vehicles and performance metrics. In fiscal 2015, the Compensation Committee determined that it would review base salaries every two years, or more frequently as the need arises, and in connection with that decision decided not to conduct a competitive market assessment annually. The Compensation Committee also considered the comparability of the companies remaining in the comparator group previously utilized by the Compensation Committee in setting the compensation of the Named Executive Officers and concluded that as a result of acquisitions and other transactions affecting certain of the companies in the group, the companies remaining in the comparator group bore less resemblance to the Company than was previously the case, and as a result a more broad-based market assessment would be a more appropriate comparative tool when the Compensation Committee next analyzed the Named Executive Officers’ compensation. Accordingly, and as described below, when setting the Named Executive Officers’ compensation for fiscal 2016, the Compensation Committee reviewed a Mercer general industry survey. In selecting appropriate data, the Compensation Committee considered companies with revenue between $5 and $10 billion and the market midpoint was defined as the average of the 25th and 50th percentiles to account for the low-margin nature of our business relative to general industry companies.
As a result of the Compensation Committee’s decision to not perform a competitive market assessment annually, a competitive assessment was not undertaken in connection with setting fiscal 2015 compensation. Accordingly, the Compensation Committee made no changes to our compensation structure for our Named Executive Officers for fiscal 2015 when compared to fiscal 2014.
Market data is only one factor that the Committee considers when making determinations regarding executive compensation.  Other factors considered include individual performance, internal equity, scope of responsibilities, tenure, criticality of the position and executive, retention concerns, and the need to recruit new officers. Consequently, the Committee does not target a specific positioning versus the market for each role, and takes into account all the above factors in determining the competitiveness of our compensation.
Components of our Executive Compensation Program
Our executive compensation philosophy is reflected in the principal elements of our executive compensation program. The four key components of our executive compensation program in fiscal 2015 were:

•	Base salary;

•	Performance-based annual cash incentives;

•
Long-term equity-based incentive awards in the form of stock options, time-based vesting restricted stock units, and performance-based vesting restricted stock units, which we sometimes refer to as performance units, and in the case of our Chief Executive Officer performance-based vesting restricted stock, which we sometimes refer to as performance shares; and

•
Other compensation and benefits including minimal perquisites and participation in the Deferral Plans (as described in EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation—Fiscal 2015 below) as well as participation in benefit plans generally available to all of our employees, such as participation in the 401(k) Plan and ESOP.

Pay Mix
When setting targeted total compensation for fiscal 2015, for the Named Executive Officers other than our Chief Executive Officer, the Compensation Committee determined that target cash compensation and equity-based compensation would each be approximately 50% of such Named Executive Officer's total target compensation, and that base salary and performance-based cash incentives would contribute approximately 55% or 70% and 30% or 45%, respectively, to targeted total cash compensation. The Compensation Committee determined that target cash compensation and equity-based compensation would be approximately 33% and 67% respectively, of our Chief Executive Officer's total compensation for fiscal 2015. Total target cash compensation of our Chief Executive Officer was comprised of approximately 57% base salary and 43% performance-based cash incentives. The Compensation Committee determined that a separate pay structure for our Chief Executive Officer is necessary to ensure competitive pay and the weighting of the design more towards incentive compensation was most appropriate.
Base Salary
Base salaries provide a fixed rate of pay designed to compensate executives for day-to-day responsibilities and are established based on the scope of their respective responsibilities, competitive market conditions, individual performance and tenure.
Base salaries are generally reviewed every two years in the first quarter of the fiscal year in which the review occurs, and are typically effective as of the first day of the fiscal year, but may be adjusted from time to time to realign salaries with market levels, taking into account the Named Executive Officers' responsibilities, performance, experience and proven capability. Merit increases for our executive officers, including our Named Executive Officers, if given at all, are expected to be modest unless the executive takes on additional responsibility or is promoted or an increase is determined by the Compensation Committee to be necessary as a result of a compensation analysis. Since we did not undertake a comparative assessment in setting our Named Executive Officers' fiscal 2015 compensation, base salaries for our Named Executive Officers were not changed for fiscal 2015.
The table below reflects the fiscal 2014 and fiscal 2015 base salaries for the Named Executive Officers, and the percentage change in base salaries between those two periods:

Named Executive Officer	Fiscal 2014 Base Salary (1)	Fiscal 2015 Base Salary (1)	Percentage Change
Steven L. Spinner	$872,300	$872,300	—%
Mark E. Shamber	$393,950	$393,950	—%
Sean F. Griffin	$440,300	$440,300	—%
Joseph J. Traficanti	$367,150	$367,150	—%
Donald P. McIntyre	$366,100	$366,100	—%

(1)	For each Named Executive Officer, fiscal 2014 Base Salaries were effective as of August 4, 2013 and fiscal 2015 Base Salaries were effective as of August 3, 2014.
Performance-Based Annual Cash Incentive Compensation
The Compensation Committee is responsible for setting the minimum thresholds of our performance-based annual cash incentive compensation discussed below. Receipt of this compensation is contingent upon satisfaction of these Company-wide metrics established by the Compensation Committee together with specific Company-wide, division-level or individual financial or operational performance goals. In the case of our President and Chief Executive these goals are determined by the Compensation Committee. For all other Named Executive Officers these goals are recommended by our President and Chief Executive Officer, Chief Human Resources and Sustainability Officer and Chief Financial Officer and approved by the Compensation Committee. The factors considered in setting this target compensation vary depending on the individual executive, but generally relate to strategic projects or financial factors such as net sales, gross margin, operating income, return on invested capital and other measures of our profitability.
Minimum Performance Hurdle. For fiscal 2015, as a condition for paying out annual cash incentive compensation to any of the Named Executive Officers, we required that we maintain a ratio of total debt to earnings before interest, taxes, depreciation and amortization ("EBITDA") not to exceed 3.0x, maintain compliance with our debt covenants under our credit facilities, and achieve a minimum level of consolidated operating income of $243.0 million. If these thresholds were not met, our Named Executive Officers were not eligible to receive annual performance-based cash incentive payouts, regardless of their individual respective achievements. For fiscal 2015, our actual operating income of $242.0 million failed to reach the minimum performance hurdle and therefore, no Named Executive Officers were eligible to receive annual performance-based cash incentive payouts.
Performance Based Annual Incentive Targets. Despite the fact that the minimum performance hurdle of our annual cash incentive plan was not achieved and accordingly no payments were made to our Named Executive Officers under the plan, we believe it is appropriate to describe the possible payments that our Named Executive Officers could have received had we achieved the minimum performance hurdles necessary to fund payments under the plan. As discussed in more detail below, for the Named Executive Officers, the targeted annual cash awards for fiscal 2015 were as follows:

	Applicable Targets as % of Base Salary
Named Executive Officer	Threshold	Target	Stretch
Steven L. Spinner	35%	75%	150%
Mark E. Shamber	35%	75%	150%
Sean F. Griffin	35%	75%	150%
Joseph J. Traficanti	25%	50%	100%
Donald P. McIntyre	25%	50%	100%
In setting the performance targets for fiscal 2015, the Compensation Committee reviewed historical levels of performance, the competitive environment and company-specific initiatives contemplated for fiscal 2015. In establishing the intended degree of difficulty of the payout levels for each performance metric, the Compensation Committee set the performance targets at levels that required successful implementation of corporate operating objectives for meaningful payouts to occur. The Compensation Committee believed that the targets related to "threshold" performance were achievable in light of budgeted expectations, but the payouts for "target" performance and "stretch" performance each required significant improvement over the prior year's comparable performance after taking into account the impact of important company-specific initiatives designed to support our growth and enhance our long-term operating results. We believe that one of the best indicators of how difficult a particular performance metric was to achieve is reflected in what level of payout the executive actually received with respect to the metric. Generally, company-level financial goals, including consolidated operating income, consolidated earnings per diluted share, consolidated gross profit percentage, return on invested capital, and regional or division-level operating income made up 80% of the Named Executive Officer's targeted performance-based annual incentive compensation. One or more strategic goals tailored for each Named Executive Officer based on his responsibilities made up the remaining 20% of the Named Executive Officer’s targeted performance-based annual incentive compensation. This was true in fiscal 2015 for all Named Executive Officers except for Mr. Shamber, who had 100% of his targeted performance-based annual incentive compensation made up of company-level financial goals. The Compensation Committee concluded that given his role as Chief Financial Officer, it was appropriate to have 100% of Mr. Shamber's goals be based on company-level results. The Compensation Committee believes that linking a majority of the Named Executive Officers' annual cash incentive compensation to company-level financial metrics is appropriate.  The mix of company-level metrics provides a balanced performance-measurement framework that captures earnings, profitability, and capital efficiency.  Weightings on company-wide measures for each Named Executive Officer are determined based on each executive’s role and the factors that the executive can influence.  The Compensation Committee also believes that in most cases it is appropriate to link a portion of a Named Executive Officer's annual cash incentive compensation to individual objectives related to the executive’s area of responsibility.
The following is a breakdown of which company-level financial goals apply to each of the Named Executive Officers:

Performance Measures
Named Executive Officer	Consolidated operating income	Consolidated gross margin percentage	Consolidated earnings per diluted share	Return on invested capital
Steven L. Spinner			X	X
Mark E. Shamber		X	X	X
Sean F. Griffin	X	X		X
Joseph J. Traficanti	X	X		X
Donald P. McIntyre	X	X		X

The performance targets tied to company-level financial goals selected by the Compensation Committee for the Named Executive Officers for fiscal 2015 included, among others, the following:

	Applicable Targets
Performance Measures (1)	Threshold	Target	Stretch	Actual Performance
Consolidated operating income	$242,985,000	$256,956,000	$265,593,000	$241,957,000
Consolidated gross margin	16.45%	16.76%	16.96%	15.4%
Consolidated earnings per diluted share	$2.88	$2.96	$3.03	$2.76
Return on invested capital (2)	8.70%	8.85%	9.05%	7.96%

(1)	Details regarding the performance measures and the associated levels of performance payout percentage for each of our Named Executive Officers are included below.

(2)
Return on invested capital for purposes of the performance-based annual cash incentive compensation represents net operating profit after income taxes, divided by the sum of total debt and stockholders' equity.

In addition to the above-listed performance targets, certain of the Named Executive Officers had other performance goals that were specific to the individual for fiscal 2015 that are described in more detail below.
Determination of Performance-Based Annual Cash Incentive Plan Payouts. If the minimum performance hurdles of our annual cash incentive plan are achieved, the Compensation Committee reviews the performance of each Named Executive Officer during the performance period and determines the level of performance-based compensation, if any, to be awarded to each Named Executive Officer. This amount may not exceed the amount of payouts for "stretch" performance. However, the Compensation Committee may, in its discretion, award an amount less than the amount attributable to a certain level of performance that was attained.
As a result of the minimum performance hurdle not being achieved, no performance-based annual cash incentive plan payouts were made to any of our Named Executive Officers for fiscal 2015 performance. Had the minimum performance hurdle been met, the actual amount to be earned by the Named Executive Officer would have been determined and paid in a single lump sum in the first quarter of the fiscal year following the fiscal year in which the award was earned by the Named Executive Officer, unless the executive had previously elected to defer such compensation into the Deferred Compensation Plan.
The following table sets forth for each Named Executive Officer the total amount of performance-based annual incentive awards targeted for the Named Executive Officer (which represents the "target" level) and the actual amount of performance-based annual incentive awards earned by the Named Executive Officer expressed in dollars, as a percentage of the Named Executive Officer's base salary, and as a percentage of the such targeted amount:

	Performance-Based Annual Incentive Payment		Actual Performance-Based Annual Incentive Payment
Named Executive Officer	Target	Actual	As a Percentage of Base Salary	As a Percentage of Target
Steven L. Spinner	$654,225	$—	—%	—%
Mark E. Shamber	$295,463	$—	—%	—%
Sean F. Griffin	$330,225	$—	—%	—%
Joseph J. Traficanti	$183,575	$—	—%	—%
Donald P. McIntyre	$183,050	$—	—%	—%
Details regarding the performance targets and the associated levels of performance payout percentage that could have been paid for fiscal 2015 for each of our Named Executive Officers are included below. Set forth below is the amount of annual incentive compensation, expressed as a percentage of base salary, that each Named Executive Officer earned and could have earned based on "threshold", "target" and "stretch" fiscal 2015 performance:

Steven L. Spinner

	Annual Incentive Payout as % of Base Salary
Individual Goals	Threshold	Target	Stretch	Actual
Return on invested capital	10.5%	37.5%	75.0%	—%
Consolidated earnings per diluted share	17.5%	22.5%	45.0%	—%
Succession planning (1)	7.0%	15.0%	30.0%	—%
Total:	35.0%	75.0%	150.0%	—%

(1)
In setting the performance metric applicable to Mr. Spinner based on succession planning, we based the performance metric on results that were improvements over existing strategies and included specific identification of potential internal candidates to replace our Chief Executive Officer as well as certain other executive officers, the initiation of programs designed to further the development of these individuals and the hiring of an internal resource to further these individuals and others at all levels within the Company. We believe that one of the best indicators of how difficult a particular performance metric was to achieve is reflected in what level of payout the executive actually received with respect to the metric. Because the minimum performance hurdles necessary to fund the annual cash incentive plan were not reached, no payouts under the annual cash incentive plan were made to Mr. Spinner. Accordingly, his performance against the targets related to succession planning was not evaluated for purposes of calculating any payouts to him under the plan.

Mark E. Shamber

	Annual Incentive Payout as % of Base Salary
Individual Goals	Threshold	Target	Stretch	Actual
Return on invested capital	10.5%	37.5%	75.0%	—%
Consolidated earnings per diluted share	17.5%	22.5%	45.0%	—%
Consolidated gross margin	7.0%	15.0%	30.0%	—%
Total:	35.0%	75.0%	150.0%	—%
Sean F. Griffin

	Annual Incentive Payout as % of Base Salary
Individual Goals	Threshold	Target	Stretch	Actual
Consolidated operating income	17.5%	37.5%	75.0%	—%
Return on invested capital	5.3%	11.3%	22.5%	—%
Consolidated gross margin	5.2%	11.2%	22.5%	—%
Service level plus days on hand (1)	7.0%	15.0%	30.0%	—%
Total:	35.0%	75.0%	150.0%	—%

(1)
In setting the performance metrics applicable to Mr. Griffin based on the performance of our service level to customers and days on hand, we considered historical levels of performance and based the performance metric on results that were improvements over the prior year's results. We believe that one of the best indicators of how difficult a particular performance metric was to achieve is reflected in what level of payout the executive actually received with respect to the metric. Because the minimum performance hurdles necessary to fund the annual cash incentive plan were not reached, no payouts under the annual cash incentive plan were made to Mr. Griffin. Accordingly, his performance against the targets related to service level plus days on hand was not evaluated for purposes of calculating any payouts to him under the plan.

Joseph J. Traficanti

	Annual Incentive Payout as % of Base Salary
Individual Goals	Threshold	Target	Stretch	Actual
Consolidated operating income	12.5%	25.0%	50.0%	—%
Return on invested capital	3.8%	7.5%	15.0%	—%
Consolidated Gross Margin	3.7%	7.5%	15.0%	—%
Manage legal expenses (1)	5.0%	10.0%	20.0%	—%
Total:	25.0%	50.0%	100.0%	—%

(1)
In setting the performance metric applicable to Mr. Traficanti based on legal expenses, we based the performance metric on results that would provide a measurable cost savings compared to the prior year's results. For the performance metric, a target of approximately $2.9 million was set for "target" and a target of approximately $2.7 million was set for "stretch." Because the minimum performance hurdles necessary to fund the annual cash incentive plan were not reached, no payouts under the annual cash incentive plan were made to Mr. Traficanti. Accordingly, his performance against the targets related to managing legal expenses was not evaluated for purposes of calculating any payouts to him under the plan.

Donald P. McIntyre

	Annual Incentive Payout as % of Base Salary
Individual Goals	Threshold	Target	Stretch	Actual
Consolidated operating income	12.5%	25.0%	50.0%	—%
Return on invested capital	3.8%	7.5%	15.0%	—%
Consolidated gross margin	3.7%	7.5%	15.0%	—%
Service level plus days on hand (1)	5.0%	10.0%	20.0%	—%
Total:	25.0%	50.0%	100.0%	—%

(1)
In setting the performance metrics applicable to Mr. McIntyre based on the performance of our service level to customers and days on hand, we considered historical levels of performance and based the performance metric on results that were improvements over the prior year's results. We believe that one of the best indicators of how difficult a particular performance metric was to achieve is reflected in what level of payout the executive actually received with respect to the metric. Because the minimum performance hurdles necessary to fund the annual cash incentive plan were not reached, no payouts under the annual cash incentive plan were made to Mr. McIntyre. Accordingly, his performance against the targets related to service level plus days on hand was not evaluated for purposes of calculating any payouts to him under the plan.

Long-term Equity-Based Incentive Program
Our core long-term equity-based incentive program in fiscal 2015 consisted of time-based vesting stock options and restricted stock units and performance-based vesting restricted stock units. The grant date fair values of time-based vesting restricted stock units, performance-based vesting restricted stock units, and time-based vesting options represented approximately 50%, 30%, and 20%, respectively, of the aggregate grant date fair value of the long-term equity-based awards to each of the Named Executive Officers.
In setting our Named Executive Officers' compensation for fiscal 2015, the Compensation Committee believed that stock options and a mix of time- and performance-based vesting restricted stock units provided a Named Executive Officer with an incentive to improve our stock price performance and a direct alignment with stockholders' interests, as well as a continuing stake in our long-term success. In addition, because the time-based equity awards vest ratably over four years, and the performance units vest two years from the date of grant, if earned, we believe these awards provide strong incentives for the executives to remain employees of ours.
In addition to the grants made under our core long-term equity-based incentive program described above, we granted Mr. Spinner performance units with performance metrics tied to our performance during fiscal 2015 as described below.
All of our equity awards are made pursuant to plans that have been approved by stockholders.
Timing of Awards. The Compensation Committee generally makes equity-based grants in September of each year when the Compensation Committee also approves changes to our executive officers' annual base salaries, if any. These grants are effective after we have publicly released our preliminary results of operations for the recently completed fiscal year. The Compensation Committee may also make equity-based grants from time to time for new executive officers or upon a significant change in an executive officers' job scope and responsibility.
Determinations of Awards. The Compensation Committee reviews and approves annual equity-based awards for all of our eligible employees, including our Named Executive Officers. In fiscal 2015, the Compensation Committee determined the target grant date fair value of equity awards based on percentages of the recipient's prior fiscal year base salary and annual performance-based cash compensation earned for the prior fiscal year dependent on the eligible employee's position within the company. For our executive officers, including our Named Executive Officers, the percentages used for fiscal 2015 grants were 125% of fiscal 2014 base salary and 50% of the annual cash incentive paid based on fiscal 2014 performance, for a total of 50% target cash pay. Our Chief Executive Officer received additional performance units in order to incentivize him to achieve financial results for fiscal 2015 and deliver a target total pay opportunity that the Compensation Committee considered to be competitive with the market.
The Compensation Committee may disregard these guideline ranges for an employee, including a Named Executive Officer, upon a determination that other factors should result in an equity award that exceeds or is less than the specified range based on the executive's position with us. These factors may include consideration of competitive compensation data, a recent change in assigned duties, retention considerations or the historical performance of the executive. The Compensation Committee also considers the recommendations of members of senior management with respect to the mix of stock options and restricted stock units.
Time-Based Vesting Restricted Stock Units. For fiscal 2015, the Compensation Committee awarded approximately 50% of the grant date fair value of the Named Executive Officers' long-term, equity-based incentive compensation under our core program in the form of time-based vesting restricted stock units pursuant to the 2004 Equity Plan on September 19, 2014. The time-based vesting restricted stock units vest in four equal annual installments beginning on the first anniversary of the date of grant and are shown in the table in EXECUTIVE COMPENSATION TABLES—Grants of Plan-Based Awards in Fiscal 2015.
Performance-Based Vesting Restricted Stock Units. The following information summarizes our long-term equity grants made in fiscal 2015 and the settlement of our long-term equity grants made in fiscal 2014, which had performance criteria tied to the one and two-year periods ended August 1, 2015, respectively.
Fiscal 2015 Grant. For fiscal 2015, the Compensation Committee awarded approximately 30% of the grant date fair value of the Named Executive Officers' long-term, equity-based incentive compensation under our core program in the form of performance units denominated in dollars pursuant to the 2012 Equity Plan. The dollar value of this award that may vest at the “threshold,” “target” and “stretch” levels of performance are shown in the table in EXECUTIVE COMPENSATION TABLES—Grants of Plan-Based Awards in Fiscal 2015. These awards are denominated in dollars but may be settled in cash or shares of our common stock based on the closing price of our common stock on the last trading day prior to the last day of the performance period.
The fiscal 2015 awards of the performance units utilize two equally-weighted performance criteria—return on invested capital ("ROIC"), which for purposes of the fiscal 2015 award we define as net operating profit after income taxes, divided by the sum of total debt and stockholders' equity, and our total shareholder return relative to the total shareholder return of the S&P 400 Mid Cap Index ("Relative TSR"). For ROIC, the relevant measurement period is the second year of the performance period (i.e., fiscal 2016) in order to reflect our performance at the end of the performance period, and for Relative TSR, the relevant measurement period is the full two years of the performance period beginning August 3, 2014 and ending July 30, 2016. The performance metrics underlying these performance units were established by the Compensation Committee based on our business planning process with target level of performance established at levels that are consistent with our internally prepared projections with significant improvements over those projections required to achieve above target payouts and a threshold level of ROIC established below which none of the performance units would be earned, regardless of how well we perform on the Relative TSR performance metric.
The following table illustrates the Relative TSR performance metric and the corresponding payout levels for the measurement period expressed as a percentage of the total amount of the performance units that may be earned as a result of this performance metric:

Payout (1)	Relative TSR
50%	-1253 BPS
100%	S&P 400 Mid Cap Index
150%	+512 BPS
200%	+1025 BPS

(1)
The payout percentages included in the table apply with respect to the portion of the performance units' performance metric tied to Relative TSR, which accounts for 50% of the total performance metrics applicable to the award. For example, if our total shareholder return for the relevant measurement period was 1,253 basis points or less below the S&P 400 Mid Cap Index, 50% of the portion of the award tied to Relative TSR would vest (or 25% of the total award), with the vesting of the remaining portion of the total award being dependent on our performance against the ROIC performance metrics.

Settlement of Fiscal 2014 Awards. At the conclusion of fiscal 2015, the two-year performance period concluded with respect to performance units granted to our Named Executive Officers that were employed by the Company in September 2013. Like the fiscal 2015 grants, the fiscal 2014 awards of performance units had two equally-weighted performance criteria. The Named Executive Officers were eligible to earn between 0% and 200% of their targeted award, depending on our performance during the relevant measurement periods with respect to five levels of performance for ROIC and four levels of performance for Relative TSR. For ROIC, the relevant measurement period was the second year of the performance period (i.e., fiscal 2015) in order to reflect our performance at the end of the performance period, and for Relative TSR, the relevant measurement period was the full two years of the performance period beginning on August 4, 2013 and ending on August 1, 2015. The following table illustrates the Relative TSR and ROIC performance metrics and the corresponding payout levels for the measurement period:

Payout (1)	ROIC	Relative TSR
25%	9.25%
50%	9.37%	- 1,000 BPS
100%	9.49%	S&P 400 Mid Cap Index
150%	9.61%	+ 600 BPS
200%	9.73%	+1,200 BPS

(1)
The payout percentages apply with respect to each of the equally-weighted performance criteria. For example, if our ROIC for the relevant measurement period was 9.49% and our total shareholder return for the relevant measurement period was 1,000 basis points or less below the S&P 400 Mid Cap Index, 100% of the portion of the award tied to ROIC would vest (or 50% of the total award) and 50% of the portion of the award tied to Relative TSR would vest (or 25% of the total award), resulting in an aggregate of 75% of the total award vesting.

On September 9, 2015, the Compensation Committee met to determine what percentage of the fiscal 2014 performance-units had been earned. When calculating our ROIC for fiscal 2015, the Compensation Committee adjusted our GAAP-based ROIC in accordance with the terms of the award agreement pursuant to which the performance units had been granted to eliminate the impact of the approximately $20.4 million of pre-tax income generated by Trudeau and Tony's, $0.8 million of pre-tax impairment and restructuring costs incurred in connection with closing of a Canadian distribution facility located in Scotstown, Quebec, and $0.3 million related to pre-tax acquisition related expenses we incurred in connection with the Tony's transaction in fiscal 2015. In addition to the income statement adjustments noted above, an adjustment was made to total debt to exclude approximately $219.5 million of long term debt we incurred to finance our acquisitions of Trudeau and Tony's and approximately $13.8 million in additional debt we incurred related to the capital lease treatment of our Providence, Rhode Island headquarters. ROIC for fiscal 2015 was 7.96%, or 8.35% after these adjustments, which was below the “threshold” performance levels. As a result, the Compensation Committee did not approve the vesting of any units of the portion of the fiscal 2014 award tied to ROIC.
In addition, the Compensation Committee determined that our total shareholder return for the two-year period ended August 1, 2015 was 2,051 basis points below the S&P Mid Cap 400 Index TSR. As a result, the Compensation Committee did not approve the vesting of any units of the portion of the fiscal 2014 award tied to Relative TSR.
Options. For fiscal 2015, the Compensation Committee awarded approximately 20% of the grant date fair value of the Named Executive Officers' long-term, equity-based incentive compensation under our core program in the form of stock options to the Named Executive Officers pursuant to the 2012 Equity Plan. The grants were effective September 19, 2014, following the September 17, 2014 release of our fiscal 2014 results of operations. These stock options have exercise prices equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. The stock options vest in four equal annual installments beginning on the first anniversary of the date of grant and are shown in the table in EXECUTIVE COMPENSATION TABLES—Grants of Plan-Based Awards in Fiscal 2015.
Additional Performance Units Granted to CEO. For fiscal 2015 our Chief Executive Officer received additional performance units in order to incentivize him to achieve financial results for fiscal 2015 and deliver a target total pay opportunity that the Compensation Committee considered to be competitive with the market. On September 9, 2014, the Compensation Committee granted Mr. Spinner an award of performance units based on a targeted grant value of $1.5 million from the 2012 Equity Plan with two equally-weighted performance criteria—ROIC and consolidated operating income. For this award, ROIC was defined as net operating profit after tax divided by the sum of total debt and equity. Mr. Spinner was eligible to earn between 0% and 200% of his targeted award, depending on our performance during fiscal 2015 based on the following performance matrix:

		Consolidated Operating Income ($ Millions)
		<$242,985	$249,971	$256,956	$261,275	$265,593
Return on Invested Total Capital	>9.05%	60%	75%	125%	150%	200%
	8.95%	50%	60%	110%	125%	150%
	8.85%	0%	50%	100%	110%	125%
	8.78%	0%	0%	50%	60%	75%
	8.70%	0%	0%	0%	50%	60%
On September 9, 2015, the Compensation Committee met to determine what percentage of the fiscal 2015 performance-units with a one-year performance period granted to Mr. Spinner had been earned. When calculating our ROIC for fiscal 2015, the Compensation Committee adjusted our GAAP-based ROIC in accordance with the terms of the award agreement pursuant to which the performance units had been granted to eliminate the impact of the approximately $0.8 million of pre-tax impairment and restructuring costs incurred in connection with closing of a Canadian distribution facility located in Scotstown, Quebec, and $0.3 million related to pre-tax acquisition related expenses we incurred in connection with the Tony's transaction in fiscal 2015. In addition to the income statement adjustments noted above, an adjustment was made to total debt to exclude approximately $13.8 million in additional debt we incurred related to the capital lease treatment of our Providence, Rhode Island headquarters. ROIC for fiscal 2015 was 7.96%, or 8.03% after these adjustments, which was below the “threshold” performance levels. As a result, our consolidated operating income level was not relevant for whether the performance units had been earned and the Compensation Committee did not approve the vesting any of the performance units for Mr. Spinner that were granted in September 2014 and tied to our fiscal 2015 performance.
Other Compensation and Benefits
The Named Executive Officers are eligible for the same level and offering of benefits that we make available to other employees, including our ESOP, 401(k) plan, health care plan, life insurance plans, and other welfare benefit programs. In addition to the standard benefits offered to all employees, the Named Executive Officers are eligible to participate in the Deferral Plans. We provide the Named Executive Officers with the ability to defer compensation as a competitive pay practice so they may save amounts in a non-qualified retirement plan that are greater than the amount permitted to be deferred under the 401(k) Plan. For a description of the Deferral Plans, see EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation—Fiscal 2015 below. We do not have any defined benefit pension plans available to our Named Executive Officers.
Perquisites and Other Benefits. We provide certain Named Executive Officers with perquisites and other benefits that we believe are reasonable and consistent with our overall executive compensation program. The costs of these benefits constitute only a small portion of each Named Executive Officer's total compensation and includes, for certain Named Executive Officers, contributions to our defined contribution plan, the payment of premiums for life insurance, automobile allowances, corporate housing and commuting air travel reimbursement. We offer perquisites and other benefits that we believe to be competitive with benefits offered by companies with whom we compete for talent for purposes of recruitment and retention.
Fiscal 2016 Compensation Changes
For fiscal 2016, the Compensation Committee made certain changes to the compensation program for the Named Executive Officers tied to base salary, performance-based annual cash incentive and long-term equity based incentive compensation.
As described above in Competitive Marketplace Assessment, when setting fiscal 2015 compensation the Compensation Committee determined to conduct competitive market assessments when analyzing and setting the compensation of our Named Executive Officers every two years as opposed to annually and did not perform such an assessment in setting fiscal 2015 compensation. Accordingly, when it established the compensation for fiscal 2016, the Compensation Committee, with the assistance of Semler Brossy, reviewed a broad-based market assessment in fiscal 2015 in connection with its determination to review our Named Executive Officers’ base salaries every two years. In selecting appropriate data for purposes of setting fiscal 2016 compensation, the Compensation Committee considered companies with revenue between $5 and $10 billion and the market midpoint was defined as the average of the 25th and 50th percentiles to account for the low-margin nature of our business relative to general industry companies.
Base Salary. Base salary remains an important component of a Named Executive Officer's total compensation and for fiscal 2016 base salaries are generally targeted in the 40th to 50th percentile of the market assessment. For fiscal 2016, the base salary for each of the Named Executive Officers has been increased over fiscal 2015 levels by the percentage noted below, with the exception of Mr. Shamber, who ceased to serve as our Chief Financial Officer on October 16, 2015. With the exception of Mr.

Griffin, the percentage increases noted below are consistent with the merit pool for the Company as a whole and take into account that the base salaries for those individuals had not been increased since September 2013. In the case of Mr. Griffin, the competitive market place assessment performed determined that his base salary was below market for an employee performing comparable duties and is indicative of the Company's attempt to close this gap. Set forth below are the fiscal 2015 and fiscal 2016 base salaries for the Named Executive Officers and the percentage change between periods.

Named Executive Officer	Fiscal 2015 Base Salary	Fiscal 2016 Base Salary (1)	Percentage Change
Steven L. Spinner	$872,300	$900,000	3.2%
Mark E. Shamber (2)	$393,950	$393,950	—%
Sean F. Griffin	$440,300	$500,000	13.6%
Joseph J. Traficanti	$367,150	$380,000	3.5%
Donald P. McIntyre	$366,100	$377,083	3.0%
(1) For each Named Executive Officer, with the exception of Mr. Shamber, fiscal 2016 Base Salaries will be effective as of January 1, 2016.
(2) On September 15, 2015, we announced an executive team transition plan pursuant to which Michael Zechmeister succeeded Mr. Shamber as Senior Vice President, Chief Financial Officer, and Treasurer effective October 16, 2015. Mr. Shamber will continue to assist the Company with business strategy and development through December 31, 2015. Mr. Zechmeister's base salary for 2016 is $450,000.
Performance-Based Annual Cash Incentive Compensation - For fiscal 2016, the only change to the performance-based annual cash incentive program for the Named Executive Officers is an increase in the target-level payout for Mr. Spinner which increased from 75% of his base salary in fiscal 2015 to 100% in fiscal 2016.
Long-Term Equity-Based Incentive Compensation - For fiscal 2016, the Named Executive Officers have been awarded a mixture of time-based restricted stock units and performance-based vesting restricted stock units. Mr. Spinner and Mr. Griffin were granted an award equal to $1,417,488 and $770,000, respectively, or 162.5% and 175% of their fiscal 2015 base salaries at target level payout. Each additional Named Executive Officer, with the exception of Mr. Shamber, was granted an award equal to 150% of their fiscal 2015 base salaries at target level payout, or $550,725 and $549,150 in the case of Mr. Traficanti and Mr. McIntyre, respectively. No stock options were granted to Named Executive Officers for fiscal 2016.
The time-based vesting restricted stock units and performance-based vesting restricted stock units each account for 50% of the total targeted grant date fair value of the award. The time-based vesting restricted stock units will vest in four equal installments beginning on the first anniversary of the date of grant. The amount of each Named Executive Officer's award was based on a percentage of the individual's fiscal 2015 base salary as opposed to a percentage of the individual's prior year base salary and actual annual cash incentive award paid for the prior year, as was the case in fiscal 2015. The performance-based vesting restricted stock units will be denominated in shares based on the closing stock price of our common stock on the date of grant pursuant to the 2012 Equity Plan rather than being denominated in dollars with the number of shares to be issued based on the closing price of our common stock at the end of the performance period as was the case for the fiscal 2015 performance awards. The performance-based vesting restricted stock units, other than Mr. Spinner's units tied to performance in fiscal 2016, have two equally-weighted performance criteria - ROIC and consolidated operating income for fiscal 2017. The Named Executive Officers, with the exception of Mr. Shamber, are eligible to earn between 0% and 200% of their targeted award, depending on our performance during the relevant measurement period with respect to five levels of performance for ROIC and consolidated operating income, respectively. In addition to the performance criteria tied to ROIC and consolidated operating income, the Compensation Committee approved the ability to adjust the number of units that will vest upward or downward by up to 10% depending on how our common stock price performs relative to the S&P Mid Cap 400 Index. In addition to his two-year performance-based restricted stock unit award described above, Mr. Spinner was awarded $1,500,000 of performance-based restricted stock units (at target-level performance) with performance metrics tied to fiscal 2016. Mr. Spinner can earn up to 200% of the targeted award. These performance units have performance criteria tied to ROIC and consolidated operating income similar to the structure of his one-year performance award granted in September 2014. This performance award was denominated in shares based on the closing price of our common stock on the date of grant rather than being denominated in dollars with the number of shares to be issued based on the closing price of our common stock at the end of the performance period as was the case for his one-year performance award in fiscal 2015.
Additional Long-Term Equity-Based Incentive Compensation - In addition to the above-described grants that each of our Named Executive Officers received pursuant to our long-term equity incentive plan program, certain Named Executive Officers were awarded additional time-based vesting restricted stock units. Mr. Spinner was granted an award equal to $729,372, Mr. Griffin was granted an award equal to $385,263, and Mr. Traficanti was granted an award equal to $137,681. These additional grants were provided to those Named Executive Officers whose total compensation package was determined to be below market based on their responsibilities in comparison to individuals with similar responsibilities within the competitive market assessment performed in fiscal 2015 and are meant to bring total targeted compensation in line with market.
New Chief Financial Officer in Fiscal 2016 - On September 15, 2015, the Company announced an executive team transition plan. Michael P. Zechmeister was appointed Senior Vice President, effective as of September 15, 2015, and he succeeded Mark Shamber as Senior Vice President, Chief Financial Officer and Treasurer, effective October 16, 2015. The offer letter and term sheet with Mr. Zechmeister provides him with the following benefits in consideration of his service as the Company’s Chief Financial Officer and Senior Vice President in fiscal 2016:

•	annual base salary of $450,000, which will be prorated for any portion of a fiscal year during which Mr. Zechmeister is employed as the Company’s Chief Financial Officer and Senior Vice President;

•
an annual cash bonus with a value of 75% of his base salary at target levels of performance, which may be reduced or increased to between 0% and 150% of his base salary, based on the Company’s and Mr. Zechmeister’s performance, which will be pro-rated for the period of time during which Mr. Zechmeister is employed by the Company during fiscal year 2016;

•
an initial equity grant with a value of $2,020,000 in order to compensate Mr. Zechmeister for outstanding equity grants and other compensation forfeited from his previous employer payable 25% in options to purchase shares of the Company’s common stock and 75% in time-based vesting restricted stock units, which awards will vest in four equal annual installments beginning on the first anniversary of the grant date of the award; provided however, that the unvested portion of the awards will vest immediately upon involuntary termination of Mr. Zechmeister's employment with the Company without cause;

•	up to $100,000 for reimbursement for relocation and temporary living expenses; and

•
participation in the Company’s welfare and benefit plans in accordance with the terms of such plans and change in control and severance agreements substantially similar to those we have entered into with our other Named Executive Officers.

Other Programs, Policies and Considerations
Potential Impact on Compensation from Executive Misconduct
If the Board determines that a Named Executive Officer has engaged in fraudulent or intentional misconduct, the Board will take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the Named Executive Officer that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.
Recoupment (Clawback) Policy
We have adopted a recoupment policy applicable to our executive officers, including our Named Executive Officers, which provides that if we restate all or a portion of our financial statements within two years of filing the financial statements with the SEC, the Board or the Compensation Committee will, to the extent permitted by law, as it deems appropriate in its sole discretion, require reimbursement of all or a portion of any bonus or incentive compensation paid or granted after May 28, 2009 to any executive officer or other officer covered by this policy. The Board, or the Compensation Committee, also has the right in the event of such a restatement to cause the cancellation of equity-based incentive or bonus awards that had been granted to these individuals and to, in certain circumstances, seek reimbursement of any gains realized on the exercise of stock options or sales of shares of stock or payments received on account of restricted stock units or other awards payable in cash, in either case attributable to any awards that formed all or a portion of such bonus or incentive award. Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards from our Chief Executive Officer and Chief Financial Officer if we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct. In addition, the SEC is required under Section 954 of the Dodd-Frank Act to adopt rules that will require every exchange-listed company to adopt a “clawback” policy for the recovery of certain incentive-based compensation from its executive officers in the event the company is required to restate its financials as a result of material noncompliance with reporting requirements. When final rules under the Dodd-Frank Act are adopted, we expect to revise our existing clawback policy as necessary to comply with these final SEC rules.
Policy on Gross Up Payments in Connection with a Change in Control
We have adopted a policy under which we may not enter into new or amended agreements which provide for "gross ups" for excise tax obligations payable by our executives upon termination of employment following a change in control. We also entered into amendments to the change in control agreement with each of Messrs. Spinner, Traficanti and Shamber to eliminate such "gross up" payments related to change in control. As a result, none of our executives is a party to an agreement providing for "gross up" payments for excise taxes imposed upon termination following a change in control.
Stock Ownership Guidelines
The Compensation Committee believes stock ownership guidelines are a key vehicle for aligning the interests of management and our stockholders. A meaningful ownership stake by our Named Executive Officers demonstrates to our stockholders a strong commitment to our success. Accordingly, the Compensation Committee maintains a policy consistent with our corporate governance principles that requires our Named Executive Officers and other senior officers to hold shares of common stock equal to 50% of the estimated stock option equivalent received by each executive officer for the most recent full year of service as an executive officer. For instance, a stock option equivalent of 10,000 would require stock ownership of 5,000 shares. The policy recommends that executive officers attain this level of stock ownership within four years following their appointment as an executive officer. Once attained, each executive officer is required to maintain this level of stock ownership for as long as they are employed by us and serving as an executive officer. All our executive officers with more than one full year of service own our stock.
Hedging and Insider Trading Policy
Our insider trading policy prohibits our executive officers from holding shares of our common stock in a margin account or from pledging shares of our common stock unless, in the case of pledging of the shares as collateral for a loan (not including margin debt), approved in advance by our General Counsel upon demonstration the individual clearly has the financial capacity to repay the loan without resort to the pledged securities. In addition, our insider trading policy permits only limited types of hedging transactions that are structured to avoid the risks of short selling, options trading or margin trading and which must be made pursuant to a Rule 10b5-1 trading plan that is pre-cleared by our General Counsel and for which any securities involved in such transaction must be in excess of our minimum stock ownership guidelines. Currently, none of the members of the Board or our executive officers are engaged in any hedging or pledging transactions involving shares of our common stock.
Employment Agreements
We are not a party to any currently effective employment agreement with any of our Named Executive Officers. We believe that, generally, employment agreements are not currently necessary to attract and retain talented personnel. However, due to the ever-changing marketplace in which we compete for talent, this practice is regularly reviewed by the Compensation Committee to help ensure that we remain competitive in our industry. We have, however, entered into an offer letter with Steven L. Spinner, our current President and Chief Executive Officer and Michael Zechmeister, our current Chief Financial Officer, that sets forth certain terms of Mr. Spinner's and Mr. Zechmeister's employment with us, and the Compensation Committee and the Board has approved our entering into severance agreements and change in control agreements with our executive officers. We may enter into employment agreements and offer letters with executive officers in the future if the Compensation Committee determines that such arrangements are in our best interest at that time.
Severance Agreements and Change in Control Agreements
We are currently a party to a severance agreement and change in control agreement with each of our Named Executive Officers. Given the fact that we do not have employment agreements with our Named Executive Officers, the Compensation Committee believes that the protections afforded in the severance agreements and change in control agreements are reasonable and are an important element in retaining our executive officers.
Each of the severance agreements includes confidentiality, non-competition and intellectual property assignment provisions. Outside the context of a Change in Control, if we terminate any of our Named Executive Officers for any reason other than Cause, death, or disability or such executive resigns for Good Reason, we would be required to pay to the executive (i) his base salary, as in effect as of the termination date of his employment, and (ii) provide certain medical benefits in each case for a period of one year following such termination. If we terminate Mr. Spinner without Cause, his agreement also requires us to pay (i) a pro rata portion of the bonus to which he would have been entitled for the year in which he was terminated, and (ii) an amount equal to the pro rata portion of his unvested balance in the ESOP, which would vest on the first anniversary of the date of Mr. Spinner's termination. If we terminate Mr. Spinner without Cause, a pro rata portion of the stock options awarded to Mr. Spinner and not vested and exercisable on or prior to the date of Mr. Spinner's termination that would otherwise become vested and exercisable on or prior to the first anniversary of the date of Mr. Spinner's termination, and any shares of restricted stock or restricted stock units granted to Mr. Spinner that would have had any restrictions thereon removed or vested on or prior to the first anniversary of the date of Mr. Spinner's termination, will, in either case, have any restrictions thereon removed or become vested, as the case may be. All such payments and vesting will be prorated based on the number of full calendar months that Mr. Spinner was employed as our President and Chief Executive Officer during the fiscal year in which he resigned or was terminated.
Any benefits to be paid upon a change in control under the severance agreements or change in control agreements are "double trigger," which requires both a Change in Control and a termination of a Named Executive Officer by us for a reason other than Cause, death or disability or a resignation by the executive for Good Reason within one year of the date of the Change in Control. In the event of either a termination of the executive for a reason other than Cause, death or disability or his resignation for Good Reason within one year of the date of a Change in Control, the executive would be entitled to receive a lump sum payment equal to (i) a multiple of his base salary (multiple of 3, 2.99, 2.99, 1.5 and 1.5 for Messrs. Spinner, Shamber, Traficanti, Griffin and McIntyre, respectively), as in effect at that time of his termination of employment, (ii) the average annual bonus paid to the executive for the three fiscal years prior to the date of his termination or resignation (or the average of the bonuses he has received if he will not have been employed by us for three years as of such date, or, if he has not yet been awarded an annual bonus for the previously completed year as of such termination date, then his target bonus for such year shall be included in the average), (iii) the pro rata portion of the target bonus for the fiscal year in which such termination or resignation occurred, and (iv) an amount equal to his unvested account balance in the ESOP. In addition, all of the executive's then outstanding but unvested equity awards, including performance shares and performance units, will vest and, if applicable, become exercisable as of the date of termination or resignation. We will also be required to continue to provide each executive with medical benefits in effect as of the date of such termination or resignation for a period of three years following the termination or resignation. The provision of all such benefits will be subject to any restrictions under applicable law, including under Section 409A of the Code. In establishing the multiples of base salary and bonus that a terminated executive would be entitled to receive following his termination without Cause or for Good Reason, either before or within one year following a Change in Control, the Compensation Committee considered the need to be able to competitively recruit and retain talented executive officers who often-times seek protection against the possibility that they might be terminated without cause or be forced to resign for Good Reason following a Change in Control.
For purposes of the severance agreements and change in control agreements described above, the terms "Cause", "Good Reason" and "Change in Control" have the meanings set forth below.
"Cause" means (1) conviction of the executive under applicable law of any felony or any misdemeanor involving moral turpitude, (2) unauthorized acts intended to result in the executive's personal enrichment at the material expense of the Company or its reputation, or (3) any violation of the executive's duties or responsibilities to the Company which constitutes willful misconduct or dereliction of duty, or material breach of the confidentiality and non-competition restrictions contained in the severance agreements and change in control agreements.
"Good Reason" means, without the executive's express written consent, the occurrence of any one or more of the following: (1) the assignment of the executive to duties materially adversely inconsistent with his current duties, and failure to rescind such assignment within thirty (30) days of receipt of notice from the executive; (2) a material reduction in the executive's title, executive authority or reporting status; (3) a relocation more than 50 miles from the Company's offices in Providence, Rhode Island; (4) a reduction by the Company in the executive's base salary, or the failure of the Company to pay or cause to be paid any compensation or benefits under the severance or change in control agreement when due or under the terms of any plan established by the Company, and failure to restore such base salary or make such payments within five days of receipt of notice from the executive; (5) failure to include the Named Executive Officer in any new employee benefit plans proposed by the Company or a material reduction in the executive's level of participation in any existing plans of any type; provided that a Company-wide reduction or elimination of such plans shall not give rise to a "Good Reason" termination; or (6) the failure of the Company to obtain a satisfactory agreement from any successor to the Company with respect to the ownership of substantially all the stock or assets of the Company to assume and agree to perform the severance agreement or change in control agreement, as the case may be.
"Change in Control" means the happening of any of the following:

•
any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any of its affiliates, or any employee benefit plan of the Company or any of its affiliates) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing the greater of 30% or more of the combined voting power of the Company's then outstanding securities;

•
approval by the stockholders of the Company of a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation if (A) a majority of the directors of the surviving corporation were not directors of the Company immediately prior to the effective date of such merger or (B) the stockholders of the Company immediately prior to the effective date of such merger own less than 60% of the combined voting power in the then outstanding securities in such surviving corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

•
the purchase of 30% or more of the Company's stock pursuant to any tender or exchange offer made by any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any of its affiliates, or any employee benefit plan of the Company or any of its affiliates.

Tax Deductibility of Compensation
When it reviews compensation matters, the Compensation Committee considers, among other matters, the anticipated tax and accounting treatment of payments and benefits with respect to us and, when relevant, to the executive. Section 162(m) of the Code limits to $1 million the annual tax dedication for compensation paid to each of the chief executive officer and the three other highest paid executive officers employed at the end of the year (other than the chief financial officer). However, compensation that does not exceed $1 million during any fiscal year or that qualifies as "performance-based compensation" (as defined in Section 162(m)) is deductible. The Compensation Committee considers these requirements and attempts to ensure that both cash and equity components of the Named Executive Officers' total compensation are tax deductible by us, to the maximum extent possible, by the use of stockholder-approved plans that are intended to comply, to the extent practicable, with Section 162(m). The Compensation Committee reserves the right to make non-deductible awards (e.g. service vested restricted stock units). Our performance-based cash incentive plan is intended to be a subplan of our 2012 Equity Plan, which was approved by our stockholders. Accordingly, assuming that awards otherwise comply with the technical requirements of Section 162(m) these awards should qualify as “performance-based compensation” and as a result be deductible if paid out in accordance with the terms of the plan and performance metrics approved by the Compensation Committee. The Compensation Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on our executive compensation programs, but the Compensation Committee has approved in the past and may approve in the future, compensation that is not considered performance-based under Section 162(m) or that is outside the deductibility limitations of Section 162(m).

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended August 1, 2015.

James P. Heffernan, Chair
Ann Torre Bates
Gail A. Graham

The foregoing Report of the Compensation Committee shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee does not contain soliciting material and shall not be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act, regardless of any general incorporation language in such filing.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table—Fiscal Years 2013-2015
The following table sets forth for each of the Named Executive Officers: (i) the dollar value of base salary and non-equity incentive compensation earned during the fiscal year indicated; (ii) the aggregate grant date fair value related to all equity-based awards made to the Named Executive Officer for the fiscal year; (iii) the change in pension value and non-qualified deferred compensation earnings during the fiscal year; (iv) all other compensation for the year; and (v) the dollar value of total compensation for the fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings(3)	All Other Compensation		Total
Steven L. Spinner	2015	$872,300	$—	$2,758,034	$218,840	$—	$20,745	$88,249	(4)	$3,958,168
President and Chief Executive Officer	2014	872,300	—	2,669,457	216,377	964,682	46,080	80,325		4,849,221
	2013	846,866	—	2,726,107	283,124	807,161	75,197	80,374		4,818,829
Mark E. Shamber (5)	2015	393,950	—	565,899	98,382	—	8,931	9,549	(6)	1,076,711
Senior Vice President, Chief Financial Officer and Treasurer	2014	393,950	—	482,524	89,320	429,556	22,945	11,528		1,429,823
	2013	382,454	—	496,303	121,147	249,787	21,571	11,348		1,282,610
Sean F. Griffin	2015	440,300	—	544,154	94,529	—	18,411	10,464	(7)	1,107,858
Chief Operating Officer	2014	440,300	—	581,015	107,612	259,086	15,941	20,144		1,424,098
	2013	427,450	—	588,579	143,640	384,526	18,819	21,174		1,584,188
Joseph J. Traficanti	2015	367,150	—	484,325	84,158	—	8,485	45,677	(8)	989,795
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2014	367,150	—	441,733	81,739	292,694	28,391	56,261		1,267,968
	2013	356,462	—	444,434	108,555	213,778	37,038	15,845		1,176,112
Donald P. McIntyre	2015	366,100	—	440,897	76,601	—	—	5,095	(9)	888,693
Senior Vice President, National Supply Chain and Strategy

(1)
Amounts shown represent the grant date fair value of awards of restricted stock units, and, with respect to Mr. Spinner in fiscal 2013 through fiscal 2014, performance shares and performance units at the target level and in fiscal 2015, performance units at the target level, and, with respect to Messrs. Shamber, Griffin, Traficanti and McIntyre, fiscal 2013 through fiscal 2015, performance units at the target level, as computed under ASC 718 granted during the fiscal year indicated. For performance shares and performance units, grant date fair value is calculated based on the probable outcome of the performance result (i.e., target level of performance) for each of the performance periods, excluding the effect of estimated forfeitures. These amounts do not necessarily reflect the actual amounts that were paid to, or may be realized by, the Named Executive Officer for any of the fiscal years reflected. Refer to footnote 3 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended August 1, 2015 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. The grant date fair value of awards of performance shares and performance units to Mr. Spinner in fiscal 2015, fiscal 2014 and fiscal 2013, assuming stretch, or maximum, performance, were $3,943,630, $3,877,298 and $4,123,918, respectively. The grant date fair value of awards of performance units to Messrs. Shamber, Griffin, Traficanti, and McIntyre in fiscal 2015, assuming stretch performance, were $424,329, $407,951, $363,171, and $330,537, respectively. The grant date fair value of awards of performance units to Messrs. Shamber, Griffin, and Traficanti in fiscal 2014, assuming stretch, or maximum level, performance, were $361,777 and $435,945, and $331,480, respectively. The grant date fair value of awards of performance units to Messrs.

Shamber, Griffin, and Traficanti, in fiscal 2013, assuming stretch performance, were $424,162, $502,914, and $379,861, respectively.
The amounts shown in the column for fiscal 2013 also include $123,891, $53,020, $62,865, and $47,483 for each of Messrs. Spinner, Shamber, Griffin, and Traficanti, respectively, representing the dollar value of the discretionary award of 2,054, 879, 1,042, and 787 shares of common stock to Messrs. Spinner, Shamber, Griffin, and Traficanti, respectively, on September 10, 2013, related to the two-year performance period ended August 3, 2013. Such amounts represent the number of shares multiplied by $60.31, the closing price per share of our common stock on the NASDAQ Global Select Market on August 2, 2013, the last business day of the fiscal year.

(2)
Amounts shown represent the grant date fair value of awards of stock options, as computed under ASC 718, granted to the Named Executive Officers during the fiscal year indicated. These amounts do not reflect the actual amounts that were paid to, or may be realized by, the Named Executive Officer for any of the fiscal years reflected. Refer to footnote 3 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended August 1, 2015 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.

(3)
Amounts reported in this column represent earnings on deferred compensation that exceed 120% of the federal applicable long-term rate, which was 2.74%. These amounts as well as all other earnings on deferred compensation of the Named Executive Officers in fiscal 2015 are included in the table included under Nonqualified Deferred Compensation—Fiscal 2015 under the column "Aggregate Earnings in Last Fiscal Year."

(4)
Represents an automobile allowance ($6,314), an allowance for living expenses while in the area of our Corporate Headquarters in Providence, Rhode Island ($48,931), an amount received to "gross up" the two preceding benefits to offset the related tax obligations ($20,534), an allocation of shares under the ESOP ($800), our contributions to a 401(k) account ($8,723) and the provision of air and rail travel from Mr. Spinner's homes in New York and Pennsylvania to our Corporate Headquarters ($2,947).

(5)
On September 15, 2015, we announced an executive team transition plan whereby Mr. Michael Zechmeister succeeded Mr. Shamber as Senior Vice President, Chief Financial Officer, and Treasurer effective October 16, 2015. Mr. Shamber will continue to assist the Company with business strategy and development through December 31, 2015. Mr. Zechmeister's base salary for 2016 is $450,000.

(6)	Represents an allocation of shares under the ESOP ($800) and our contributions to a 401(k) account ($8,749).

(7)	Represents an allocation of shares under the ESOP ($800), our contributions to a 401(k) account ($6,774) and the payment of premiums for life insurance ($2,890).

(8)
Represents a scheduled distribution from the nonqualified deferred compensation plan ($34,988), an allocation of shares under the ESOP ($800), our contributions to a 401(k) account ($7,305), and the provision of air travel from Mr. Traficanti's home in Virginia to our Corporate Headquarters in Providence, Rhode Island ($2,584).

(9)	Represents an allocation of shares under the ESOP ($800) and our contributions to a 401(k) account ($4,295).

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards (#)(4)	All Other Option Awards (#)(5)	Exercise Price of Option Awards ($/sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Steven L. Spinner	9/19/2014	—	—	—	—	—	—	—	14,770	64.55	218,840
	9/19/2014	—	—	—	—	—	—	12,180	—	—	786,219
	9/19/2014	—	—	—	—	1,500,000 (3)	3,000,000 (3)	—	—	—	1,500,000
	9/19/2014	—	—	—	117,968	471,815	943,630	—	—	—	471,815
	N/A	305,305	654,225	1,308,450	—	—	—	—	—	—	—
Mark E. Shamber	9/19/2014	—	—	—	—	—	—	—	6,640	64.55	98,382
	9/19/2014	—	—	—	—	—	—	5,480	—	—	353,734
	9/19/2014	—	—	—	53,042	212,165	424,329	—	—	—	212,165
	N/A	137,883	295,463	590,925	—	—	—	—	—	—	—
Sean F. Griffin	9/19/2014	—	—	—	—	—	—	—	6,380	64.55	94,529
	9/19/2014	—	—	—	—	—	—	5,270	—	—	340,179
	9/19/2014	—	—	—	50,994	203,975	407,951	—	—	—	203,975
	N/A	154,105	330,225	660,450	—	—	—	—	—	—	—
Joseph J. Traficanti	9/19/2014	—	—	—	—	—	—	—	5,680	64.55	84,158
	9/19/2014	—	—	—	—	—	—	4,690	—	—	302,740
	9/19/2014	—	—	—	45,393	181,585	363,171	—	—	—	181,585
	N/A	91,788	183,575	367,150	—	—	—	—	—	—	—
Donald P. McIntyre	9/19/2014	—	—	—	—	—	—	—	5,170	64.55	76,601
	9/19/2014	—	—	—	—	—	—	4,270	—	—	275,629
	9/19/2014	—	—	—	41,296	165,268	330,537	—	—	—	165,268
	N/A	91,525	183,050	366,100	—	—	—	—	—	—	—

(1)
This column shows separately the possible payouts to the Named Executive Officers under our 2015 Senior Management Cash Incentive Plan for the fiscal year ended August 1, 2015 for "threshold", "target" and "stretch" performance. No amounts were paid under this plan for fiscal 2015 as the threshold level of performance required for payouts under Summary Compensation Table—Fiscal Years 2013-2015 under the plan was not achieved.

(2)
For each of the Named Executive Officers, including Mr. Spinner, with an award granted on September 19, 2014, this column shows the total dollar value of a performance-based restricted stock unit award made on the grant date in fiscal 2015 (other than with respect to Mr. Spinner's performance units with a one-year performance period which are described in footnote 3), which at target levels of performance is equal to 30% of the sum of 125% of the Named Executive Officer’s base salary for fiscal 2014 and 50% of the amount of the performance-based annual cash incentive award earned by the Named Executive Officer based on fiscal 2014 performance and paid in fiscal 2015. At the conclusion of the two-year performance period, the performance units may vest based on our ROIC and Relative TSR. The performance units earned by the Named Executive Officer will be settled in a number of shares resulting from dividing the dollar value of the award earned by the closing price of our common stock on the last trading day prior to the last day of the performance period. The performance units and their related performance-based vesting are described in more detail in EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Components of Our Executive Compensation Program-Long-term, Equity-Based Incentive Program—Performance-Based Vesting Restricted Stock Units.

(3)
This column shows the dollar value of performance units at target and maximum levels of performance granted to Mr. Spinner in fiscal 2015. Vesting of these performance units was linked to our attaining certain levels of operating income and return on invested capital for fiscal 2015, with the number of shares to be issued to Mr. Spinner equal to the result of dividing the dollar value of the award earned by the closing price of our common stock on the last trading day prior to the last day of the performance period. At the conclusion of the performance period, and based on our actual results measured against the performance measures, all of the performance shares were forfeited.

(4)
This column shows the number of time-based vesting restricted stock units granted in fiscal 2015 to the Named Executive Officers.  All of the time-based vesting restricted stock units vest in four equal annual installments beginning on the first anniversary of the date of grant.

(5)
This column shows the number of stock options granted in fiscal 2015 to the Named Executive Officers. These stock options vest and become exercisable on a one-for-one basis for our common stock in four equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

(6)	This column shows the exercise price of stock option awards, which was the closing price of our common stock on the date of grant.

(7)
For grants during fiscal 2015, the amount shown with respect to each award represents the grant date fair value of the award calculated using the assumptions described in footnotes (1) and (2) of the table included under Summary Compensation Table—Fiscal Years 2013-2015. The grant date fair value of performance units was calculated based on the probable outcome of the performance result (i.e., target level of performance) for each of the performance periods, excluding the effect of estimated forfeitures.

Outstanding Equity Awards at Fiscal 2015 Year-End
The following table summarizes information with respect to holdings of stock options and stock awards by the Named Executive Officers as of August 1, 2015. This table includes unexercised and unvested stock options, unvested time-based vesting restricted stock units and unvested performance-based vesting restricted stock units. Each equity grant is shown separately for each Named Executive Officer, except that incentive stock options and non-qualified stock options granted on the same date with the same material terms, including exercise price, vesting period and expiration date, are combined.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Steven L. Spinner	9/16/2008	7,500	—	24.54	9/16/2018	—	—	—	—
	9/11/2009	12,311	—	24.30	9/11/2019	—	—	—	—
	9/10/2010	17,760	—	33.90	9/10/2020	—	—	—	—
	9/12/2011	—	—	—	—	5,715	260,204	—	—
	9/12/2011	12,863	4,287	37.82	9/12/2021	—	—	—	—
	9/13/2012	—	—	—	—	4,580	208,527	—	—
	9/13/2012	11,580	11,580	58.98	9/13/2022	—	—	—	—
	9/16/2013	—	—	—	—	8,122	369,795	—	—
	9/16/2013	3,283	9,847	67.48	9/16/2023	—	—	—	—
	9/19/2014	—	—	—	—	12,180	554,555	2,591	117,968
	9/19/2014	—	14,770	64.55	9/19/2024	—	—	—	—
Mark E. Shamber	12/8/2005	3,000	—	25.37	12/8/2015	—	—	—	—
	1/27/2006	3,000	—	31.67	1/27/2016	—	—	—	—
	12/7/2006	6,000	—	36.60	12/7/2016	—	—	—	—
	12/6/2007	6,000	—	28.32	12/6/2017	—	—	—	—
	9/16/2008	9,000	—	24.54	9/16/2018	—	—	—	—
	9/11/2009	9,378	—	24.30	9/11/2019	—	—	—	—
	9/10/2010	8,030	—	33.90	9/10/2020	—	—	—	—
	9/12/2011	—	—	—	—	2,500	113,825	—	—
	9/12/2011	5,625	1,875	37.82	9/12/2021	—	—	—	—
	9/13/2012	—	—	—	—	1,960	89,239	—	—
	9/13/2012	4,955	4,955	58.98	9/13/2022	—	—	—	—
	9/16/2013	—	—	—	—	3,352	152,617	—	—

	9/16/2013	1,355	4,065	67.48	9/16/2023	—	—	—	—
	9/19/2014	—	—	—	—	5,480	249,504	1,165	53,042
	9/19/2014	—	6,640	64.55	9/19/2024	—	—	—	—
Sean F. Griffin	9/12/2011	—	—	—	—	2,345	106,768	—	—
	9/12/2011	—	1,760	37.82	9/12/2021	—	—	—	—
	9/13/2012	—	—	—	—	2,325	105,857	—	—
	9/13/2012	5,875	5,875	58.98	9/13/2022			—	—
	9/16/2013	—	—	—	—	4,035	183,714	—	—
	9/16/2013	1,633	4,897	67.48	9/16/2023	—	—	—	—
	9/19/2014	—	—	—	—	5,270	239,943	1,120	50,994
	9/19/2014	—	6,380	64.55	9/19/2014	—	—	—	—
Joseph J. Traficanti	6/19/2009	4,875	—	25.45	6/19/2019	—	—	—	—
	9/12/2011	—	—	—	—	2,290	104,264	—	—
	9/12/2011	—	1,717	37.82	9/12/2021	—	—	—	—
	9/13/2012	—	—	—	—	1,755	79,905	—	—
	9/13/2012	—	4,440	58.98	9/13/2022	—	—	—	—
	9/16/2013	—	—	—	—	3,067	139,641	—	—
	9/16/2013	—	3,720	67.48	9/16/2023	—	—	—	—
	9/19/2014	—	—	—	—	4,690	213,536	997	45,393
	9/19/2014	—	5,680	64.55	9/19/2024	—	—	—	—
Donald P. McIntyre	7/9/2012	—	—	—	—	1,367	62,240	—	—
	9/16/2013	—	—	—	—	2,542	115,737	—	—
	9/16/2013	1,028	3,082	67.48	9/16/2023	—	—	—	—
	9/19/2014	—	—	—	—	4,270	194,413	907	41,296
	9/19/2014	—	5,170	64.55	9/19/2024	—	—	—	—

(1)	All awards included in the table above vested or will vest in four equal annual installments beginning on the first anniversary of the date of grant.

(2)
Market value reflects the number of unvested restricted stock units multiplied by $45.53 per share, the closing price of our common stock on the NASDAQ Global Select Market on July 31, 2015, the last business day of fiscal 2015.

(3)
Represents the number of shares that may be issued pursuant to performance units at the threshold level of performance utilizing the closing price of our common stock on the NASDAQ Global Select Market on July 31, 2015, the last business day of fiscal 2015. The performance units have performance criteria tied to our performance in fiscal 2015 and fiscal 2016, denominated in dollars at grant, and the number of performance units shown is based on the amounts of the Named Executive Officer's fiscal 2014 base salary and performance-based annual cash incentive award earned in fiscal 2014, which is described in more detail in EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Long-term Equity-Based Incentive Program—Performance-Based Vesting Restricted Stock Units.

(4)
Market value reflects the number of shares that may be issued pursuant to performance units at the threshold level of performance, multiplied by $45.53 per share, the closing price of our common stock on the NASDAQ Global Select Market on July 31, 2015, the last business day of fiscal 2015.

Option Exercises and Stock Vested—Fiscal 2015
The following table summarizes information for the Named Executive Officers concerning exercise of stock options and vesting of restricted stock units, and performance units during the fiscal year ended August 1, 2015, including (i) the number of shares of stock underlying options exercised in fiscal 2015; (ii) the aggregate dollar value realized upon such exercises of stock options utilizing the actual sales price for same-day sale transactions and the closing price for any exercise and hold transactions; (iii) the number of shares of stock received from the vesting of restricted stock units, performance shares and performance units during fiscal 2015; and (iv) the aggregate dollar value realized upon the vesting of such restricted stock units, performance shares and performance units. None of the performance-based restricted stock units awarded to the Named Executive Officers on September 16, 2013 with performance criteria tied to our fiscal year ended August 2, 2014 were earned by the Named Executive Officers. None of the performance based restricted shares awarded to our Chief Executive Officer on September 19, 2014 with performance criteria tied to our fiscal year ended August 1, 2015 were earned by our Chief Executive Officer. For additional information see EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Long-Term Equity-Based Incentive Program—Performance-Based Incentive Program—Performance-Based Vesting Restricted Stock Units.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)
Steven L. Spinner	—	$—	16,631		$1,061,757
Mark E. Shamber	—	—	4,128	(3)	263,456	(3)
Sean F. Griffin	5,268	227,262	6,729	(4)	429,445	(4)
Joseph J. Traficanti	9,208	237,780	4,190	(5)	265,896	(5)
Donald P. McIntyre	—	—	2,216		139,555

(1)
In connection with the vesting of restricted stock and restricted stock units, our Named Executive Officers surrendered shares of stock to cover withholding taxes, which reduced the actual value received upon vesting. The number of shares surrendered during fiscal 2015 but included in this table was: Mr. Spinner—7,975; Mr. Shamber—1,453; Mr. Griffin—2,253; Mr. Traficanti—1,388; and Mr. McIntyre—709.

(2)	Represents the product of the number of shares or shares underlying units vested and the closing price of our common stock on the NASDAQ Global Select Market on the vesting date.

(3)
Mr. Shamber has elected to defer 50% of the shares issued upon vesting of his September 10, 2010, September 12, 2011 and September 19, 2014 restricted stock unit awards. One-quarter of such restricted stock units vested during fiscal 2015, and the value herein excludes the resulting deferral of 3,148 shares ($201,174). For each portion of these stock awards that vests but is deferred, the proportionate number of shares are allocated to Mr. Shamber's balance in the Deferred Stock Plan. See the table under Nonqualified Deferred Compensation—Fiscal 2015.

(4)
Mr. Griffin has elected to defer 25% of the shares issued upon vesting of his September 19, 2014 restricted stock unit award. One-quarter of such restricted stock units vested during fiscal 2015, and the value herein excludes the resulting deferral of 336 shares ($21,228). For each portion of these stock awards that vests but is deferred, the proportionate number of shares are allocated to Mr. Griffin's balance in the Deferred Stock Plan. See the table under Nonqualified Deferred Compensation—Fiscal 2015.

(5)
Mr. Traficanti has elected to defer 100% of the shares issued upon vesting of his September 10, 2010 restricted stock unit award. One-quarter of such restricted stock units vested during fiscal 2015, and the value herein excludes the resulting deferral of 2,415 shares ($155,864). For each portion of these stock awards that vests but is deferred, the proportionate number of shares are allocated to Mr. Traficanti's balance in the Deferred Stock Plan. See the table under Nonqualified Deferred Compensation—Fiscal 2015.

Pension Benefits
We do not maintain any defined benefit pension plans.
Nonqualified Deferred Compensation—Fiscal 2015
Our executive officers and directors are eligible to participate in the Deferred Compensation Plan and the Deferred Stock Plan.
The Deferral Plans were established to provide participants with the opportunity to defer the receipt of all or a portion of their compensation. The purpose of the Deferral Plans is to allow executives and non-employee directors to defer compensation to a non-qualified retirement plan that in the case of our employees are in amounts greater than the amount permitted to be deferred under our 401(k) Plan. Under the Deferral Plans, only the payment of the compensation earned by the participant is deferred and there is no deferral of the expense in our financial statements related to the participants' earnings. We record the related compensation expense in the year in which the compensation is earned by the participants.
Under the Deferred Compensation Plan, participants may elect to defer a minimum of $1,000 and a maximum of 90% of base salary and 100% of bonuses, commissions, and effective January 1, 2007, share unit awards, earned by the participants for the calendar year. Under the Deferred Stock Plan, which was frozen effective January 1, 2007, participants could elect to defer between 0% and 100% of their restricted stock awards. From January 1, 2009 to December 31, 2010, participants' cash-derived deferrals under the Deferred Compensation Plan earned interest at the 5-year certificate of deposit annual yield taken from the Wall Street Journal Market Data Center (as captured on the first and last business date of each calendar quarter and averaged) plus 3% credited and compounded quarterly. Effective January 1, 2011, participants may elect to allocate their cash-derived deferrals to certain measurement funds which track the performance of actual mutual funds and are treated as deemed investments. The earnings that would have been received if such actual investment had been made are credited to the participants' accounts in proportion to their hypothetical investments. The value of equity-based awards deferred under the Deferred Compensation and Deferred Stock Plans are based upon the performance of our common stock.
A participant in our Deferral Plans who terminates his or her employment with us due to retirement will be paid his or her Deferral Plan balances in a lump sum or in installments over a pre-determined period of time. A participant who terminates his or her employment with us due to disability (as defined in each of the Deferral Plans) will be paid his or her balances in a lump sum within 60 days after such participant is determined to have become disabled. Beneficiaries of a participant who dies before a complete payout of his or her Deferral Plan balances will receive a lump sum payment within 60 days after the Compensation Committee is provided with proof of death of such participant. A participant who terminates his or her employment with us for any other reason will receive payment of his or her Deferral Plan balances in a lump sum, within 60 days after either (a) the six-month anniversary of the date on which such participant's employment with us terminates, if such participant is a "key employee" under the Deferral Plans or (b) the date on which such participant's employment with us terminates, for all other participants.
The following table summarizes information regarding the non-qualified deferred compensation of the Named Executive Officers in fiscal 2015, including deferrals of salaries, performance-based cash incentive compensation, and restricted stock unit compensation earned.
NONQUALIFIED DEFERRED COMPENSATION

Name	Type of Deferral	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (2)(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (4)
Steven L. Spinner	Cash Compensation	$103,849	$—	$58,108	$—	$1,217,323
	Deferred Stock	—	—	(107,074)	—	369,886
Mark E. Shamber	Cash Compensation	107,389	—	22,100	—	465,279
	Deferred Stock	201,174	—	(320,148)	—	1,049,444
Sean F. Griffin	Cash Compensation	182,468	—	31,246	—	497,231
	Deferred Stock	21,228	—	(5,930)	—	15,298
Joseph J. Traficanti	Cash Compensation	93,842	—	22,599	(34,988)	469,968
	Deferred Stock	155,864	—	(141,398)	—	439,820
Donald P. McIntyre	Cash Compensation	—	—	—	—	—
	Deferred Stock	—	—	—	—	—

(1)
Amounts reported as "Deferred Compensation" in this column are reported as compensation in the "Salary" and "Non-Equity Incentive Compensation" columns for fiscal 2015 of the table under Summary Compensation Table—Fiscal Years 2013-2015.

(2)
Participants' non-equity deferrals under the Deferred Compensation Plan earned investment returns based on the performance of certain measurement funds as allocated by the participants. Any amounts reflected in the "Aggregate Earnings in Last Fiscal Year" column for non-equity awards that had preferential earnings (in excess of 120% of the July 2015 "compounded annually" federal long-term rate) have been reported as compensation in the "Nonqualified Deferred Compensation Earnings" column in the table under Summary Compensable Table—Fiscal Years 2013-2015.

(3)
The value of equity-based awards deferred under the Deferral Plans is based upon the performance of our common stock. For restricted stock and restricted stock units, earnings are calculated as follows: (i) number of vested shares deferred in fiscal 2015 valued at the change in the closing stock price from the date of vesting to the end of fiscal 2015 plus, (ii) the number of vested shares that were deferred prior to fiscal 2015, valued by the change in the closing stock price on the first day of fiscal 2015 to the last day of fiscal 2015. None of the amounts reflected in the "Aggregate Earnings in Last Fiscal Year" column for equity awards have been reported as compensation in table under Summary Compensable Table—Fiscal Years 2013-2015 as a result of the fact that above-market or preferential earnings are not possible in connection with these items.

(4)
This column includes the following amounts that previously have been reported as non-equity compensation in fiscal 2014 and fiscal 2013 in the table under Summary Compensation Table—Fiscal Years 2013-2015 and summary compensation tables for prior fiscal years, combined: Mr. Spinner—$538,551; Mr. Shamber—$152,035; Mr. Griffin—$168,976; and Mr. Traficanti—$254,535.

Potential Payments Upon Termination or Change-in-Control
The information below describes and quantifies the compensation that would become payable to each of our Named Executive Officers under existing plans and arrangements if the Named Executive Officer's employment had terminated on August 1, 2015, given the Named Executive Officer's compensation and service levels as of such date and, if applicable, based on our closing stock price on that date. These benefits are in addition to benefits generally available to salaried employees. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price at the time of such event.
As discussed under EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Other Programs, Policies and Considerations—Severance Agreements and Change in Control Agreements, we are currently a party to a severance agreement and change in control agreement with each of our Named Executive Officers.
If one of the Named Executive Officers were to die or become disabled, any unvested restricted stock units would become immediately vested (with performance units vesting at target levels of performance), and any unexercisable stock options would be cancelled and forfeited. Any vested stock options exercisable at the time of death or disability would be exercisable for a period of time which ranges between one and three years, depending on the date of the grant, or until the grants' expiration date, if earlier.
For a description of termination provisions in the severance and change in control agreements, see EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Other Programs, Policies and Considerations—Severance Agreements and Change in Control Agreements. In addition, the award agreements for long-term equity-based incentives also address some of these circumstances. The following table describes the potential payments as of August 1, 2015 upon termination of the Named Executive Officers. This table excludes potential payments related to our Deferral Plans, which are described in more detail in Nonqualified Deferred Compensation—Fiscal 2015.

BENEFITS UPON TERMINATION OF EMPLOYMENT

Payments Upon Termination	Employee Resignation for Good Reason		Termination Without Cause		Termination following Change in Control(1)		Termination as a result of Death or Disability		Termination for Cause or Resignation for Other Than Good Reason
Steven L. Spinner
Cash Severance Pay	$872,300	(2)	$872,300	(2)	$3,513,275	(3)	$—		$—
Medical Benefits	16,744	(4)	16,744	(4)	50,232	(4)	—		—
Unvested ESOP	—		—		—		—		—
Acceleration of Stock Options	—		33,053	(5)	33,053	(5)	—		—
Acceleration of Stock Awards	—		626,356	(5)	1,725,860	(5)	1,725,860	(6)	—
Total	$889,044		$1,548,453		$5,322,420		$1,725,860		$—
Mark E. Shamber
Cash Severance Pay	$393,950	(2)	$393,950	(2)	$1,519,007	(7)	$—		$—
Medical Benefits	12,552	(4)	12,552	(4)	37,655	(4)	—		—
Unvested ESOP	—		—		—		—		—
Acceleration of Stock Options	—		—		14,456	(5)	—		—
Acceleration of Stock Awards	—		—		754,842	(5)	754,842	(6)	—
Total	$406,502		$406,502		$2,325,960		$754,842		$—
Sean F. Griffin
Cash Severance Pay	$440,300	(2)	$440,300	(2)	$1,031,968	(8)	$—		$—
Medical Benefits	12,552		12,552		37,655	(4)	—		—
Unvested ESOP	—		—		—		—		—
Acceleration of Stock Options	—		—		13,570	(5)	—		—
Acceleration of Stock Awards	—		—		780,157	(5)	780,157	(6)	—
Total	$452,852		$452,852		$1,863,350		$780,157		$—
Joseph J. Traficanti
Cash Severance Pay	$367,150	(2)	$367,150	(2)	$1,357,988	(7)	$—		$—
Medical Benefits	477	(4)	477	(4)	1,430	(4)	—		—
Unvested ESOP	—		—		—		—		—
Acceleration of Stock Options	—		—		13,238	(5)	—		—
Acceleration of Stock Awards	—		—		665,421	(5)	665,421	(6)	—
Total	$367,627		$367,627		$2,038,077		$665,421		$—
Donald P. McIntyre
Cash Severance Pay	$366,100	(2)	$366,100	(2)	$737,399	(8)	$—		$—
Medical Benefits	16,744		16,744		50,232	(4)	—		—
Unvested ESOP	—		—		2,643	(9)	—		—
Acceleration of Stock Options	—		—		—		—		—
Acceleration of Stock Awards	—		—		488,947		488,947	(6)	—
Total	$382,844		$382,844		$1,279,221		$488,947		$—

(1)
Amounts presented in this column assume that the Named Executive Officer is terminated without Cause or resigns for Good Reason following a Change in Control. If the Named Executive Officer's employment were terminated for any reason other than termination without Cause or resignation for Good Reason within one year following a Change in Control, the Named Executive Officer would be entitled only to the amounts set forth in the Acceleration of Stock Options and Acceleration of Stock Awards rows.

(2)
Amount represents continuation of the Named Executive Officer's base salary for one year following the assumed date of termination, but does not include any earned but unpaid cash incentive payment as of the assumed termination date.

(3)
Amount represents the sum of (i) three times Mr. Spinner's base salary and (ii) the average of Mr. Spinner's cash incentive payments paid in the three fiscal years prior to the year in which his employment was assumed terminated, but does not include any earned but unpaid cash incentive payment as of the assumed termination date.

(4)
Amount represents the value of continuing medical benefits for the Named Executive Officer and his dependents for a period of twelve months following a termination by us without Cause or a resignation by the Named Executive Officer for Good Reason, or in the case of termination by us without Cause or his resignation for Good Reason in either event within one year following a Change in Control, continuation of those benefits for three years following the termination date.

(5)
Amount represents the intrinsic value of each unvested stock option, share of restricted stock, restricted stock unit or unearned performance unit outstanding on August 1, 2015, and which vests on an accelerated basis following the relevant termination event, with unearned performance units vesting based on the "target" level of performance. These amounts are calculated by multiplying (i) the aggregate number of equity awards which vest on an accelerated basis by (ii) the amount by which $45.53 per share, the closing price of our common stock on the NASDAQ Global Select Market on July 31, 2015, the last business day of fiscal 2015, exceeds the exercise price payable per award, if any.

(6)
Amount represents the intrinsic value of each restricted stock unit (with performance units vesting at target levels of performance) outstanding on August 1, 2015, which vests on an accelerated basis following the death or disability (as defined in the 2004 Equity Plan or 2012 Equity Plan, as applicable) of the Named Executive Officer. These amounts are calculated by multiplying (i) the aggregate number of equity awards which vest on an accelerated basis by (ii) the amount by which $45.53 per share, the closing price of our common stock on the NASDAQ Global Select Market on July 31, 2015, the last business day of fiscal 2015, exceeds the exercise price payable per award, if any.

(7)
Amount represents the sum of (i) 2.99 times the Named Executive Officer's base salary at the assumed termination date; and (ii) the average of the Named Executive Officer's cash incentive payments paid in the three fiscal years prior to the year in which his employment was assumed terminated, but does not include any bonus earned but not paid as of the assumed termination date.

(8)
Amount represents the sum of (i) 1.5 times the Named Executive Officer's base salary at the assumed termination date; and (ii) the average of the officer's cash incentive payments paid in up to the three years prior to the year in which his employment was assumed terminated, but does not include any bonus earned but not paid as of the assumed termination date.

(9)	Amount represents the value of the Named Executive Officer's ESOP account balance as of August 1, 2015, which would become 100% vested as of the termination date.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board, upon the recommendation of the Audit Committee, has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 30, 2016, subject to ratification by stockholders at the annual meeting. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of KPMG LLP, the Board will reconsider the matter.
Representatives of KPMG LLP, which served as our independent registered public accounting firm for the fiscal year ended August 1, 2015, will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2016. Proxies received by the Board will be voted “FOR” the proposal unless a contrary choice is specified in the proxy.
Fees Paid to KPMG LLP
In addition to retaining KPMG LLP to audit our financial statements for fiscal 2015, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by KPMG LLP in connection with services rendered during the last two fiscal years.

Fee Category	Fiscal 2015	Fiscal 2014
Audit Fees	$1,448,000	$1,066,535
Audit-Related Fees	82,021	72,000
Tax Fees	171,463	111,509
All Other Fees	1,650	67,650
	$1,703,134	$1,317,694
Audit Fees consists of fees billed for professional services rendered in connection with the audit of our annual financial statements, including fees related to KPMG LLP's assessment of internal control over financial reporting, the review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, cost segregation studies, tax audit defense and mergers and acquisitions.
All Other Fees consists of fees for services other than the services reported above. In fiscal 2014 and 2015, we utilized KPMG LLP for a subscription to an online accounting research tool. Fiscal 2014 fees also include diligence fees related to the acquisition of Trudeau Foods LLC.
The Audit Committee has considered whether the provision of the non-audit services described above by KPMG LLP is compatible with maintaining auditor independence and determined that KPMG LLP's provision of non-audit services did not compromise its independence as our independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
In accordance with its charter, the Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by KPMG LLP in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit

Committee has adopted a written pre-approval policy pursuant to which, among other things, the Audit Committee has delegated pre-approval authority (subject to certain exceptions and dollar limits) to the chairperson of the Audit Committee who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. During fiscal 2015, all services provided to us by KPMG LLP were pre-approved either by the Audit Committee or the chairperson of the Audit Committee acting pursuant to delegated authority in accordance with the pre-approval policy and the Audit Committee's charter.

PROPOSAL 3—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION
As described in EXECUTIVE COMPENSATION—Compensation Discussion and Analysis, the Compensation Committee's goal in setting executive compensation is to provide a compensation program that attracts individuals with the skills necessary for us to achieve our business plan, motivates our executive talent, rewards those individuals fairly over time for performance that enhances stockholder value and retains those individuals who continue to perform at or above the levels that are deemed necessary to ensure our success. Our compensation program is also designed to reinforce a sense of ownership in our company, urgency with respect to meeting deadlines and overall entrepreneurial spirit and to link rewards, including both short-term and longer term awards, as well as cash and non-cash awards, to measurable corporate and individual performance metrics established by the Compensation Committee. In applying these principles, we seek to integrate compensation with our short- and long-term strategic plans and to align the interests of our executives with the long-term interests of our stockholders.
Our compensation programs are designed so that they maintain a pay-for-performance incentive program but do not include compensation mix overly weighted toward annual incentives, highly leveraged short-term incentives, uncapped or "all or nothing" bonus payouts or unreasonable performance goals. Our cash and equity incentive programs include several design features that reduce the likelihood of excessive risk-taking, including the use of reasonably obtainable and balanced performance metrics, maximum payouts at levels deemed appropriate, a carefully considered "peer group" to assure our compensation practices are measured and appropriately competitive, and significant weighting towards long-term incentives that promote longer-term goals and reward sustainable stock, financial and operating performance, especially when combined with our executive stock ownership guidelines. Additionally, our executive compensation recoupment policy allows us to recover bonus payments and certain equity awards under certain circumstances, and compliance and ethical behaviors are factors considered in all performance and bonus assessments.
Stockholders are urged to read the Compensation Discussion and Analysis, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the table under EXECUTIVE COMPENSATION TABLES—Summary Compensation Table—Fiscal Years 2013-2015 and other related compensation tables and narrative disclosure which describe the compensation of our Named Executive Officers in fiscal 2015.
The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in aligning the interests of our executives with those of our stockholders and incentivizing performance that supports our short- and long-term strategic objectives, and that the compensation of the Named Executive Officers in fiscal 2015 reflects and supports these compensation policies and procedures.
As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the annual meeting to approve the following advisory resolution:
RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.
This advisory vote, commonly referred to as a "say-on-pay" advisory vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
The Board unanimously recommends that stockholders vote “FOR” the advisory approval of our executive compensation. Proxies received by the Board will be voted “FOR” the proposal unless a contrary choice is specified in the proxy.

PROPOSAL 4—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE UNITED NATURAL FOODS, INC. 2012 EQUITY INCENTIVE PLAN

Background
Our Board of Directors has adopted, effective as of October 23, 2015, and recommends that you approve the United Natural Foods, Inc. Amended and Restated 2012 Equity Incentive Plan (the “Equity Incentive Plan”). The United Natural Foods, Inc. 2012 Equity Incentive Plan was initially approved by our stockholders on December 12, 2012 at our 2012 annual meeting of stockholders (the “Original Plan”). The key revisions to the Original Plan as reflected in the Equity Incentive Plan are as follows:

•
increase the number of shares available for issuance under the Original Plan by 2,000,000 shares, with a cap of 1,750,000 shares on the number of full value awards that may be issued under the Equity Incentive Plan;

•	impose a maximum value of equity awards, $400,000, that may be granted to any non-employee director during any 12-month period;

•
eliminate the ability to reissue or “recycle” shares that were used to satisfy withholding tax obligations of participants in the Equity Incentive Plan following the vesting of awards that were issued as restricted shares, restricted share units or performance shares or units;

•	increase the maximum number of shares in respect of which all Performance Awards may be granted to a Covered Officer in any fiscal year from 75,000 to 125,000;

•	increase the maximum amount of all Performance Awards that are settled in cash and that may be granted to a Covered Officer in any fiscal year from $2,000,000 to $2,500,000;

•	increase the maximum number of all Shares in respect of which Options or SARs (taken together) may be granted to a Covered Officer in any fiscal year from 100,000 to 150,000;

•
authorize the Committee to grant awards on different terms and conditions from those specified in the Equity Incentive Plan to participants who are foreign nationals or who are employed outside of the United States of America;

•	authorize the Company to require participants to return awards pursuant to any Company compensation recovery (clawback) policy; and

•	miscellaneous clarifications to Equity Incentive Plan language, including updates to certain provisions to facilitate compliance with various rules and regulations.
NASDAQ rules require us to obtain stockholder approval of material amendments to equity compensation plans, such as the increase in shares available for issuance under the Original Plan.
As of October 19, 2015:

•
252,037 shares were available for grant from the Original Plan including shares that are required to be issued in the event that outstanding performance awards denominated in dollars are earned and settled in shares as described below;

•
awards were outstanding representing 762,461 shares that are “full-value” awards (i.e., restricted shares, restricted stock units or other full-value awards as contemplated by the Equity Incentive Plan), excluding (i) $2,458,900 of performance-based vesting restricted stock units (at target-level performance) denominated in dollars granted in September 2014 with performance metrics tied to our ROIC in fiscal 2016 and our stock price performance for the two-year period ended July 30, 2016 as compared to the performance of the S&P Mid Cap 400 Index that may be settled in shares of our common stock at a per share price equal to the closing price of our common stock on July 29, 2016, (ii) 72,090 performance units (at target-level of performance) granted in September 2015 with performance metrics tied to our ROIC and consolidated operating income for fiscal 2017, which may be adjusted upward or downward by up to 10% depending on how our common stock price performs relative to the S&P Mid Cap 400 Index over the two-year performance period, and (iii) 29,115 performance units (at target-level performance) granted in September 2015 to our Chief Executive Officer with performance metrics tied to our ROIC and consolidated operating income for fiscal 2016;

•	options representing 454,929 shares were outstanding;

•	the weighted-average exercise price for outstanding options was $47.80;

•	the weighted-average remaining term for outstanding options was 6.2 years; and

•	50,195,171 shares of our common stock were outstanding and the closing price of a share of our common stock on the NASDAQ Global Select Market was $54.74.

The following table sets forth information related to stock options and restricted share units (excluding performance shares and performance units) granted by the Company under either the 2004 Equity Incentive Plan ("the 2004 Plan") or the Original Plan and forfeited in fiscal years 2013, 2014 and 2015:

	Shares Subject to Options		Restricted Share Units
Fiscal Year	Granted	Forfeited	Granted	Forfeited
2013	100,600	4,512	289,984	57,965
2014	62,090	9,320	265,550	30,557
2015	76,940	—	310,230	77,369
Total	239,630	13,832	865,764	165,891

In addition, in fiscal year 2016 through October 28, 2015, the Company granted stock options for the purchase of 33,030 shares of common stock and 427,938 restricted share units, excluding performance units.
In addition to time-based vesting restricted stock units, the Company has granted performance-based vesting restricted stock units in each of the last three fiscal years and performance-based vesting shares of restricted stock in fiscal 2013. With the exception of performance awards granted to the Company’s Chief Executive Officer with performance metrics tied to the fiscal year in which the award was granted, these performance awards utilized performance criteria tied to our ROIC for the fiscal year following the fiscal year in which the award was granted and the performance of our stock price as compared to a group of comparable companies or the S&P Mid Cap 400 Index for the two-year performance period, and in either case, were denominated in shares or in dollars at the time of grant with the awards denominated in dollars to be settled in shares based on the closing price for the Company’s common stock on the last trading day prior to the last day of the applicable performance period.
The following table sets forth information related to the performance-based vesting restricted stock unit awards with two-year performance periods granted by the Company under either the 2004 Plan or the Original Plan in each of fiscal years 2013, 2014 and 2015 and the portion of those awards that vested or were forfeited following completion of the applicable two-year performance period:

Grant Date	Performance Period	Performance Awards Granted at Target Level of Performance ($)	Performance Awards Vested ($)	Performance Awards Vested (# of shares)	Performance Awards Forfeited (as a % of total award)
September 13, 2012	July 29, 2012 - August 2, 2014	$2,305,717	$—	—	100%
September 16, 2013	August 4, 2013 - August 1, 2015	$2,077,710	$—	—	100%
September 19, 2014	August 3, 2014 - July 30, 2016	$2,458,900	N/A (1)	N/A (1)	N/A (1)

(1)	The performance period for the award granted on September 19, 2014 ends on July 30, 2016. Accordingly, the Company cannot calculate the number of shares that will be issued if the units vest.
The following table sets forth information related to the performance-based vesting restricted share or restricted stock units awards granted under either the 2004 Plan or the Original Plan to our Chief Executive Officer (with one-year performance periods) in each of fiscal years 2013, 2014 and 2015 and the portion of those awards that vested or were forfeited following completion of the applicable one-year performance period:

Grant Date	Performance Period	Performance Awards Granted at Target Level of Performance ($)	Performance Awards Vested ($) (1)	Performance Awards Vested (# of shares)	Performance Awards Forfeited (#of shares at target level of performance)
September 13, 2012	July 29, 2012 - August 4, 2013	$1,500,000	$1,858,634	30,818	—
September 16, 2013	August 4, 2013 - August 2, 2014	$1,500,000	$1,308,900	19,396	2,833
September 19, 2014	August 3, 2014 - August 1, 2015	$1,500,000	$—	—	32,945 (2)

(1)
Reflects the product of the number of performance shares or units that vested multiplied by the closing price of our common stock on the trading day immediately preceding the last day of the performance period.

(2)	Reflects the quotient of $1,500,000 divided by $45.53, the closing price for our common stock on July 31, 2015.
In addition to the above-described performance shares and performance units, in fiscal 2016 through October 19, 2015, the Company granted 72,090 performance units at target level of performance with performance metrics tied to ROIC and consolidated operating income for fiscal 2017 and 29,115 performance units with performance metrics tied to ROIC and consolidated operating income for fiscal 2016.
In determining to adopt the Equity Incentive Plan and recommend the Equity Incentive Plan for stockholder approval, the Board considered various factors, including the following:

•
As of October 19, 2015, approximately 252,037 shares remain available for grant under the Original Plan, although, as described above, this number includes shares that may be issued in the event that outstanding performance-based vesting restricted stock units denominated in dollars at the time of grant are earned. If these outstanding performance awards vest at target levels of performance, and assuming a $51.22 per share stock price (the closing price of our common stock on October 27, 2015), we would be required to issue approximately 48,007 shares of our common stock, net of any shares forfeited to cover withholding taxes, in settlement of these awards. Based on historical usage, the current share price of our common stock and expected practices, and noting that future circumstances may require the Company to make changes to its expected practices, the Company estimates that the existing shares available for grant under the Original Plan would be sufficient to make equity grants (and settle previously issued performance-based equity awards) for the remainder of fiscal 2016.

•
If the Equity Incentive Plan is approved, the Company would have 2,000,000 additional shares authorized for issuance for future awards under the plan, with 1,750,000 available for issuance as full value awards.

•	The additional shares to be authorized for grant under the Equity Incentive Plan would be dilutive to stockholders by 4.0% based on the outstanding shares as of October 19, 2015.

•
Based on historical usage and current share price of our common stock, the Company estimates that the additional 2,000,000 shares to be authorized for grant under the Equity Incentive Plan, if approved by the Company’s stockholders, should be sufficient for the Company to make equity grants for approximately the next 4 years, assuming the Company continues to grant awards consistent with its historical usage and expected practices, and noting that future circumstances may require us to make changes to our expected practices.

Summary of the Equity Incentive Plan
The following summary of the material terms of the Equity Incentive Plan is qualified in its entirety by reference to the complete text of the Equity Incentive Plan as set forth in Appendix A to this proxy statement. You should read the complete text of the Equity Incentive Plan for more details regarding the operation of the Equity Incentive Plan.
Purpose.    The purpose of the Equity Incentive Plan is to promote our interests and those of our stockholders by attracting and retaining key officers, employees, directors and consultants; motivating such individuals by means of performance-related incentives to achieve long-range performance goals; enabling such individuals to participate in our long-term growth and financial success; encouraging ownership of our stock by such individuals; and linking their compensation to our long-term interests and those of our stockholders.
Administration.    The Equity Incentive Plan will be administered by a committee composed of at least two "non-employee directors," within the meaning of Section 16 of the Exchange Act, and Rule 16b-3 thereunder, each of whom will be an "outside director" for purposes of Section 162(m) of the Code and "independent" within the meaning of NASDAQ listing rules and the rules and regulations of the SEC. The Board has appointed the Compensation Committee to serve as the administrator of the Equity

Incentive Plan. The Compensation Committee will determine eligibility for and designate participants of the Equity Incentive Plan, determine the type and amount of awards to be granted, determine the timing, terms, and conditions of any award, and make other determinations as provided in the Equity Incentive Plan. All decisions and interpretations made by the Compensation Committee with respect to the Equity Incentive Plan will be binding on us and participants. Subject to certain limitations under the Equity Incentive Plan, the Compensation Committee may delegate its authority to our officers or managers to grant, modify, or cancel awards, other than with respect to participants who are subject to Section 16 of the Exchange Act.
Prohibition on Repricing without Stockholder Approval.    The Equity Incentive Plan provides that, without the approval of our stockholders, the Compensation Committee may not lower the option price of a stock option after it is granted, lower the grant price of a SAR after it is granted, cancel a stock option when the option price exceeds the fair market value of the underlying shares (other than in certain limited situations involving a change in control) and grant substitute options at a lower option price than the cancelled option, cancel a SAR when the grant price exceeds the fair market value of the underlying shares (other than in certain limited situations involving a change in control) and grant substitute SARs with a lower grant price than the cancelled SARs, or take any action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which shares of our common stock are traded.
Eligible Participants.    Any current or prospective officer, employee, director or consultant of ours or one of our subsidiaries is eligible to be designated as a participant by the Compensation Committee. However, the vesting and exercise of an award to a prospective employee, director or consultant are conditioned upon such individual attaining such status. The Board must approve awards to directors that are not also employees of ours. As of October 19, 2015, approximately 234 employees, 7 non-employee directors, and an indeterminate number of consultants would be eligible to participate in the Equity Incentive Plan.
Shares Subject to the Equity Incentive Plan.    The maximum number of shares of our common stock that may be issued pursuant to awards under the Equity Incentive Plan shall not exceed the sum of (i) 2,000,000 Shares, plus (ii) 252,037, the number of shares available for grant under the Plan as of the end of the day that the Equity Incentive Plan was approved by the Board. As described above, although 252,037 shares remained available for issuance as of October 19, 2015, a portion of those shares may be required to be issued in settlement of performance-based vesting restricted stock unit awards outstanding but unvested as of the date hereof. The maximum number of awards that we may issue as restricted shares or restricted share units (i.e., full-value awards) is 1,750,000. The maximum number of shares with respect to which incentive stock options may be granted under the Equity Incentive Plan is 250,000. Each share issued pursuant to an award will reduce the share reserve by one share. If any award granted under the Equity Incentive Plan expires, terminates, is settled in cash (in whole or in part, including, except with respect to shares utilized to cover tax withholding) or otherwise is forfeited or canceled for any reason before it has vested or been exercised in full, the shares no longer subject to such award will again be available for awards under the Equity Incentive Plan. Notwithstanding the foregoing, if a stock option or SAR is exercised, in whole or in part, by tender of shares or if our tax withholding obligation for any award under the Equity Incentive Plan is satisfied by withholding shares, the number of shares deemed to have been issued under the Equity Incentive Plan will be the number of shares that were subject to the award or portion thereof and not the net number of shares actually issued. The number of shares subject to the Equity Incentive Plan may be adjusted in the event of certain changes in our capital structure.
Limitations on Awards to Covered Employees.    With respect to any individual who was in the prior year or is reasonably expected to be in the current year a "covered employee" within the meaning of Section 162(m) of the Code, the maximum number of shares in respect of which stock options and SARs (taken together) may be granted in any fiscal year under the Equity Incentive Plan is 150,000, the maximum number of shares in respect of which all performance awards may be granted in any fiscal year under the Equity Incentive Plan is 125,000, and the maximum amount of all performance awards that are settled in cash and that may be granted in any fiscal year under the Equity Incentive Plan is $2,500,000. The individual "covered employee" limitations are cumulative; that is, to the extent that shares of common stock or cash for which awards are permitted to be granted to such participant during a fiscal year are not covered by an award to such participant in that fiscal year, the number of shares of common stock (or amount of cash, as the case may be) available for awards to such participant will automatically increase in the subsequent fiscal years during the term of the Equity Incentive Plan until used.
Terms and Conditions of Awards.    The Equity Incentive Plan permits the grant of stock options, SARs, restricted shares, restricted share units, performance awards (including performance shares and performance units), and other stock-based awards. Stock options granted under the Equity Incentive Plan may be either incentive stock options complying with Section 422 of the Code or nonqualified stock options. Incentive stock options may be granted only to employees. All other awards may be granted to current or prospective officers, employees, directors and consultants. All awards under the Equity Incentive Plan must be evidenced by an award agreement that may specify the terms and conditions of the award and any rules applicable thereto.
Stock Options.    A stock option represents the right to purchase a specified number of shares during a specified period of up to ten years. The award agreement will set forth the number of shares subject to the stock options, the option price, and the conditions and limitations applicable to the exercise of the stock options as determined by the Compensation Committee. The option price of stock options may not be less than the fair market value on the date that such stock options are deemed to be granted under the Equity Incentive Plan. With respect to incentive stock options, the terms and conditions of such stock options will be subject to and comply with Section 422 of the Code. To the extent the aggregate fair market value (determined at the time the incentive stock option is granted) of the shares with respect to which all incentive stock options are exercisable for the first time by an employee during any calendar year exceeds $100,000, or if stock options fail to qualify as incentive stock options for any other reason, such stock options will constitute non-qualified stock options. Incentive stock options may not be granted to any individual who, at the time of grant owns stock possessing more than 10% of the total combined voting power of all of our outstanding common stock or any of our subsidiaries, unless the exercise price is not less than 110% of the fair market value of the common stock on the date of the grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.
SARs.    Unless otherwise set forth in the award agreement, SARs represent the right to receive an amount of cash equal, or shares of common stock having a value equal, to the increase in the fair market value of a specified number of shares between the grant date of the SARs and the date on which they are exercised. The award agreement will set forth the number of shares subject to the award, the grant price, and the conditions and limitations applicable to the exercise of the SARs as determined by the Compensation Committee. The grant price of SARs may not be less than the fair market value on the date that such SARs are deemed to be granted under the Equity Incentive Plan.
Restricted Shares.    The award agreement for restricted shares will set forth the number of shares subject to the award, the period during which, and the conditions under which, the restricted shares may be forfeited to us, and the other terms and conditions of the award. Restricted shares may not be sold, transferred, or otherwise encumbered or disposed of until the expiration of the restricted period and the fulfillment of any other conditions to the award. The award agreement will set forth a period of time (which will be not less than one year for participants other than non-employee directors) during which the participant must remain in the continuous employment (or other service-providing capacity) for the forfeiture and transfer restrictions to lapse. Unless otherwise provided in the award agreement, the participant receiving restricted shares will have the right to receive dividends and to vote such shares. At the end of the restricted period and provided that any other restrictive conditions of the award are met, a stock certificate will be delivered to the participant free of the restricted stock legend (or restrictions on book-entry shares will be removed).
Restricted Share Units.    Each restricted share unit will have a value equal to the fair market value of a share on the date such restricted share units are deemed to be granted under the Equity Incentive Plan. Restricted share units may be paid in cash, shares, other securities or property (as determined by the Compensation Committee) upon the lapse of restrictions applicable to the award and otherwise in accordance with the award agreement. Restricted share units will be subject to transfer restrictions similar to those of restricted shares, except that no shares are awarded to a participant who is granted restricted share units on the date of grant, and such participant will have no rights of a stockholder with respect to the restricted share units until the restrictions set forth in the award agreement lapse. The award agreement for restricted share units will set forth the number of shares subject to the award, the period during which, and the conditions under which, the restricted shares units may be forfeited to us, and the other terms and conditions of the award. The award agreement will set forth a period of time (which will be not less than one year for participants other than non-employee directors) during which the participant must remain in the continuous employment (or other service-providing capacity) for the forfeiture and transfer restrictions to lapse. The award agreement may also set forth performance or other conditions (including, but not limited to, performance goals based on the criteria listed in the Equity Incentive Plan) that will subject the shares to forfeiture and transfer restrictions. The award agreement will specify whether restricted share units entitle the participant to dividend equivalent rights at the time of payment of dividends to our stockholders. Unless otherwise determined by the Compensation Committee or as provided in the award agreement, all of the restricted share units will terminate unless the participant remains in continuous employment for the entire restricted period and unless the other restrictive conditions of the award are met.
Performance Awards.    The Compensation Committee may grant performance awards, which will consist of a right that is denominated in cash or shares (including but not limited to restricted shares and restricted share units), valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Compensation Committee may establish, and payable at such time and in such form as the Compensation Committee shall determine. Subject to the terms of the Equity Incentive Plan and any applicable award agreement, the Compensation Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award, and may amend specific provisions of the performance award; however, any such amendment may not adversely affect existing performance awards made within a performance period commencing prior to implementation of the amendment. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Compensation Committee, on a deferred basis. Except as otherwise determined by the Compensation Committee at or after grant, separation from service prior to the end of any performance period, other than for reasons of death or disability, will result in the forfeiture of the performance award, and no payments will be made. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, waive any performance goals and/or other terms and conditions relating to a performance award.

     Awards that are granted as performance-based awards to "covered employees" within the meaning of Section 162(m) of the Code will be based upon the attainment of performance targets related to one or more performance goals selected by the Compensation Committee from among the following: earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation; net sales; operating (or gross) income or profit; pretax income before allocation of corporate overhead and/or bonus; operating efficiencies; operating income as a percentage of net sales; return on equity, assets, capital, capital employed or investment; after tax operating income; net income; earnings or book value per share; financial ratios; cash flow(s); total sales or revenues or sales or revenues per employee; capital expenditures as a percentage of net sales; total operating expenses, or some component or combination of components of total operating expenses, as a percentage of net sales; stock price or total stockholder return, including any comparisons with stock market indices; appreciation in or maintenance of the price of the common stock or any of our publicly-traded securities; dividends; debt or cost reduction; comparisons with performance metrics of peer companies; comparisons of our stock price performance to the stock price performance of peer companies; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, meeting or reducing budgeted expenditures, attaining division, group or corporate financial goals, meeting business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and meeting goals relating to acquisitions, joint ventures or collaborations or divestitures; economic value-added models; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, our past performance or the past performance of any of our subsidiaries, operating units, business segments or divisions and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares outstanding, or to assets or net assets. The Compensation Committee may appropriately adjust any evaluation of performance under the foregoing criteria to exclude any of the following events that occurs during a performance period: asset impairments or write-downs; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; any terms that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management's discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action; or any other event either not directly related to our operations or not within the reasonable control of our management.
Other Stock-Based Awards.    The Compensation Committee may grant stock-based awards other than stock options, SARs, restricted shares, restricted share units, and performance awards. Such other stock-based awards will consist of an award of shares or an award denominated or payable in, or valued in whole or part by reference to, shares, and will have terms determined by the Compensation Committee to be consistent with the purposes of the Equity Incentive Plan.
Separation from Service.    The Compensation Committee will determine the terms and conditions that will apply to any award upon a participant's separation from service and may provide such terms and conditions in the award agreement or in such rules and regulations as it may prescribe. Unless otherwise provided in the Equity Incentive Plan, an award agreement, or by a contractual agreement between us and a participant, if a participant's employment with or service to us terminates before the restrictions imposed on the award lapse, the performance goals have been satisfied or the award otherwise vests, such award will be forfeited.
Change in Control.    Unless otherwise provided by the Compensation Committee, in an award agreement, or by a contractual agreement between us and a participant, if, within twelve months after we obtain actual knowledge that a change in control (as defined in the Equity Incentive Plan) has occurred, a participant's employment with or service to us is terminated for any reason, all outstanding awards of such participant will vest, become immediately exercisable and payable and have all restrictions lifted. In the event of a change in control, the successor or purchasing entity may, without the consent of any participant, either assume or continue our rights and obligations under any award outstanding immediately prior to the change in control or substitute for any such outstanding award a substantially equivalent award with respect to the successor's or purchasing entity's stock. The Compensation Committee may in its discretion and without the consent of any participant, determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share subject to such award in cash, shares, shares of a corporation or other business entity a party to the change in control, or other property which, in any such case, will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such award.
Transferability of Awards.    Except as otherwise permitted in an award agreement or by the Compensation Committee, awards under the Equity Incentive Plan are not transferable other than by a participant's will or the laws of descent and distribution.
Term and Amendment.    No new awards may be granted under the Equity Incentive Plan after the tenth anniversary of its adoption by the Board, October 23, 2025. The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan at any time; however, no amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.
Certain Federal Income Tax Consequences
The following is a brief summary of certain Federal income tax laws in effect on the date hereof with applicability to the Equity Incentive Plan. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on his or her particular circumstances and other factors. The Equity Incentive Plan participants are encouraged to consult their own tax advisors with respect to any state tax consequences or particular federal tax implications of awards granted under the Equity Incentive Plan. The Equity Incentive Plan is not intended to be qualified under Section 401(a) of the Code.
Stock Options.    A participant will not recognize income, and we will not be entitled to take a deduction, upon the grant of stock options. Upon exercising a non-qualified option, the participant generally will recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise, and we will be entitled to a deduction for the same amount. Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to non-qualified stock options. A participant generally will not recognize income, and we will not be entitled to take a deduction, upon the exercise of an incentive stock option (except that the alternative minimum tax may apply). If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the grant date of the stock options and more than one year after the date they were exercised, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to incentive stock options if such holdings periods are met. If the participant does not satisfy these holding periods, then the participant will recognize ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise, over the exercise price, and we should be entitled to take a corresponding deduction.
SARs.    A participant will not recognize income, and we will not be entitled to take a deduction, upon the grant of SARs. Upon exercising a SAR, the participant generally will recognize ordinary income in the amount by which the fair market value of the shares on the date of exercise exceeds the SAR exercise price, if any, and we will be entitled to a deduction for the same amount. Any ordinary income of the participant will be subject to tax withholding by us. Any additional gain or loss recognized upon the later disposition of the shares will be capital gain or loss, which may be long- or short-term capital gain or loss depending on the holding period. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to a SAR.
Restricted Shares.    The award of restricted shares will not result in taxable income to the participant, and we will not be entitled to take a deduction, at the time of grant unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is not made, upon the lapse of the restrictions upon restricted shares, the participant will recognize ordinary income in the amount equal to the fair market value of the shares at the time the restricted shares vest (less any amount paid for the shares), and we will be entitled to a deduction for the same amount.
Prior to the lapse of the restrictions on restricted shares, any dividends received on such shares will be treated as ordinary income to the participant. If an election under Section 83(b) of the Code is made within 30 days after receipt of restricted shares, the participant will recognize ordinary income in the year that the restricted shares are awarded in an amount equal to the fair market value of the shares on the date of such award determined as if the restricted shares were not subject to restrictions, and we will be entitled to a deduction for the same amount. If the election is made, the participant will not recognize income at the time that the restrictions actually lapse. Any dividends received after the election is made generally will constitute qualified dividend income. If the restricted shares subject to the election are subsequently forfeited, the participant will not be entitled to a deduction or tax refund. Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to vested restricted shares.
Restricted Share Units.    With respect to a grant of restricted share units, the participant will recognize ordinary income on the amount of cash (for units payable in cash) or the fair market value of the common stock (for units settled in stock) at the time such payments are made available to the participant under the terms of the restricted share unit award, and we will be entitled to a deduction for the same amount. The participant also is subject to capital gains treatment on the subsequent sale of any shares acquired through the vesting of restricted share units. For this purpose, the participant's basis in the common stock is his or her fair market value at the time the restricted share units become vested (unless delivery of the shares has been validly deferred). Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to restricted share units.
Performance Awards.    A participant will not recognize income, and we will not be entitled to take a deduction, upon the grant of performance awards unless the participant makes an election under Section 83(b) of the Code to be taxed at the time of the grant. A Section 83(b) election may not be available with respect to certain forms of performance awards. With respect to performance awards settled in shares, participants will recognize ordinary income equal to the fair market value of the shares received as the performance goals are met and such shares vest, less any amount paid by the participant for the performance shares. With respect to performance awards settled in cash, participants will recognize ordinary income in such amount at the time the performance goals are attained and the payments are made available to the participant. Any additional gain or loss recognized upon the later disposition of shares acquired upon the vesting of performance awards will be capital gain or loss, which may be long- or short-term capital gain or loss depending on the holding period. Unless a participant makes a Section 83(b) election, the participant's basis in the stock will be its fair market value at the time the performance goals are met and the performance shares become vested. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to a performance award.
Section 162(m).    Section 162(m) of the Code generally disallows a public company's tax deduction for compensation paid in excess of $1.0 million in any tax year to its chief executive officer and certain other most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1.0 million deduction limit and therefore remains fully deductible by the company that pays it. We generally intend that, except as otherwise determined by the Compensation Committee, performance awards and stock options granted with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock at the date of grant to employees the Compensation Committee expects to be named executive officers at the time a deduction arises in connection with such awards, will qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations. The Compensation Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code, however, if such limitation is not in the best interests of us and our stockholders and the Compensation Committee may take actions that could cause compensation that was otherwise intended to qualify as “performance-based compensation” to no longer so qualify if it determines that doing so is in our best interests.
Substitute Payments.    Substitute payments for dividends made to participants with respect to restricted shares or certain performance awards payable in our stock will be taxed as ordinary income to the participant until the shares vest. After vesting, dividend payments may be qualified dividend income subject to a current maximum federal tax rate of 15% provided that the stockholder meets certain other requirements with respect to those shares. If a participant makes a Section 83(b) election with respect to restricted shares or certain eligible performance awards, these payments may be qualified dividend income, provided that the other requirements are met. We recommend that participants consult with their tax advisors to determine whether such dividends are qualified dividend income.
Section 409A.    Section 409A of the Code provides generally that nonqualified deferred compensation that does not meet certain requirements will subject the recipients of such compensation to accelerated taxation, enhanced underpayment interest and an additional twenty percent tax. Although we intend to administer the Equity Incentive Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, we do not warrant that any award under the Equity Incentive Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. We will not be liable to any participant for any tax, interest, or penalties that such participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the Equity Incentive Plan.
New Plan Benefits
Any future awards granted to eligible participants under the Equity Incentive Plan will be subject to the discretion of the Compensation Committee and, therefore, the number of awards that will be granted under the Equity Incentive Plan is not determinable at this time.
The Board recommends a vote “FOR” Proposal 4 to approve the United Natural Foods, Inc. Amended and Restated 2012 Equity Incentive Plan. Proxies received by the Board will be voted “FOR” the proposal unless a contrary choice is specified in the proxy.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth, as of August 1, 2015, certain information with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)
Plans approved by stockholders	1,065,748	(1)	$46.97	(1)	761,493	(2)
Plans not approved by stockholders	80,978	(3)	—	(3)	—
Total	1,146,726		$46.97		761,493

(1)
Includes 218,781 restricted stock units under the Original Plan, 38,101 performance-based restricted stock units under the Original Plan and 134,959 stock options under the Original Plan, 364,350 restricted stock units under the 2004 Plan, 95,775 stock options under the 2004 Plan, 207,782 stock options under the 2002 Stock Incentive Plan and 6,000 stock options under the 1996 Stock Option Plan. Restricted stock units and performance stock units do not have an exercise price because their value is dependent upon continued employment over a period of time or the achievement of certain performance goals, and are to be settled for shares of common stock. Accordingly, they have been disregarded for purposes of computing the weighted-average exercise price.

(2)
All shares were available for issuance under the Original Plan. The Original Plan authorizes grants in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units or a combination thereof but includes limits on the number of awards that may be issued in the form of restricted shares or units. The number of shares remaining available for future issuances assumes that, with respect to outstanding performance-based restricted stock units, the vesting criteria will be achieved at the target level.

(3)
Consists of phantom stock units outstanding under the United Natural Foods Inc. Deferred Compensation Plan. Phantom stock units do not have an exercise price because the units may be settled only for shares of common stock on a one-for-one basis at a future date as outlined in the plan.

PROPOSAL 5—STOCKHOLDER PROPOSAL ON POLICY REGARDING LIMITATIONS ON ACCELERATED VESTING OF EQUITY AWARDS OF SENIOR EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL
We have been advised that the Teamsters General Fund of the International Brotherhood of Teamsters, 25 Louisiana Avenue, NW, Washington, DC 20001, beneficial owner of no less than 185 shares of common stock, intends to present the following proposal for consideration at the annual meeting. The proponent's resolution and supporting statement are quoted verbatim below. We are not responsible for the content of the proponent's proposal or supporting statement.
Proponent’s Proposal and Supporting Statement
RESOLVED: The shareholders ask the board of directors of United Natural Foods, Inc.,to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the board's Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer's termination, with such qualifications for an award as the Committee may determine.
For purposes of this Policy, "equity award" means an award granted under an equity incentive plan as defined in Item 402 of the SEC's Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2015 annual meeting.
SUPPORTING STATEMENT: United Natural Foods, Inc., ("Company") allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive's performance.
According to last year's proxy statement, a termination and change in control as of August 2, 2014 could have accelerated the vesting of more than $7 million worth of long-term equity to five of the Company's senior executives, with Steven L. Spinner, President and CEO, entitled to $2.7 million in addition to other payments.
We are unpersuaded by the argument that executives somehow "deserve" to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a "pay for performance" philosophy worthy of the name.
We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.
Other major corporations, including: Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as, providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one-third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.
We urge you to vote FOR this proposal.
The Company’s Statement in Opposition to Proposal 5
The Board and the Nominating and Governance Committee, with input from the Board’s Compensation Committee, have carefully considered the proposal submitted by the Teamsters General Fund of the International Brotherhood of Teamsters (the “Teamsters”) and believe that its adoption is not in the best interests of the Company or its stockholders. For the reasons discussed below, the Board opposes this stockholder proposal and unanimously recommends that stockholders vote “AGAINST” the stockholder proposal.
Existing Use of Double Trigger Vesting. For all our employees who participate in our equity plans, including our senior executive officers, we utilize a “double-trigger” mechanism for accelerating the vesting of equity awards upon a change in control. As applicable in the case of our equity plans, double-trigger acceleration requires both the occurrence of a change in control and a termination of employment within one year following such change in control. None of our senior executive officers are parties to an equity award agreement with us that requires the automatic vesting of any equity award solely upon the consummation of a change in control. The Board believes that its current practice of using double-trigger acceleration of vesting of equity awards is appropriate and in the best interest of the Company and its stockholders as it would help prevent the loss of key personnel in a change in control situation and is consistent with the practices of numerous publicly traded companies, including many of those with whom we compete for talent and against whom we evaluate our performance. The proponent’s proposal seeks to substitute the Board’s ability to exercise its informed business judgment to determine whether, and on what conditions, the acceleration of vesting of equity awards is in our and our stockholders best interest with the proponent’s view that the amount of time a senior executive officer is employed represents the extent to which an equity award is “earned”.
Stockholders Endorse UNFI’s Pay-For-Performance Program. The compensation of our named executive officers was approved by holders of more than 98%, and 97%, respectively of the votes cast at each of our two most recent annual meetings of stockholders, and the 2012 Equity Plan, which includes provisions for the acceleration of vesting of equity awards issued to our senior executive officers upon a termination of these individuals’ employment following a change in control, was approved by holders of more than 88.7% of the votes cast at our 2012 annual meeting of stockholders. The Board believes that our stockholders have had, and will continue to have, the opportunity to provide holistic feedback on our compensation practices.
A significant portion of our senior executive officers’ compensation opportunity is provided in the form of equity awards that vest either over a period of up to four years of continued employment or upon the achievement of rigorous performance-related metrics. This equity-based compensation only has value if vesting of the award occurs, and these equity awards support the achievement of our business strategies and goals in a manner that is consistent with the pay-for-performance philosophy favored by the Board and Compensation Committee. Evidencing this philosophy is the fact that despite solid underlying corporate performance none of our senior executives vested in their two-year, long-term performance unit awards granted in fiscal 2014 and tied to fiscal 2015 performance and Mr. Spinner did not vest in his one-year performance unit award granted in fiscal 2015 tied to fiscal 2015 performance because, in each case, of the failure to achieve the performance metrics of these performance awards as described in more detail above under the caption “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of our Executive Compensation Program - Performance-Based Vesting Restricted Stock Units - Settlement of Fiscal 2014 Awards”.
Executives Aligned with Stockholders in Possible Change in Control Transaction. The Board believes that our existing practice of using double-trigger acceleration of vesting of equity awards aligns the interest of our senior executive officers with those of our stockholders and will incentivize our senior executive officers to remain objective, avoid conflicts of interest and stay focused on executing a strategic change that maximizes stockholder value in a change in control situation. We believe that our existing double-trigger acceleration of vesting practice will motivate our employees, including our senior executive officers, to continue to work for us, even if they perceive that a change in control is imminent, which prevents the potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change in control transaction that would benefit our stockholders. The risk of job loss, coupled with the loss of significant equity awards, may present an unnecessary distraction for our senior executive officers and could lead to our senior executive officers beginning to seek new employment while a change in control transaction is being negotiated or is pending. The Board believes that the proponent’s proposal, which would have us adopt a policy under which equity awards of senior executive officers would vest on an accelerated basis using a vague, pro rata formula, would frustrate our retention objectives in a change in control situation. Moreover, the proponent’s proposal, where senior executive officers would be treated significantly worse than other employees who participate in our equity plans, serves no legitimate stockholder interest and undermines the objectives discussed above for the individuals most at risk of departure in connection with a potential change in control.
Competitive Disadvantage of Proponent’s Proposal. From a competitive standpoint, we are mindful of the acceleration practices of other publicly traded companies with whom we compete for talent, unlike the proponent who cites seven companies that have considerably larger market capitalizations than us (and thus are, we believe, highly unlikely to experience a change in control) and compete in the technology and petrochemical industries. Based on publicly available information, a significant majority of the public companies against whom we have historically compared our performance (and we believe the majority of public companies generally) do not restrict the acceleration of vesting of equity awards in connection with a termination following a change in control. In fact, some of the companies against whom we have historically compared our performance utilize a “single-trigger” acceleration mechanism, which allows for acceleration of vesting of equity awards upon a change in control without the requirement of a termination of employment. The Board believes that limiting our existing practice of using double-trigger acceleration of vesting of equity awards could significantly disadvantage us from recruiting and retaining key executives, particularly in light of the practices of other companies with whom we compete for talent.
Finally, the Board believes it is worth noting that the stockholders considered a substantially identical proposal from the proponent at our annual meetings held in December 2014 and December 2013, and holders of more than 68.7% and 67.2%, respectively, of the votes cast voted against the proposal.
The Board unanimously recommends that stockholders vote “AGAINST” this stockholder proposal. Proxies received by the Board will be voted “AGAINST” the proposal unless a contrary choice is specified in the proxy.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock ("Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during the fiscal year ended August 1, 2015, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with except that Steven Spinner inadvertently was late filing a report on Form 5 for fiscal 2013 and 2014.
Stockholder Proposals for the 2016 Annual Meeting of Stockholders
Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2016 Annual Meeting of Stockholders must be submitted to our corporate secretary, Joseph J. Traficanti, at 313 Iron Horse Way, Providence, Rhode Island 02908, no later than the close of business on July 9, 2016. We strongly encourage stockholders interested in submitting a proposal to contact legal counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.
Our bylaws establish an advance notice procedure with regard to stockholder proposals and director nominations. If a stockholder wishes to present a proposal before the 2016 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement, such stockholder must give written notice to our corporate secretary at the address noted above. Our corporate secretary must receive such notice not less than 90 days nor more than 120 days prior to the 2016 Annual Meeting of Stockholders. The stockholder's submission must include certain specified information concerning the proposal and the stockholder, including such stockholder's ownership of our common stock, as described in more detail in our bylaws. As we will not entertain any proposals at the annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal.
THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING IN PERSON OR ON THE INTERNET THROUGH A VIRTUAL WEB CONFERENCE. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS OF RECORD, OR BENEFICIAL STOCKHOLDERS NAMED AS PROXIES BY THEIR STOCKHOLDERS OF RECORD, WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND CAST THEIR VOTES DURING THE MEETING OR ELECTRONICALLY OVER THE INTERNET THROUGH THE VIRTUAL ANNUAL MEETING.

By Order of the Board of Directors,
Michael S. Funk,
Chair of the Board
November 6, 2015

UNITED NATURAL FOODS, INC.
AMENDED AND RESTATED
2012 EQUITY INCENTIVE PLAN

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UNITED NATURAL FOODS, INC.
AMENDED AND RESTATED
2012 EQUITY INCENTIVE PLAN

Section 1.	Purpose.

This plan shall be known as the “The United Natural Foods, Inc. Amended and Restated 2012 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of United Natural Foods, Inc. (the “Company”) and its stockholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act; and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

2.2“Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

2.3“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

2.4“Board” means the Board of Directors of the Company.

2.5“Cause” means, unless otherwise defined in the applicable Award Agreement, (i) conviction of the Participant under applicable law of a felony or any misdemeanor involving moral turpitude; (ii) unauthorized acts intended to result in the Participant’s personal enrichment at the material expense of the Company or a Subsidiary or Affiliate; or (iii) any violation of the Participant’s duties or responsibility’s to the Company or a Subsidiary or Affiliate which constitutes willful misconduct or dereliction of duty. For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

2.6“Change in Control” means, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:

(a)any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan maintained by the Company or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the total combined voting power of the Company's then-

outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders and which the Board does not recommend such stockholders to accept;

(b)a majority of directors, whose election or nomination for election is not approved by a majority of the members of the Incumbent Board then serving as members of the Board, are elected within any single 24-month period to serve on the Board; or

(c)consummation of:

(i)    a merger, consolidation or reorganization involving the Company, unless:
(A)    the stockholders of the Company, immediately before the merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 75% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

(B)    individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the board of directors of the surviving corporation immediately following such merger, consolidation or reorganization; and

(C)    no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or (III) any person who, immediately prior to such merger, consolidation or reorganization, had beneficial ownership of securities representing 25% or more of the combined voting power of the Company's then-outstanding securities) has beneficial ownership of securities immediately following such merger, consolidation or reorganization representing 25% or more of the combined voting power of the surviving corporation's then outstanding voting securities;

(ii) a complete liquidation or dissolution of the Company; or

(iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

For purposes of the definition of Change in Control, “Incumbent Board” means those persons who either (A) have been members of the Board since the Effective Date or (B) are new directors whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least three-fourths of the members of the Board then in office who either were directors described in clause (A) hereof or whose election or nomination for election was previously so approved, provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been so approved for purposes of this definition.

Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, with respect to Awards subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

2.7“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8“Committee” means a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and

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Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m), and (iii) “independent” within the meaning of the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC.

2.9“Consultant” means any consultant to the Company or its Subsidiaries or Affiliates.

2.10“Covered Officer” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

2.11“Director” means a member of the Board.

2.12“Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan. With respect to Awards subject to Section 409A of the Code, unless otherwise defined in the applicable Award Agreement, the term “Disability” shall have the meaning set forth in Section 409A of the Code.

2.13“Early Retirement” means, unless otherwise provided in the applicable Award Agreement, retirement of a Participant with the express consent of the Committee at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

2.14“Effective Date” has the meaning provided in Section 16.1 of the Plan.

2.15“Employee” means a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

2.16“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17“Fair Market Value” with respect to the Shares, means, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the Nasdaq Stock Market, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method (as applicable), by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

2.18“Full Value Award Cap” has the meaning provided in Section 4.1 of the Plan.

2.19“Good Reason” means, unless otherwise provided in an Award Agreement, (i) the assignment of duties to a Participant following a Change in Control that are materially adversely inconsistent with the Participant’s duties immediately prior to a Change in Control, and failure to rescind such assignment within thirty (30) days of receipt of notice from the Participant; (ii) a material reduction in a Participant’s title, authority or reporting status following a Change in Control as compared to such title, authority or reporting status immediately prior to a Change in Control, (iii) a relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than fifty (50) miles from the location at which the Participant performed such duties prior to the Change in Control; (iv) a reduction in the Participant’s base salary as in effect immediately prior to a Change in Control or the failure of the Company to pay or cause to be paid any compensation or benefits when due, and failure to restore such annual base salary or make such payments within five (5) days of receipt of notice from the Participant; or (v) the failure to include the Participant in any new employee benefit plans proposed by the Company or a material reduction in the Participant’s level of participation in any existing plans of

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any type; provided that a Company-wide reduction or elimination of such plans shall not constitute “Good Reason” for purposes of this Plan.

2.20“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.

2.21“Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

2.23“Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

2.24 “Normal Retirement” means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.

2.25“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.26“Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

2.27“Other Stock-Based Award” means any Award granted under Sections 9 or 10 of the Plan. For purposes of determining the number of Awards granted hereunder in relation to the Full Value Award Cap set forth in Section 4.1 hereof, an Other Stock-Based Award that is not settled in cash shall be treated as a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

2.28“Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

2.29“Participant” means any Employee, Director, Consultant or other person who receives an Award under the Plan.

2.30“Performance Award” means any Award granted under Section 8 of the Plan. For purposes of determining the number of Awards granted hereunder in relation to the Full Value Award Cap set forth in Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

2.31“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.32“Restricted Share” means any Share granted under Sections 7 to 10 of the Plan.

2.33“Restricted Share Unit” means any unit granted under Sections 7 to 10 of the Plan.

2.34“Retirement” means Normal or Early Retirement.

2.35“SEC” means the Securities and Exchange Commission or any successor thereto.

2.36“Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

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2.37“Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

2.38“Separation from Service” or “Separates from Service” shall have the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.39“Shares” means shares of the common stock, par value $0.01 per share, of the Company, or any security into which such shares may be converted by reason of any event of the type referred to in Sections 4.2, 13.3, and 14.3.

2.40“Share Reserve” has the meaning set forth in Section 4.1 hereof.

2.41“Specified Employee” has the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.42“Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price.

2.43“Subsidiary” means any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

2.44“Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3.	Administration.

3.1.Authority of Committee. The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full and final power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to: (i) designate Participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan; (iii) determine the type or types of Awards to be granted to a Participant; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (v) determine the timing, terms, and conditions of any Award; (vi) accelerate the time at which all or any part of an Award may be settled or exercised; (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate; (x) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate, including whether such separation occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a Separation from Service; (xii) interpret and administer the Plan and any instrument or agreement

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relating to, or Award made under, the Plan; (xiii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xv) adopt special guidelines and provisions for Persons who are residing in, employed in or subject to the taxes of any domestic or foreign jurisdiction to comply with applicable tax and securities laws of such domestic or foreign jurisdiction; and (xvi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement related thereto or make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2    Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3    Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section 16.

3.4    No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4.	Shares Available for Awards.

4.1    Shares Available. Subject to the provisions of Section 4.2 below, the maximum aggregate number of Shares reserved and available for distribution under the Plan shall not exceed the sum of (i) 2,000,000 Shares, plus (ii) the number of shares available for grant under the Plan as of the end of the day that is the effective date of the amendment and restatement of this Plan (such aggregate amount, the "Share Reserve"). The number of Shares with respect to which Incentive Stock Options may be granted under this Plan shall be no more than 250,000. Subject to the application of the last sentence of this Section 4.1, the maximum number of Awards that the Company may issue from the Share Reserve as Restricted Stock Awards and Restricted Stock Unit Awards shall be 1,750,000 (the “Full Value Award Cap”). If any Award granted under this Plan (whether before or after the Effective Date of this Plan) shall expire, terminate, be settled in cash or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the Share Reserve, to the extent of any such forfeiture, termination, settlement, expiration or cancellation, shall be added back to the Share Reserve. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, if an Option or SAR is exercised, in whole or in part, by tender of Shares, or if the Company’s tax withholding obligation for any Award (including Awards granted prior to the Effective Date) is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 4.1 shall be the number of Shares that were subject to the Award or portion thereof, and not the net number of Shares actually issued and any SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon the settlement of the SAR. Any Shares that again become available for grant pursuant to this Section shall be added back to the Full Value Award Cap if the original Award of such Shares was a Restricted Stock Award or Restricted Stock Unit Award (or treated as such

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hereunder).

4.2    Adjustments. Without limiting the Committee’s discretion as provided in Section 13 hereof, if there shall occur any change in the capital structure of the Company by reason of any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event having an effect similar to the foregoing, affects the Shares, then the Committee shall, in an equitable and proportionate manner as determined by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, including the Full Value Award Cap; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement or dilution of rights and benefits under such Awards.

4.3    Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

4.4    Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.	Eligibility.

Any current or prospective Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10, provided further that the vesting and exercise of an Award to a prospective Employee, Director or Consultant are conditioned upon such individual attaining such status.

Section 6.	Stock Options and Stock Appreciation Rights.

6.1    Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the Option Price or Grant Price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. An Employee who has been granted an Option under the Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and

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Subsidiaries) exceeds $100,000, or if Options fail to qualify as Incentive Stock Options for any other reason, such Options shall constitute Non-Qualified Stock Options.

6.2    Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date such Option is deemed to have been granted pursuant to Section 6.1, and the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date such SAR is deemed to have been granted pursuant to Section 6.1. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARS, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) lower the Option Price of an Option after it is granted, (ii) lower the Grant Price of an SAR after it is granted, (iii) cancel an Option when the Option Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award) and grant substitute Options with a lower Option Price than the cancelled Options, (iv) cancel an SAR when the Grant Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (v) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s stockholders.

6.3    Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4    Exercise.

(a)    Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. The Committee may provide, at or after the grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b)    The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

(c)    An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.  Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option or SAR the Fair Market Value of one Share exceeds the Option Price or Grant Price, as applicable, of such Award by an amount as may be determined by the Committee, the Participant has not exercised the Option or SAR and the Option or SAR has not otherwise expired, the Option or SAR shall be deemed to have been exercised by the

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Participant on such day with payment of the Option Price made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes, and any fractional Share shall be settled in cash; and in the case of an SAR, the net number of Shares that the Participant would have received had the Participant actually exercised such SAR on such date.

(d)    Payment of the Option Price shall be made in (i) cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes (which taxes may be satisfied in accordance with Section 15.6 of the Plan), such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes (which taxes may be satisfied in accordance with Section 15.6). Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a method set forth in subsection (iv) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(e)    At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5    Separation from Service. Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award (or if later, the date on which the Participant first became an Employee, Director or Consultant) and ending on the date of exercise of such Award the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement, except as provided in Section 6.4(a).

6.6    Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

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Section 7.	Restricted Shares and Restricted Share Units.

7.1    Grant.

(a)    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b)    Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time (which shall be not less than one year for Participants other than Non-Employee Directors and Outside Directors) during which the Participant receiving such Award must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions (including, but not limited to, performance goals based on the criteria listed in Section 11 of the Plan) that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2    Delivery of Shares and Transfer Restrictions.

(a)    At the time a Restricted Share Award is granted, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant receiving such Award. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant receiving such Award subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b)    Unless otherwise provided in the applicable Award Agreement, the Participant receiving an Award of Restricted Shares shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the

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Shares shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.

7.3    Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form). The Company shall have the right to repurchase Restricted Shares at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) in the event that conditions specified in the Award Agreement with respect to such Restricted Shares are not satisfied prior to the end of the applicable restricted period.

7.4    Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units may be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents shall be currently paid on Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8.	Performance Awards.

8.1    Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

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8.3    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Except as otherwise determined by the Committee at or after grant, Separation from Service prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9.	Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10.	Non-Employee Director and Outside Director Awards.

10.1    Non-Employee Director Awards. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2    Outside Director Awards. The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

10.3     Equity Limits to Directors. Notwithstanding anything in the Plan to the contrary, the maximum number of Shares subject to Awards granted during any 12-month period to any Outside Director shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Plan on certain Awards) (the "Director Limit").  The Board may not, without the approval of the stockholders, increase the Director Limit.

Section 11.	Provisions Applicable to Covered Officers and Performance Awards.

11.1    Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2    The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a)    earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation;

(b)    net sales;

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(c)    operating (or gross) income or profit;

(d)    pretax income before allocation of corporate overhead and/or bonus;

(e)    operating efficiencies;

(f)    operating income as a percentage of net sales;

(g)    return on equity, assets, capital, capital employed or investment;

(h)    after tax operating income;

(i)    net income;

(j)    earnings or book value per Share;

(k)    financial ratios;

(l)    cash flow(s);

(m)    total sales or revenues or sales or revenues per employee;

(n)    capital expenditures as a percentage of net sales;

(o)    total operating expenses, or some component or combination of components of total operating expenses, as a percentage of net sales;

(p)    stock price or total stockholder return, including any comparisons with stock market indices;

(q)    appreciation in or maintenance of the price of the common stock or any publicly-traded securities of the Company;

(r)    dividends;

(s)    debt or cost reduction;

(t)    comparisons with performance metrics of peer companies;

(u)    comparisons of Company stock price performance to the stock price performance of peer companies;

(v)    strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, meeting or reducing budgeted expenditures, attaining division, group or corporate financial goals, meeting business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and meeting goals relating to acquisitions, joint ventures or collaborations or divestitures;

(w)    economic value-added models; or

(x)    any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based

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measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any items that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action or (vii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; provided that the Committee commits to make any such adjustments within the 90 day period set forth in Section 11.4.

11.3    With respect to any Covered Officer: (a) the maximum number of Shares in respect of which all Performance Awards may be granted in any fiscal year under Section 8 of the Plan is 125,000; (b) the maximum amount of all Performance Awards that are settled in cash and that may be granted in any fiscal year under Section 8 of the Plan is $2,500,000; and (c) the maximum number of all Shares in respect of which Options or SARs (taken together) may be granted in any fiscal year under the Plan is 150,000. The individual Covered Officer limitations set forth in this Section 11.3 shall be cumulative; that is, to the extent that Shares or cash for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in that fiscal year (such shortfall, the “Shortfall Amount”), the number of Shares (or amount of cash, as the case may be) available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until the earlier of the time the Shortfall Amount has been granted to the Participant, or the end of the third fiscal year following the year to which such Shortfall Amount relates (determined on a “first-in-first-out” basis).

11.4    In the case of grants of Performance Awards with respect to which compliance with Section 162(m) is intended, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5    Unless otherwise expressly stated in the relevant Award Agreement, each Performance Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12.	Separation from Service.

12.1    The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, including for Good Reason, or by reason of death, Disability, Early Retirement or Normal Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

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12.2    Unless otherwise provided in this Plan, an Award Agreement, or by a contractual agreement between the Company or a Subsidiary and a Participant, if a Participant’s employment with or service to the Company or a Subsidiary terminates before the restrictions imposed on the Award lapse, the performance goals have been satisfied or the Award otherwise vests, such Award shall be forfeited.

Section 13.	Change in Control.

13.1    Certain Terminations. Unless otherwise provided by the Committee, or in an Award Agreement or by a contractual agreement between the Company or a Subsidiary and a Participant, if, within twelve months after the Company obtains actual knowledge that a Change in Control has occurred, a Participant’s employment with or service to the Company or a Subsidiary or Affiliate (or any of their successors) is terminated for any reason, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted.

13.2    Accelerated Vesting. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion, provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. In the event of a Change of Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

13.3    Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may (in accordance with Section 409A, to the extent applicable), without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must grant the rights set forth in Section 13.1 to the Participant in respect of such assumed Awards. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control.

13.4    Cash-Out of Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share including pursuant to Section 13.2 subject to such Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as

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practicable following the date of the Change in Control and may be paid in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.5    Performance Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable. In the absence of such a determination, any Performance Awards relating to performance periods that will not have ended as of the date of a Change in Control shall be terminated and canceled for no further consideration.

Section 14.	Amendment and Termination.

14.1    Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2    Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3    Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

14.4    Foreign Employees. In order to facilitate the making of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

Section 15.	General Provisions.

15.1    Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise

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transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.

15.2    Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards. Notwithstanding the foregoing, with respect to an Award subject to Section 409A of the Code, the payment, deferral or crediting of any dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.

15.3.     Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

15.4    No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5    Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6    Tax Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such

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Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered (including, but not limited to, through an online equity incentive plan management portal) to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8    Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

15.9    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10    No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.12    Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13    Other Laws. The Company will not be obligated to issue, deliver or transfer any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered pursuant to the Plan until: (a) all conditions of the applicable Award Agreement have been met or removed to the satisfaction of the Committee; (b) all other legal

18

matters, including receipt of consent or approval of any regulatory body and compliance with any state or federal securities or other law, in connection with the issuance and delivery of such Shares have been satisfied; (c) the Participant or holder or beneficiary of the Shares or Award has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of any state or federal securities or other law; and (d) such issuance would not entitle the Company to recover amounts under Section 16(b) of the Exchange Act from such Participant or holder or beneficiary of the Shares or Award. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue the Shares as to which such requisite authority shall not have been obtained.

15.14    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.15    Clawback. Each Award granted to a Participant under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or the Nasdaq Stock Market.

15.16    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.	Term of The Plan.

16.1    Effective Date. The Plan shall be effective, and will amend and restate the previously effective plan, upon the date that it is adopted by the Board (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders at a meeting duly held in accordance with applicable law within twelve (12) months following the Effective Date. Upon such approval of the Plan, all Awards granted under the Plan on or after the Effective Date shall be fully effective as if such approval had occurred on the Effective Date. If the Plan is not approved as set forth in this section, any Awards granted under the Plan shall be null and void and of no effect.

16.2    Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

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UNITED NATURAL FOODS, INC.
313 IRON HORSE WAY
PROVIDENCE, RI 02908
ATTN: MICHAEL ZECHMEISTER

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 7:00 P.M. Eastern Time the day before the Meeting date. Have your Notice of Proxy Availability or proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/unfi2015**

You may attend the Meeting on December 16, 2015 on the Internet at the website above and vote during the Meeting. Have the information that is printed in the box marked by the arrow on the Notice regarding availability of Proxy Materials separately sent to you available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 7:00 P.M. Eastern Time the day before the Meeting date. Have your Notice of Proxy of Availability or proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M97041-P69793 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITED NATURAL FOODS, INC.

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
1. Election of eight nominees as directors to serve until the 2016 annual meeting of stockholders.			
1a. Eric F. Artz	☐	☐	☐
1b. Ann Torre Bates	☐	☐	☐
1c. Denise M. Clark	☐	☐	☐
1d. Michael S. Funk	☐	☐	☐
1e. Gail A. Graham	☐	☐	☐
1f. James P. Heffernan	☐	☐	☐
1g. Peter A. Roy	☐	☐	☐
1h. Steven L. Spinner	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

The Board of Directors recommends you vote AGAINST proposal 5:

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the 2015 Annual Report to Stockholders, which contains our Annual Report on Form 10-K, are available at www.proxyvote.com.

M97042-P69793

UNITED NATURAL FOODS, INC.
Annual Meeting of Stockholders
December 16, 2015 4:00 PM EST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Steven L. Spinner and Michael P. Zechmeister as proxies, each with the power to appoint his substitute, and hereby authorize(s) Steven L. Spinner and Michael P. Zechmeister to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of UNITED NATURAL FOODS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, December 16, 2015 at 4:00 PM eastern standard time at the Radnor Hotel, 591 Lancaster Ave, Wayne, PA 19087, and any adjournments and postponements of the annual meeting, and on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/unfi2015.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS, FOR EACH OF PROPOSALS 2, 3 AND 4, AGAINST PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Continued and to be marked, signed and dated on reverse side